As Filed with the Securities and Exchange Commission on February 5, 2009
Registration No. 333-155175

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

DB-NEW YORK NUCLEAR URANIUM FUND
(Registrant)
(Exact name of registrant as specified in its charter)
Delaware (State of Organization)	6799 (Primary Standard Industrial Classification Number)	32-0216094
(I.R.S. Employer Identification Number)

c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-5883		Kevin Rich c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-5883
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Schmidtberger, Esq. James C. Munsell, Esq. Sidley Austin llp 787 Seventh Avenue New York, New York 10019

Approximate date of commencement of proposed sale to the public:
As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_]	Accelerated filer [_]

Non-accelerated filer (Do not check if a smaller reporting company) [X]	Smaller reporting company [_]

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2),(3)	Amount of Registration Fee(4)
Common Units of Beneficial Interest	40,000,000	$25.00	$1,000,000,000	$39,300

(1)  Includes [_______] Shares subject to the Underwriters’ over-allotment option.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3)  The proposed maximum aggregate offering has been calculated assuming that all Shares are sold during the initial offering at a price of $25 per Share.
(4)  The Shares were registered and the registration fee in respect thereof was paid on November 7, 2008.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated February 5, 2009
DB-NEW YORK NUCLEAR URANIUM FUND
40,000,000 Common Units of Beneficial Interest

DB-New York Nuclear Uranium Fund, or the Fund, is organized as a Delaware statutory trust.  DB Commodity Services LLC serves as the managing owner, or Managing Owner, of the Fund.  The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund.  The Fund initially is offering 4,000,000 Shares at $25.00 per share through a group of underwriters led by [______].  Until the completion of this offering, no Shares will be outstanding.  After the commencement of the Fund’s business, the Fund will offer Shares on a continuous basis in blocks of 200,000 Shares, or a Basket, through a selling agent to certain eligible financial institutions, called Authorized Participants, acting on behalf of certain eligible purchasers, called Authorized Creators, at net asset value per Basket, calculated in accordance with the Blended Financial Value Index, or the BFV Index, generally as of the opening of business on the first Business Day (as defined herein) of each calendar quarter or on such other days as the Managing Owner, in its sole discretion, may allow, or a Subscription Date.  Shares may be redeemed in Baskets through the selling agent by Authorized Participants acting on behalf of certain eligible redeemers, called Authorized Redeemers, at net asset value per Basket, calculated in accordance with the BFV Index, generally as of the close of business on the last Business Day of each calendar quarter or on such other days as the Managing Owner, in its sole discretion, may allow, or a Redemption Date.

The Fund’s purpose is to provide investors with a cost-effective investment vehicle that holds uranium oxide concentrates, referred to as either Uranium or U3O8.  An Authorized Creator or Authorized Redeemer refers to an entity that is approved by the Managing Owner and is also a duly licensed utility or generating company operating nuclear reactors, a duly licensed Uranium miner, converter, enricher or fabricator, or another entity that the Managing Owner, in its sole discretion, determines to be an established business in the nuclear fuel cycle or a broker or dealer in nuclear fuel.  The Fund will acquire holdings of Uranium and process creation and redemption transactions, but will not actively trade or speculate with regard to short-term changes in the price of Uranium, so that the net asset value per Share will reflect the price of Uranium, less the Fund’s expenses and liabilities.  The Fund’s only assets will be title to physical Uranium and cash to meet fees and expenses.  After commencement of the Fund’s business, the Fund will not purchase Uranium with cash.  During the continuous offering, the Fund will increase its Uranium holdings only through contributions of Uranium by Authorized Participants who act on behalf of Authorized Creators.  For U.S. nuclear regulatory purposes, the Fund will not receive, possess, deliver, use, or transfer Uranium.

The Shares will trade on the NYSE Arca under the symbol “NUK.”

Except when aggregated in Baskets, the Shares are not redeemable securities.  Shares may be redeemed only by Authorized Redeemers acting through an Authorized Participant.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 26.
•	Trading in the Shares may be volatile and movements in market prices could cause large losses.
•	You could lose all or substantially all of your investment.
•
All investors incur fees in connection with their investment in Shares including an asset-based management fee, Uranium Account Administrator fees, and Storage Facility fees.  If the aggregate daily net asset value of the Fund exceeds $500 million, investors will also incur initial organization and offering expenses and ordinary ongoing expenses.  The Managing Owner expects that investors will incur approximately [___]%, [___]% and [___]% of the Fund’s net asset value per annum in fees, if the aggregate daily net asset value of the Fund is up or equal to $500 million, is greater than $500 million and up or equal to $2 billion, or is greater than $2 billion, respectively.

Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create.  Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer.  Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.  Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.  An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.  The Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.  While the Managing Owner is a commodity pool operator that is registered as such with the Commodity Futures Trading Commission, or the CFTC, the Fund is not a “pool” within the meaning of Rule 4.10(d) under the Commodity Exchange Act, or the CEA, and the Managing Owner is not required to, and will not, operate the Fund in compliance with the Part 4 regulations of the CFTC under the CEA.  The Shares are neither interests in nor obligations of any of the Managing Owner, the Trustee, or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
	Per Share	Total
INITIAL OFFERING: (1)
Public Offering Price	$25.00	$100,000,000
Underwriting Discounts and Commissions	$0.50	$2,000,000
Proceeds, before expenses, to the Fund(2)	$24.50	$98,000,000
CONTINUOUS OFFERING:
Public Offering Price	Net asset value
Underwriting Discounts and Commissions	Up to 3%
Proceeds, before expenses, to the Fund		Not less than 97%

(1)
The Fund has granted the Underwriters a [__] day option to purchase up to [____] additional Shares at the Public Offering Price less the Underwriting Discounts and Commissions, solely to cover over-allotments, if any. If such option is exercised in full, the total Public Offering Price, Underwriting Discounts and Commissions and Proceeds, before expenses, to the Fund will be $[____], $[____] and $[____], respectively. See “Underwriting.”

(2)
Total expenses of issuance and distribution (other than underwriting discounts and commissions) and procurement of the Initial Supply of Uranium are estimated to be $1,000,000.  Therefore, proceeds to the Fund, after procurement of the Initial Supply of Uranium, are estimated to be $97,000,000.

The Underwriters expect to deliver the Shares to purchasers on or about [____], 2009.

[INSERT NAME OF UNDERWRITERS]
[_____] [__], 2009

NOTICES TO ALL INVESTORS

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND.  YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC.  YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C.  PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE FUND WILL BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

_____________________

REGULATORY NOTICES

NO DEALER, UNDERWRITER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS, THE SELLING AGENTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN:  “DB-NEW YORK NUCLEAR URANIUM FUND IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

____________________

AUTHORIZED PARTICIPANTS AND SELLING AGENTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES.  SEE “PLAN OF DISTRIBUTION DURING CONTINUOUS OFFERING PERIOD.”

____________________

Until __, 2009 ([25] days after the date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This delivery is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________________

i

DB-NEW YORK NUCLEAR URANIUM FUND

Table of Contents

SUMMARY OF PRINCIPAL TERMS	5

ORGANIZATION CHART	25

THE RISKS YOU FACE	26

Risks Relating to Arrangements with the Uranium Account Administrator, the Managing Owner and the Storage Facilities	26
Risks Relating to the Fund’s Business	28
Risks Relating to the Structure of the Fund	33
Regulatory Risks Relating to the Fund	34

DB-NEW YORK NUCLEAR URANIUM FUND	36

The Fund	36
Shares to be Listed on the NYSE Arca	36
Purpose	36
The Offering	37
Purchases and Sales in the Secondary Market, on the NYSE Arca	38
Pricing Information Available on the NYSE Arca and Other Sources	39
Use of Proceeds	39

THE URANIUM MARKET	40

Uranium	40
Uranium Uses	40
The Nuclear Fuel Cycle	41
Demand	42
Supply	42
Primary Production	43
Secondary Sources	43
Uranium from Nuclear Disarmament	43
Trade Actions Against Russian Origin Uranium	44
The Uranium Market and Prices	44
Supply Deficit	45

GOVERNMENT REGULATION	45

MANAGEMENT OF THE FUND AND DESCRIPTION OF THE SHARES; CERTAIN MATERIAL TERMS OF THE TRUST DECLARATION	50

Description of the Shares	50
Principal Office; Location of Records	50
The Trustee	50
The Managing Owner	51
Fiduciary and Regulatory Duties of the Managing Owner	52
Management; Voting by Shareholders	53
Recognition of the Fund in Certain States	54
Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders	54
Shares Freely Transferable	54
Reports to Shareholders	54
Book-Entry Form	55
Termination Events	55
Liability and Indemnification under the Trust Declaration	56

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY	56

SHARE SPLITS	57

DISTRIBUTIONS	57

THE ADMINISTRATOR, BNY CUSTODIAN AND TRANSFER AGENT	57

THE URANIUM ACCOUNT ADMINISTRATOR	58

THE URANIUM BROKER	58

THE CALCULATION AGENT	59

THE SELLING AGENT	60

ALPS DISTRIBUTORS, INC.	60

FEES AND EXPENSES	60

Management Fee	60
Initial Organization and Offering Expenses and Ordinary Ongoing Expenses	61
Administration Fee	62
Uranium Account Administrator Fee	62
Storage Facility Fees	62
Brokerage Fees and Commissions	62
Creation and Redemption Charges	63

WHO MAY SUBSCRIBE	64

CREATION AND REDEMPTION OF SHARES	64

Creation Procedures	66
Redemption Procedures	67
Creation and Redemption Transaction Fee	69
Tax Responsibility	70

CONFLICTS OF INTEREST	70

CERTAIN REGULATORY MATTERS	71

Securities Act of 1933 and Securities Exchange Act of 1934	71
Investment Advisers Act of 1940	71
Investment Company Act of 1940	72
Commodity Exchange Act	72
Atomic Energy Act of 1954	72
Federal Deposit Insurance Corporation	72
Money Laundering Prevention	72
Employee Retirement Income Security Act of 1974, as Amended	72

UNDERWRITING	74

PLAN OF DISTRIBUTION DURING CONTINUOUS OFFERING PERIOD	76

Likelihood of Becoming a Statutory Underwriter	77
General	77

CALCULATION OF NET ASSET VALUE AND VALUATION	78

MATERIAL CONTRACTS	82

Underwriting Agreement	82
Participant Agreement	82
Uranium Account Agreement with Storage Facility One	82
Uranium Account Agreement with other Storage Facilities	83
Uranium Account Administrator and Uranium Broker Agreement	83
Calculation Agent Agreement	85
Fund Administration and Accounting Agreement	85
Global Custody Agreement	86
Transfer Agency and Service Agreement	87
UraniumOnLine Access Agreement	88
Selling Agent Agreement	88
Distribution Services Agreement	88

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS	89

Taxation of the Fund	90
Taxation of U.S. Shareholders	90
Brokerage Fees and Fund Expenses	91
U.S. Tax-Exempt Shareholders	91
Taxation of Non-U.S. Shareholders	92
United States Information Reporting and Backup Withholding	92
Taxation in Jurisdictions Other Than the United States	92

LEGAL MATTERS	92

EXPERTS	92

REPORTS TO SHAREHOLDERS	92

ADDITIONAL INFORMATION	93

PRIVACY POLICY OF THE MANAGING OWNER	93

INDEX TO FINANCIAL STATEMENTS	94

EXHIBIT A:     PRIVACY NOTICE

EXHIBIT B:     GLOSSARY

SUMMARY OF PRINCIPAL TERMS

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, and exhibits to the registration statement of which this Prospectus is a part, including the Form of Amended and Restated Declaration of Trust and Trust Agreement, or Trust Declaration, and all other exhibits to the registration statement, before deciding to invest in any Shares.  Unless otherwise indicated, the information included in this Prospectus assumes no exercise of the Underwriters’ over-allotment option to purchase up to [__] additional Shares and that the Shares to be sold in this offering are sold at $25.00 per Share.  This Prospectus is dated [___] [[●]], 2009.

The Fund

DB-New York Nuclear Uranium Fund, a Delaware statutory trust that was formed on October 1, 2007.

Shares to be Listed on the NYSE Arca

The Shares of the Fund are expected to be listed on the NYSE Arca, Inc., or the NYSE Arca, under the symbol “NUK”.  Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

The Offering

The Fund initially is offering 4,000,000 Shares at $25.00 per share through a group of underwriters led by [__________].  Until the completion of this offering, no Shares will be outstanding.  The offering price of $25.00 per Share was determined on an arbitrary basis by the Managing Owner.  The Fund has granted the Underwriters an option to purchase up to [___] additional Shares to cover orders in excess of 4,000,000 Shares.  You must purchase at least [___] Shares ($[___]) in this offering.  See “Underwriting.”

For a description of the Shares, please see generally “Management of the Fund and Description of the Shares; Certain Material Terms of the Trust Declaration,” “Distributions,” and “Creation and Redemption of Shares.”

After the initial offering, the Fund will offer Shares on a continuous basis in blocks of 200,000 Shares, or a Basket, through the Selling Agent (as defined below) to certain eligible financial institutions, called Authorized Participants, acting on behalf of certain eligible purchasers, called Authorized Creators, at Net Asset Value per Basket, calculated in accordance with the Blended Financial Value Index, or the BFV Index, generally as of the opening of business on the first Business Day of each calendar quarter or on such other days as the Managing Owner, in its sole discretion, may allow, or a Subscription Date.  For purposes of processing both creation and redemption orders, a Business Day means any day other than a day (1) when the NYSE Arca is closed for regular trading or, (2) if the order requires the transfer, or the confirmation of transfer of title of Qualifying Uranium (as defined below) in New York or in the country where the applicable Storage Facility (as defined below) is located, (A) when banks are authorized to close in New York or in the country where the applicable Storage Facility is located or (B) when banks in New York and in the country where the applicable Storage Facility is located are not open for a full business day and the transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the Business Day.

The Managing Owner may accept subscriptions for fractions of a Basket in its sole discretion.  Subscriptions for Baskets must be made in Qualifying Uranium and cash.  Qualifying Uranium is U3O8 uranium oxide concentrates which contain approximately 70% to 90% uranium oxide (commonly known as “yellowcake”) of an origin that is legally usable in the United States for the operation of reactors located in the United States without the imposition of any tariffs, duties or similar charges based upon origin, but does not include natural UF6, enriched UF6, enriched uranium oxide, or any other component of the nuclear fuel cycle including any form of Low Enriched Uranium (LEU) or blended High Enriched Uranium (HEU).

For additional details regarding the creation procedures, please see “Creation and Redemption of Shares — Creation Procedures” from pages 66-67.

Purchases and Sales in the Secondary Market, on the NYSE Arca

The Shares of the Fund will trade on the NYSE Arca like any other equity security.

Baskets of Shares may be created only by Authorized Participants (as defined below), acting on behalf of Authorized Creators, which are entities that are approved by the Managing Owner and are also duly licensed utilities or generation companies operating nuclear reactors, duly licensed Uranium miners, converters, enrichers or fabricators, or other entities that the Managing Owner, in its sole discretion, determines to be established businesses in the nuclear fuel cycle or brokers or dealers in nuclear fuel.  Baskets of Shares may be redeemed only by Authorized Participants, acting on behalf of Authorized Redeemers, which are entities that are approved by the Managing Owner and are also duly licensed utilities or generation companies operating nuclear reactors, duly licensed Uranium miners, converters, enrichers or fabricators, or other entities that the Managing Owner, in its sole discretion, determines to be established businesses in the nuclear fuel cycle or brokers or dealers in nuclear fuel.  The Managing Owner will conduct initial and ongoing due diligence investigations to the extent it deems appropriate to determine the eligibility of a person to be an Authorized Creator or Authorized Redeemer.  To determine if a person is eligible to be an Authorized Creator or Authorized Redeemer, the Managing Owner will consider such factors as it deems appropriate, such as the person’s public representations as to its business activities, referrals from other nuclear fuel market participants and other factors.  It is expected that Baskets may be created when there is sufficient demand for Shares that the market price per Share is at a premium to the net asset value per Share.  It is also expected that Authorized Participants, acting on behalf of Authorized Creators, may then sell some or all of such Shares, which are listed on the NYSE Arca, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca and the supply of and demand for Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the NYSE Arca at the time of sale.  Similarly, it is expected that Baskets may be redeemed when the market price per Share is at a discount to the net asset value per Share.  Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets at net asset value per Share.

The market price per Share may not be identical to the net asset value per Share, but these valuations are expected to be close, particularly on or near Subscription Dates.  While the market price per Share and the net asset value per Share may diverge between Subscription Dates, it is expected that these valuations will approach one another when the prospect of a creation or redemption transaction creates a potential arbitrage opportunity for Authorized Creators and Authorized Redeemers.  Investors are able to use the indicative intra-day value of the Fund to determine if they want to purchase in the secondary market via the NYSE Arca.  The intra-day indicative value per Share of the Fund is based on the prior day’s final net asset value, adjusted four times per minute throughout the day to reflect the continuous price changes of the BFV Index to provide a continuously updated estimated net asset value per Share.

Retail investors may purchase and sell Shares through traditional brokerage accounts.  Purchases or sales of Shares may be subject to customary brokerage commissions.  Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Pricing Information Available on the NYSE Arca and Other Sources

The following table lists additional NYSE Arca symbols and their meanings with respect to the Fund and the BFV Index:

NUKIV	Indicative intra-day value per Share of the Fund.
NUKNV	End of day net asset value of the Fund.
[_____]	Intra-day and BFV Index closing level as of close of NYSE Arca from the prior day.

The intra-day data in the above table is published once every fifteen seconds throughout each trading day.

The Calculation Agent publishes the closing level of the BFV Index daily.  The Managing Owner publishes the net asset value of the Fund and the net asset value per Share daily.  Additionally, the Calculation Agent publishes the intra-day BFV Index level, and the Managing Owner publishes the indicative value per Share of the Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day.  All of the foregoing information is published as follows:

The intra-day level of the BFV Index (symbol: [____]) and the intra-day indicative value per Share of the Fund (symbol: NUKIV) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The current trading price per Share (symbol: NUK) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day BFV Index closing level (symbol: [____]) is published as of the close of business for the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbol: NUKNV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.  In addition, the most recent end-of-day net asset value of the Fund (symbol: NUKNV) is published the following morning on the consolidated tape.

The Calculation Agent obtains information for inclusion in, or for use in the calculation of, the BFV Index from sources the Calculation Agent considers reliable.  None of the Calculation Agent, the Managing Owner, the Fund, or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the BFV Index or any data included in the BFV Index.

CUSIP Number

The Fund’s CUSIP number is 233047109.

The Trustee

Wilmington Trust Company, or the Trustee, is a Delaware banking corporation and is the sole trustee of the Fund.  The Trustee has only nominal duties and liabilities to the Fund.

The Managing Owner

DB Commodity Services LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Deutsche Bank AG.  The Managing Owner is vested with full power and authority to manage the business and affairs of the Fund.  The Managing Owner provides certain advisory and administrative services to the Fund.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Purpose

The Fund’s purpose is to provide investors with a cost-effective investment vehicle that holds uranium oxide concentrates, referred to as either Uranium or U3O8.  It is expected that Authorized Creators and Authorized Redeemers may use the Fund as an inventory management option, as a source for Uranium or as an alternative to the spot markets for achieving liquidity in their holdings of Uranium.  It is also expected that Authorized Creators and Authorized Redeemers will have the ability to arbitrage price differences that may arise from time-to-time between the value of the Fund’s Uranium holdings and the trading price of the Shares on the NYSE Arca, Inc., or the NYSE Arca, through creations and redemptions of Shares in Baskets at their net asset value per Basket.  The exploitation of these arbitrage opportunities is expected to cause the market price per Share to tend to track the net asset value per Share over time.  The Fund will acquire holdings of Uranium and process creation and redemption transactions, but will not actively trade or speculate with regard to short-term changes in the price of Uranium, so that the net asset value per Share will reflect the price of Uranium, less the Fund’s expenses and liabilities.  Investors in the Fund will obtain economic exposure to the price of Uranium, whether it is rising, falling or flat, in a manner that does not include all of the risks associated with investments in companies that explore for, mine, process or consume Uranium.  The Fund’s only assets will be title to physical Uranium and cash to meet fees and expenses.  After the commencement of the Fund’s business, the Fund will not purchase Uranium with cash.  During the continuous offering, the Fund will increase its Uranium holdings only through contributions of Uranium by Authorized Participants who act on behalf of Authorized Creators.  The Fund will not enter into financial swaps, forwards or futures or invest in securities.  The Fund will not take short positions in Uranium.  For U.S. nuclear regulatory purposes, the Fund will not receive, possess, deliver, use, or transfer Uranium.  There can be no assurance that the Fund and the Shareholders will not incur losses of all or a portion of their investment.

Clearance and Settlement

The Shares are evidenced by global certificates that the Fund issues to The Depository Trust Corporation, an electronic securities trading settlement facility, or DTC.  The Shares are available only in electronic, book-entry form.  Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are direct or indirect participants in DTC.

Use of Proceeds

The Fund has entered into Uranium escrow agreements, or the Uranium Escrow Agreements, with [_____], or collectively, the Initial Uranium Suppliers.  The Initial Uranium Suppliers will supply the Fund with its initial holdings of Uranium.  Pursuant to the Uranium Escrow Agreements, the Initial Uranium Suppliers have deposited [_____] pounds of Qualifying Uranium, or the Initial Supply, into one or more Uranium accounts at one or more of the Storage Facilities for purchase by the Fund at the conclusion of the initial offering.  The price the Fund will pay for the amount of the Initial Supply purchased at the conclusion of the initial offering will be equal to the value of the amount of the Initial Supply purchased at the conclusion of the initial offering as of the date of the Underwriting Agreement, calculated in accordance with the BFV Index.

If the initial offering is abandoned, or is not completed prior to a mutually acceptable deadline, the Initial Supply held in escrow for purchase by the Fund will be released and returned to the Initial Uranium Suppliers.

The net proceeds received by the Fund from the initial offering will be used to purchase from the Initial Uranium Suppliers an amount of Uranium up to the amount of the Initial Supply and to pay management, Uranium brokerage and other fees and expenses incurred by the Fund during the initial offering in connection with the procurement of the Initial Supply, including payments to the Managing

Owner and the Uranium Broker that are expected to be equal to approximately 1% of the public offering price of the Shares.  An Initial Supplier that is also an Authorized Creator may choose to create additional Baskets contemporaneously with the completion of the initial offering.  Within two (2) days after completing the initial offering, the Managing Owner will pay the Initial Uranium Suppliers the net proceeds of the initial offering, net of cash reserves sufficient to cover the Fund’s projected expenses for the first six months of its operations and any applicable fees and Uranium brokerage commissions, including fees, Uranium brokerage commissions and expense reimbursements payable to the Managing Owner and the Uranium Broker in connection with the procurement of the Initial Supply.  Upon such payment, the Fund will receive full title to all or a portion of the Initial Supply.  All retained cash will be deposited in the Fund’s bank accounts until used to pay Fund expenses.

The net proceeds of the initial offering will be approximately $97,000,000 (or approximately $[_____] assuming the Underwriters exercise the over-allotment option in full) after the deduction of the underwriting discount and the payment of fees, Uranium brokerage commissions and expense reimbursements to the Managing Owner and the Uranium Broker in connection with the procurement of the Initial Supply.  The proceeds to the Fund of the initial offering, prior to the expenses listed in the immediately preceding sentence, will be $98,000,000.

After the initial offering, proceeds received by the Fund from the issuance and sale of Baskets will consist of Qualifying Uranium and cash.  The Managing Owner estimates that the cash reserves required for the first six months of operations of the Fund is projected to be approximately $727,500, assuming that the Fund will launch with an aggregate amount of $97 million under management at inception and that the annual aggregate expenses of the Fund will be 1.50% of the Fund’s annual net asset value.  The Fund’s cash will be deposited in bank accounts until used to pay Fund expenses.  After the initial offering, the Fund will not use its cash to purchase Uranium.  During the continuous offering, the Fund will increase its Uranium holdings only through contributions of Uranium by Authorized Participants who act on behalf of Authorized Creators.  Pursuant to the Trust Declaration, the Fund’s Qualifying Uranium will only be held by the Fund, distributed to Authorized Redeemers in connection with the redemption of Baskets or sold as needed to raise cash to pay the Fund’s expenses.

Administrator, BNY Custodian, and Transfer Agent

The Bank of New York Mellon, or BNY, is a banking corporation organized under the laws of the State of New York with trust powers.  In its capacity as the Fund’s administrator, or the Administrator, BNY maintains certain financial and accounting books and records of the Fund.  In its capacity as the Fund’s custodian, or the BNY Custodian, BNY serves as custodian of the Fund’s cash.  In its capacity as the Fund’s transfer agent, or the Transfer Agent, BNY will record creations and redemptions of the Fund’s Shares, among other responsibilities.

Uranium Account Administrator

New York Nuclear Corporation, or NYNCO, a New York corporation, serves as the Uranium account administrator, or the Uranium Account Administrator.  All Uranium owned by the Fund will be stored in the Fund’s name in one or more uranium accounts, or the Uranium Accounts, at a small number of licensed and secured storage facilities, or the Storage Facilities.  The Managing Owner, in consultation with and based upon the advice of the Uranium Account Administrator, negotiates storage arrangements with the Storage Facilities on behalf of the Fund and with respect to each of the Fund’s Uranium Accounts.  The Uranium Account Administrator is required to provide the Managing Owner with sufficient market information in order to ensure that the Storage Facilities provide indemnities and other arrangements and protections consistent with standard industry terms for the benefit of the Fund.  The Managing Owner, in consultation with and based upon the advice of the Uranium Account Administrator, will open Uranium Accounts with Storage Facilities on behalf of and in the name of the Fund.  None of the Managing Owner, the Fund or the Uranium Account Administrator has the right to physically remove, or request the physical removal of the Uranium held in the Uranium Account and no part of such Uranium may be physically transferred by the Managing Owner, the Fund or the Uranium Account Administrator.  The Uranium Account Administrator will assist with recordkeeping relating to the Uranium Accounts and in connection with creation and redemption transactions.  Ownership of the Uranium will be reflected under the Fund’s name and as book entries at the Storage Facilities pursuant to the Uranium Account agreements, or the Uranium Account Agreements.  In addition to interfacing with the Storage Facilities on behalf of the Fund on a regular basis, the Uranium Account Administrator will also serve as a general resource and a source of market information and intelligence for the Managing Owner and the Fund with respect to the Uranium market.

Uranium Broker

NYNCO will serve as the Fund’s Uranium broker, or the Uranium Broker.  NYNCO has acted as the Fund’s broker in connection with the procurement of the Initial Supply and will provide brokerage services with respect to all Uranium creation and redemption transactions and sales of Uranium by the Fund.

Calculation Agent

Altametric, LLC, a New York limited liability company, serves as the Fund’s calculation agent, or the Calculation Agent.

The BFV Index

The Calculation Agent will calculate the value of the Fund’s Uranium in accordance with the Blended Financial Value Index, or the BFV Index.

The Calculation Agent will:

1.	“mark-to-market” the value of the Fund’s Uranium on both an intra-day basis and daily basis as directed by the Fund from time-to-time;
2.	calculate the BFV Index to reflect both the intra-day indicative levels and the daily closing level of the value of U3O8, which will be expressed in $ per pound of U3O8;
3.
calculate the intra-day indicative levels of the BFV Index by polling public sources every 15 seconds or less to determine the price, on a delayed basis, of the shares of each Public Fund (as hereinafter defined), the aggregate number of issued and outstanding shares of each Public Fund and the Cash Estimate (as hereinafter defined) of each Public Fund;

4.
calculate the daily closing level of the BFV Index by calculating, as of the close of business of each trading day, the final closing price of the shares of each of the Public Funds as of the closing time of the exchange on which each Public Fund’s shares trade, the aggregate number of issued and outstanding shares of each Public Fund and the Cash Estimate of each Public Fund will be calculated as of the same time, and

5.
initially calculate the value of the Uranium of each Public Fund in each Public Fund’s native currency.  Thereafter, the Calculation Agent will convert the value of each Public Fund’s Uranium from its native currency into U.S. dollars in order to calculate the BFV Index by either referencing Reuters as of 4:00 p.m. Eastern Standard time or any other reputable service provider who provides foreign exchange rates.

Please see “Calculation of Net Asset Value and Valuation” for additional information regarding the BFV Index.

Calculation of Net Asset Value

The Calculation Agent calculates the value of the Fund’s Uranium as outlined under the heading “Calculation of Net Asset Value and Valuation.”

The Administrator determines the Fund’s Net Asset Value, the Net Asset Value per Basket and Net Asset Value per Share as outlined under the heading “Calculation of Net Asset Value and Valuation.”

Selling Agent

Deutsche Bank AG, a banking company with limited liability incorporated under the laws of the Federal Republic of Germany, or a subsidiary thereof serves as the Fund’s selling agent, or the Selling Agent.  The Selling Agent may be either the parent or an affiliate of the Managing Owner.  Please see “Conflicts of Interest” from pages 70-71.

ALPS Distributors

The Managing Owner, on behalf of the Fund, has appointed ALPS Distributors, Inc., or ALPS Distributors, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, which include the following: consultation with the marketing staff of the Managing Owner and its affiliates with respect to FINRA compliance in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies.  Investors may contact ALPS Distributors tollfree in the U.S. at (877) 369-4617.

ALPS Distributors retain all marketing materials for the Fund at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577.

The Managing Owner, out of the Management Fee, pays ALPS Distributors for performing its duties on behalf of the Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional marketing, distribution and ongoing support services to the Fund.  Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers.  ALPS Distributors is affiliated with ALPS Fund Services, Inc., a Denver-based outsourcing solution for administration, compliance, fund accounting, legal, marketing, tax administration, transfer agency and shareholder services for open-end, closed-end, hedge and exchange-traded funds, with over 340,000 shareholder accounts and approximately $22 billion in client mutual fund assets under administration. ALPS Distributors provides distribution services to over $220 billion in client assets.

ALPS Distributors, Inc. is the distributor of DB-New York Nuclear Uranium Fund.

Management Fee

The Fund will pay the Managing Owner a management fee, or the Management Fee, monthly in arrears, equal to (i) 1/12th of 1.00% of the average daily Net Asset Value of the Fund (approximately 1.00% per annum of the Net Asset Value of the Fund) during each calendar month up to an average daily Net Asset Value of the Fund of $500 million, and (ii) 1/12th of 0.75% of the average daily Net Asset Value of the Fund (approximately 0.75% per annum of the Net Asset Value of the Fund) during each calendar month greater than an average daily Net Asset Value of the Fund of $500 million and up to an average daily Net Asset Value of the Fund of $2 billion, and (iii) 1/12th of 0.50% of the average daily Net Asset Value of the Fund (approximately 0.50% per annum of the Net Asset Value of the Fund) during each calendar month greater than an average daily Net Asset Value of the Fund of $2 billion, after giving effect to any creations or redemptions on the first business day of the month or the last business day of the preceding month, respectively.

Initial Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the initial offering of the Shares, or the Initial O&O Expenses, will be paid by the Managing Owner, subject to reimbursement by the Fund, without interest, in 36 monthly payments during each of the first 36 months after the commencement of the Fund’s operations, subject to a cap in the amount of 2.50% of the aggregate amount of the net proceeds of the initial offering and the value of all creation transactions during the first 36 months of the Fund’s operations.  The Fund will not reimburse the Managing Owner for the Initial O&O Expenses until the aggregate daily net asset value of the Fund exceeds $500 million.  If the Fund terminates before the Managing Owner has been fully reimbursed for any of the Initial O&O Expenses, the Managing Owner will not be entitled to receive any unreimbursed portion of the Initial O&O Expenses outstanding as of the termination date.  In no event will the aggregate amount of payments by the Fund to the Managing Owner in respect of reimbursement of Initial O&O Expenses in any month exceed 0.50% per annum of the Net Asset Value of the Fund.  The Initial O&O Expenses do not include payments to the Managing Owner and the Uranium Broker of fees, Uranium brokerage commissions and expense reimbursements in connection with the procurement of the Initial Supply.

The Initial O&O Expenses are approximately $1,219,800.

Ordinary Ongoing Expenses

The Managing Owner will pay the ordinary ongoing expenses of the Fund if the daily net asset value of the Fund is less than or equal to $500 million.

After the daily net asset value of the Fund exceeds $500 million, the Fund will pay ordinary ongoing expenses monthly in arrears, which generally are expected to equal to approximately 1/12th of 0.05% of the daily Net Asset Value of the Fund (approximately 0.05% per annum of the Net Asset Value of the Fund).

The Fund generally bears all other costs and expenses of its operations (including, without limitation, transportation costs, insurance fees and commissions (if any), security services costs, any other charges arising upon the holding of Uranium, Calculation Agent fees, Uranium Account Administrator fees, Storage Facility fees, the Trustee’s fees; audit, accounting and tax preparation fees and expenses; legal fees and expenses; filing fees; and printing, mailing and duplication costs).

Administration Fee

The Managing Owner, out of its Management Fee, pays the Administrator a monthly administration fee, or the Administration Fee, of up to 0.05% per annum of the Fund’s Net Asset Value.  The Administration Fee includes payment to the Administrator for services rendered in its capacity as the Fund’s Transfer Agent and BNY Custodian.

Uranium Account Administrator Fee

The Fund will pay a Uranium Account Administrator fee, or the Uranium Account Administrator Fee, to the Uranium Account Administrator (a portion of which is paid to the Calculation Agent) quarterly in arrears in an amount equal to (i) 1/12th of 0.30% (0.30% per annum) of the average daily value of the Fund’s Uranium in all Uranium Accounts up to $500 million, and (ii) 1/12th of 0.20% (0.20% per annum) of the average daily value of the Fund’s Uranium in all Uranium Accounts greater than $500 million and up to $2 billion, and (iii) 1/12th of 0.15% (0.15% per annum) of the average daily value of the Fund’s Uranium in all Uranium Accounts greater than $2 billion.

The Uranium Account Administrator Fee will accrue monthly and be paid quarterly within 90 calendar days of receipt of an invoice from the Uranium Account Administrator, based upon the daily average value of the Fund’s Uranium during the month.  The Uranium will be valued for purposes of calculating the Uranium Account Administrator Fee in the same manner as if the Uranium is being valued for all other purposes under the Fund’s Calculation Agent Agreement, as it may be amended from time-to-time.  The Uranium Account Administrator Fee will be calculated on a pro-rated basis for intra-quarter withdrawals or additions of Uranium to the Uranium Accounts.

Storage Facility Fees

Storage Facility Fees vary on a Storage Facility by Storage Facility basis.

Storage Facilities may charge a Uranium Account opening fee, an annual Uranium Account fee and storage fees.  Transfer fees will be charged either on a flat fee basis for each transfer or based on the amount of Uranium being transferred.  The Managing Owner expects that the aggregate Storage Facility fees, excluding transfer fees, may equal to approximately [___]% per annum of the value of the Fund’s Uranium.  The amount of transfer fees paid by the Fund will be determined by the number of transfers that the Fund will incur.  The Managing Owner estimates that the Fund may pay transfer fees between approximately [___]%—[___]% per annum, subject to the number of transfers per year.

Brokerage Fees and Commissions

The Uranium Broker charges fees and commissions in connection with transactions it arranges or facilitates for the Fund at usual and customary rates for its services in connection with the procurement of the Initial Supply and the Fund’s occassional sales of Uranium, or the Brokerage Fee.  The Managing Owner currently expects that the Fund’s Uranium sales should be infrequent.  The Uranium Broker will charge the purchaser (and not the Fund, except with respect to purchase of the Initial Supply) a Brokerage Fee of up to 1% of the value of the Uranium that is the subject of each transaction.  The Uranium will be valued for purposes of calculating the Brokerage Fee in the same manner as if the Uranium is being valued for all other purposes under the Fund’s Calculation Agent Agreement, as it may be amended from time-to-time.  The Uranium Broker will pay a portion of the Brokerage Fee to the Calculation Agent.  The Uranium Broker has a duty to seek best execution in connection with each transaction on behalf of the Fund.  The Fund may transact with the Uranium Broker and its affiliates from time-to-time on a principal-to-principal basis.  Any such principal transactions will be made at a price no less favorable to the Fund than reasonably would be expected to be obtained in an arm’s-length transaction with an unaffiliated third party, as determined by the Managing Owner in its reasonable discretion.

Creation and Redemption Charges

Authorized Participants will pay to the Selling Agent a transaction fee of up to 3% of the net asset value of the Shares as of either each Subscription Date with respect to Creation Baskets or as of each Redemption Date with respect to Redemption Baskets for each order placed on behalf of Authorized Creators and Authorized Redeemers, respectively.

SUMMARY FEE AND EXPENSES TABLE
Fees Charged to the Fund
Fee Description	Assets Under Management by Fund
	Up or Equal to $500 million	Greater than $500 million and Up or Equal to $2 billion	Greater than $2 billion
Management Fee	1.00%	0.75%	0.50%
Initial Organization and Offering Expenses	0.00%	0.10%[1]	0.05%[1]
Ordinary Ongoing Expenses	0.00%	0.05%[2]	0.05%[2]
Uranium Account Administrator Fee	0.30%	0.20%	0.15%
Storage Facility Fees	[TBD]%	[TBD]%	[TBD]%
Total Fees Charged to Fund	[TBD]	[TBD]	[TBD]
Fees Not Charged to the Fund
Creation and Redemption Charges	Up to 3.00%	Up to 3.00%	Up to 3.00%
Administration Fee	0.05%	0.05%	0.05%
Brokerage Fees and Commissions[3]	Up to 1.00%	Up to 1.00%	Up to 1.00%

1:  The Fund will not reimburse the Managing Owner for Initial Organization and Offering Expenses until the aggregate daily net asset value of the Fund exceeds $500 million.  The Managing Owner estimates that the Initial O&O Expenses will equal to approximately 0.10% (if the Fund’s assets under management are greater than $500 million and less than $2 billion) and 0.05% (if the Fund’s assets under management are greater than $2 billion) per annum of the Net Asset Value of the Fund.  For the avoidance of doubt, after the aggregate daily net asset value of the Fund exceeds $500 million, the Fund will reimburse the Managing Owner based upon the aggregate assets under management of the Fund.

2:  The Managing Owner will pay the ordinary ongoing expenses of the Fund if the daily net asset value of the Fund is less than or equal to $500 million.  After the daily net asset value of the Fund exceeds $500 million, the Fund will pay ordinary ongoing expenses.  The Managing Owner estimates that the Ordinary Ongoing Expenses will equal to approximately 0.05% (if the Fund’s assets under management are greater than $500 million) per annum of the Net Asset Value of the Fund.  For the avoidance of doubt, after the aggregate daily net asset value of the Fund exceeds $500 million, the Fund will pay ordinary ongoing expenses based upon the aggregate assets under management of the Fund.

3:  The Managing Owner currently expects that the Fund’s Uranium sales should be infrequent.

Creation and Redemption of Shares

After the initial offering, the Fund will create and redeem Shares quarterly, but only in one or more Baskets (a Basket equals a block of

200,000 Shares), as of each Subscription Date and Redemption Date, respectively.  We will refer to creation Baskets as Creation Baskets and redemption Baskets as Redemption Baskets.  A list of the Subscription Dates, Redemption Dates and prior notice periods with respect to submitting both creation orders and redemption orders will be available on www.dbfunds.db.com.  Although the Managing Owner expects that the prior notice periods for submitting creation orders and redemption orders generally will be a Business Day that is at least 7 Business Days prior to the applicable Subscription Date or Redemption Date, the actual notice periods may vary, subject to the notice requirements of the underlying Storage Facilities.  The Managing Owner will accept creation orders and redemption orders properly submitted five Business Days prior to the applicable Subscription Date or Redemption Date.  The first Subscription Date is expected to be [_____] and the first Redemption Date is expected to be [_____].

An Authorized Creator will be able, through an Authorized Participant, to create one or more Creation Baskets.  In order to create one or more Creation Baskets, an Authorized Participant, on behalf of an Authorized Creator, will coordinate with the Managing Owner and NYNCO, the transfer to the Fund from the Authorized Creator of title to Qualifying Uranium and a cash payment, if any, based on the aggregate net asset value of the number of Shares included in the Creation Baskets being created as determined on the applicable Subscription Date, divided by the price per pound of Uranium, as determined in accordance with the BFV Index on the Subscription Date.  Although the Managing Owner will use commercially reasonable efforts to accommodate an Authorized Creator’s request to use a particular Storage Facility for a creation transaction, the Managing Owner, in its sole discretion, will determine which Storage Facility will process a request for Creation Baskets in order to permit the Managing Owner to manage the Fund’s Uranium inventory.  Upon completion of a Creation Basket, 200,000 Shares will be credited to the relevant Authorized Participant’s account at DTC.

An Authorized Redeemer will be able, through an Authorized Participant, to redeem one or more Redemption Baskets.  In order to redeem one or more Redemption Baskets, an Authorized Participant, on behalf of an Authorized Redeemer, will coordinate with the Managing Owner and NYNCO, the transfer to the Authorized Redeemer from the Fund of title to Qualifying Uranium and a cash redemption amount, if any, based on the aggregate net asset value of the number of Shares included in the Redemption Baskets being redeemed, as determined on the applicable Redemption Date, divided by the price per pound of Uranium, as determined in accordance with the BFV Index on the Redemption Date.  Although the Managing Owner will use commercially reasonable efforts to accommodate an Authorized Redeemer’s request to use a particular Storage Facility for a redemption transaction, the Managing Owner, in its sole discretion, will determine which Storage Facility will process a request for Redemption Baskets in order to permit the Managing Owner to manage the Fund’s Uranium inventory.  Upon completion of a redemption transaction, 200,000 Shares will be debited to the relevant Authorized Participant’s account at DTC.

Authorized Participants are the only persons that may place orders to create and redeem Baskets.  Authorized Participants may place orders to create or redeem Baskets only on behalf of Authorized Creators and Authorized Redeemers.  Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) direct participants in DTC.  To become an Authorized Participant, a person must enter into a Participant Agreement with the Managing Owner and the Fund.  The Participant Agreement sets out the procedures for the creation and redemption of Baskets and for the delivery of title to the Qualifying Uranium and any cash required for such creations and redemptions.  An order to create or redeem a Basket must identify the Authorized Creator(s) or Authorized Redeemer(s) for whom the Authorized Participant is acting.  The Managing Owner may delegate its duties and obligations under the Participant Agreement to ALPS Distributors or the Administrator without consent from any Shareholder or Authorized Participant.  The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner, without the consent of any Shareholder or Authorized Participant.  Authorized Participants will pay to the Selling Agent a transaction fee of up to 3% of the net asset value of the Shares as of either each Subscription Date with respect to Creation Baskets or as of each Redemption Date with respect to Redemption Baskets for each order placed on behalf of Authorized Creators and Authorized Redeemers, respectively.  Authorized Participants who, on behalf of Authorized Creators, make deposits (i.e., arrange for transfer of title of Qualifying Uranium) with the Fund in exchange for Baskets and/or cash, if any, will receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

See “Creation and Redemption of Shares” for additional information.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution During Continuous Offering Period.”

Distributions

The Managing Owner does not expect the Fund to pay distributions, although it reserves the right to do so.

Risks

An investment in Shares is speculative and involves a high degree of risk.  The summary risk factors set forth below are intended merely to highlight certain risks of the Fund.  The Fund has particular risks that are set forth in the “The Risks You Face” section of this Prospectus on pages 26-35.

•	The Fund has no operating history. Therefore, a potential investor has no performance history to serve as a factor for evaluating an investment in the Fund.

•
The Managing Owner was initially formed to be the managing owner of exchange-listed, index-tracking commodity pools that trade commodity and currency futures.  The past experience of the Managing Owner managing such vehicles provides no indication of its ability to manage an investment vehicle such as the Fund.  If the past experience of the Managing Owner and its principals is not adequate or suitable to manage an investment vehicle such as the Fund, the operations of the Fund may be adversely affected.

•
The services provided by the Uranium Broker, the Uranium Account Administrator and the Calculation Agent are material to the Fund’s daily operations.  Both NYNCO (which serves as both the Uranium Broker and the Uranium Account Administrator) and the Calculation Agent are small businesses.  Should a key man event occur at either NYNCO and/or the Calculation Agent, the Fund may not be able to continue its daily operations.  Because of the specialized nature of the services provided by both NYNCO and the Calculation Agent, it would be very difficult for the Fund to find replacement service providers.

•	Past performance, when available, is not necessarily indicative of future results; all or substantially all of an investment in the Fund could be lost.

•
Because the Uranium market tends to be thin, illiquid and volatile, the Fund may not be able to track accurately the value of Uranium and the trading price of the Shares on the NYSE Arca may not track net asset value per Share.

•
The Fund is subject to the fees and expenses described herein (in addition to the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares) and will be successful only if significant losses are avoided.

•
The Fund is subject to fees and expenses in the aggregate amount of approximately [1.50]% per annum as described herein and will be successful only if the value of its holdings of Uranium increases by more than the amount of such fees and expenses of approximately [1.50]% per annum.

•
If a Storage Facility becomes insolvent, the Fund may not be able to recover some or all of its Uranium stored by that Storage Facility.  No trust or similar arrangements exist in relation to the Uranium held by the Storage Facilities and the Fund does not have any security interest over the Uranium stored at the Storage Facilities.  The Fund’s holding of Uranium will be mixed with Uranium owned by third parties.  If a Storage Facility were to become insolvent, there is no assurance that the amount of Uranium stored by such Storage Facility would be sufficient to meet all claims in respect of that Uranium.  In those circumstances, the Fund may not be able to recover some or all of its Uranium which is stored by that Storage Facility. Failure to do so would have a material adverse effect on the Fund and in turn on the value of your Shares.

•
There is no assurance that any of the Fund’s Storage Facilities will continue to store Uranium on terms which are commercially acceptable to the Fund.  Under the Uranium Account Agreements, storage costs relating to the Fund’s Uranium are paid in full by the Fund.  A material increase in the cost of storage of Uranium, or the refusal of any Storage Facility to continue to store Uranium on behalf of the Fund, would have a material adverse effect on the Fund and in turn on the value of your Shares.

•	There can be no assurance that the Fund will achieve profits or avoid losses, significant or otherwise.

•
The BFV Index is calculated to reflect the indicative value of the Fund’s Uranium.  For additional disclosure regarding the BFV Index, see “Calculation of Net Asset Value and Valuation” on pages 78-82.  The BFV Index is a mathematical construct that is both calculated and based upon certain underlying assumptions.  The indicative value of the Fund’s Uranium may become inaccurate if any of the underlying assumptions become false or require refinement.  One underlying assumption of the BFV Index is that the two Public Funds are reporting accurate Uranium and cash holdings information.  A second underlying assumption is that the audits conducted by the accountants accurately verify that the two Public Funds’ reported Uranium and cash holdings are materially accurate as of the Public Funds’ financial reporting dates.  A third underlying assumption is that the publicly disseminated information such as share price and number of outstanding shares with respect to each of the Public Funds is accurate.  If one or more of these underlying assumptions become invalid or inaccurate, the indicative value of the Fund’s Uranium based on the BFV Index may be impacted both materially and negatively.  Additionally, the value of the BFV Index is currently based on two Public Funds that invest in Uranium.  Because of this limited scope of the BFV Index, any pricing inaccuracies of either one or both Public Funds (due to factors such as accounting errors or fraud, occurrence of force majeure type events that have a disproportionate impact on the Uranium market) will be reflected in and may alter materially the indicative value of the Fund’s Uranium.  In contrast to the BFV Index, which reflects the indicative value of the Fund’s Uranium, the actual purchase and sale price of Uranium is negotiated between the various parties and is therefore an actual price, which may reflect specific market conditions at that point in time.  Therefore, due to the illiquidity and the price volatility in the Uranium spot market, the indicative value of the Fund’s Uranium may not be identical to the actual purchase and sale price of Uranium.  The BFV Index value of the Fund’s

Uranium and the actual purchase and sale price of Uranium may be materially different.

•	The Fund is exempt from a number of regulations as disclosed below under “Summary – Regulatory Matters.”

Conflicts of Interest

An investment in Shares is speculative and involves a high degree of risk.  The summary conflicts of interest set forth below are intended merely to highlight certain conflicts of the Fund.  The Fund has particular conflicts of interest that are set forth in the “Conflicts of Interest” section of this Prospectus on pages 70-71.

•
Certain potential conflicts of interest exist between the Managing Owner, the Selling Agent and their respective principals and affiliates and the Shareholders.  For example, because the Managing Owner and the Selling Agent are both indirect wholly-owned subsidiaries of Deutsche Bank AG, the Managing Owner has a disincentive to replace the Selling Agent.

•
The Managing Owner, the Selling Agent and their principals and affiliates may from time-to-time organize or become involved in other business ventures.  The Fund will not share in the risks or rewards of such other ventures.  Furthermore, such other ventures may compete with the Fund for the time and attention of the Managing Owner, the Selling Agent and their principals and may create additional conflicts of interest.

•
NYNCO is subject to actual and potential conflicts of interest due to its multiple roles as the Fund’s exclusive Uranium Broker, operator of the UraniumOnLine trading platform and Uranium Account Administrator.

•
The Uranium Broker may have a conflict of interest between its execution of trades for the Fund and for its other customers.  More specifically, the Uranium Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Uranium Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

•
Proprietary trading by the affiliates of the Managing Owner and the Uranium Broker may create conflicts of interest from time-to-time because such proprietary trades may take a position that is opposite of that of the Fund or may compete with the Fund for certain positions or opportunities in the Uranium market.

•
NYNCO has a pre-existing and an ongoing relationship with the Calculation Agent.  NYNCO will pay a portion of the Uranium Account Administrator Fee and the Brokerage Fee to the Calculation Agent.  Therefore, NYNCO may have a conflict of interest in which it may act in a manner that benefits the Calculation Agent at the expense of the Fund.

•
In its capacity as Uranium Account Administrator, NYNCO has pre-existing and ongoing relationships with each of the Storage Facilities.  Therefore, in its capacity as the Uranium Account Administrator, NYNCO may have a conflict of interest in which it may act in a manner that benefits the Storage Facilities at the expense of the Fund.

•	The Underwriter(s) may share fees with its (their) affiliates.

•
Although the Managing Owner has established procedures designed to resolve certain of these conflicts equitably, the Managing Owner has not established formal procedures to resolve all potential conflicts of interest.  Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably.  Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Fund.

Exculpation and Indemnification

Under one or more of the Trust Declaration, the Uranium Account Administrator and Uranium Broker Agreement, the Calculation Agent Agreement, the Uranium Account Agreements, the Administration Agreement, the Selling Agent Agreement, the Participant Agreement(s) and the other material contracts, the Fund exculpates and indemnifies the Trustee, the Managing Owner, the Uranium Account Administrator, the Uranium Broker, the Calculation Agent, the Storage Facilities, the Administrator, the BNY Custodian, the Transfer Agent, the Selling Agent, the Authorized Participant(s) and certain of their affiliates, or collectively the Service Providers, from claims, losses and liabilities attributable to or arising out of their actions or omissions on behalf of, or services to, the Fund to which they otherwise may be subject, or that may be incurred by them in the performance of their duties thereunder, subject to satisfaction of the applicable standard of care as provided under the appropriate service agreement.  Please see “Material Contracts” for detailed disclosure regarding the Fund’s indemnification and exculpation obligations from pages 82-89.  While these provisions do not constitute a waiver of rights that may not lawfully be waived by Shareholders, they could operate to make it more difficult for Shareholders to challenge actions taken by the Service Providers and their principals.

Term

Subject to applicable law and its constitutional documents, the Fund will have a perpetual life.

Limitation of Liabilities

You cannot lose more than your investment in the Shares.  Shareholders are entitled to limitation on liability equivalent to the limitation on liability enjoyed by stockholders of a Delaware business corporation for profit.

Fiscal Year End

December 31.

Financial Information

The Fund was formed on October 1, 2007 but has not commenced operations and has no financial history.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the SEC including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund.  You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares.  Quarterly account statements are posted on the Managing Owner’s website at www.dbfunds.db.com.  Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.

The Managing Owner will notify Shareholders of any change in the fees paid by the Fund or of any material changes to the Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Managing Owner’s website at www.dbfunds.db.com.  Any such notification will include a description of Shareholders’ voting rights.

Tax Considerations

The Fund will be classified as a “grantor trust” for U.S. federal income tax purposes.  The Fund, therefore, will not be subject to U.S. federal income tax.  Instead, the Shareholders will be deemed to acquire and hold proportionate interests in the Fund’s assets and will be required to report their proportionate shares of the Fund’s income and deductions on their U.S. federal income tax returns.

Regulatory Matters

The Fund is not an investment company within the meaning of the Investment Company Act of 1940, as amended, and will not be registered as an investment company thereunder.  While the Managing Owner is a commodity pool operator that is registered as such with the Commodity Futures Trading Commission, or the CFTC, and is a member of the National Futures Association, the Fund is not a “pool” within the meaning of Rule 4.10(d) under the Commodity Exchange Act, as amended, or the CEA, and the Managing Owner is not required to, and will not, operate the Fund in compliance with the Part 4 regulations of the CFTC under the CEA.  The Managing Owner is not registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940.  Pursuant to the Atomic Energy Act of 1954 and the regulations of the Nuclear Regulatory Commission, or the NRC, the Fund will only undertake activities, including the receipt of title to Uranium as contemplated in this Prospectus, that are authorized pursuant to a general license granted under operation of the NRC’s regulations and will not engage in activities involving physical possession or use of Uranium.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

ERISA Considerations

Investment in the Fund is generally open to institutions, including pension and other funds subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Section 4975 of the Code.  The Managing Owner believes that the Shares will qualify as “publicly-offered securities,” as defined in applicable regulations issued under ERISA, because the Shares will be appropriately registered, will be “freely transferable,” within the meaning of such regulations, and will be held by more than 100 investors independent of the Fund and of each other.  (See discussion under “Employee Retirement Income Security Act of 1974, as Amended”).  As a result, the assets of the Fund are not expected to be deemed to be “plan assets” under ERISA or Section 4975 of the Code.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Fund.  The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions.  These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “The Risks You Face” in this Summary and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements.  Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

Managing Owner’s Counsel

Sidley Austin llp

Auditors

KPMG LLP.

THE RISKS YOU FACE

THE FUND IS A SPECULATIVE INVESTMENT THAT INVOLVES SIGNIFICANT RISKS, AND THERE CAN BE NO ASSURANCE THAT THE FUND AND ITS SHAREHOLDERS WILL NOT INCUR LOSSES.

IN CONSIDERING AN INVESTMENT IN THE FUND, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR INDEPENDENT LEGAL, TAX, FINANCIAL AND OTHER ADVISERS, AND SHOULD BE AWARE OF CERTAIN CONSIDERATIONS AND RISK FACTORS AS MORE FULLY DESCRIBED BELOW.

Risks Relating to Arrangements with the Uranium Account Administrator, the Managing Owner and the Storage Facilities

The Fund’s Storage Facilities May Materially Increase the Cost of Storage of the Fund’s Uranium or May Refuse to Store It.

There is no assurance that any of the Fund’s Storage Facilities will continue to store Uranium on terms which are commercially acceptable to the Fund.  Under the Uranium Account Agreements, storage costs relating to the Fund’s Uranium are paid in full by the Fund.  A material increase in the cost of storage of Uranium, or the refusal of any Storage Facility to continue to store Uranium on behalf of the Fund, would have a material adverse effect on the Fund and in turn on the value of your Shares.

The Number and the Capacity of Storage Facilities Able to Store Uranium is Limited.

There are a limited number of Storage Facilities able to store Uranium and the amount of Uranium which such Storage Facilities can store is limited.  There can be no assurance that sufficient storage capacity will always be available to the Fund.  Insufficient storage capacity of Uranium would have a material adverse effect on the Fund and in turn on the value of your Shares.

If Any of the Storage Facilities Responsible for Storing the Fund’s Uranium Materially Breaches Its Obligations, the Fund May be Adversely Impacted.

The breach by a Storage Facility of its obligations under a Uranium Account Agreement could result in a loss of, or in damage to, the Fund’s Uranium.  For example, a Storage Facility is obligated to maintain accurate books and records with respect to the Fund’s Uranium Account, to provide book-entry transfer services and secure physical storage facilities for the safekeeping of the Fund's Uranium and to provide certain indemnities and other arrangements and protections described under the heading “Material Contracts” with respect to the Uranium Account Agreements.  The failure of a Storage Facility to perform its obligations may have a material adverse effect on the Fund and in turn on the value of your Shares.

The Insolvency of a Storage Facility May Materially Affect the Fund’s Rights in Respect of Any of Its Uranium Which is Stored by that Storage Facility.

If a Storage Facility becomes insolvent, the Fund may not be able to recover some or all of its Uranium stored by that Storage Facility.  No trust or similar arrangements exist in relation to the Uranium held by the Storage Facilities and the Fund does not have any security interest over the Uranium stored at the Storage Facilities.  The Fund’s holding of Uranium will be mixed with Uranium owned by third parties.  If a Storage Facility were to become insolvent, there is no assurance that the amount of Uranium stored by such Storage Facility would be sufficient to meet all claims in respect of that Uranium.  In those circumstances, the Fund may not be able to recover some or any of its Uranium which is stored by that Storage Facility.  Failure to do so would have a material adverse effect on the Fund and in turn on the value of your Shares.

Uranium held at a Storage Facility may be lost due to an accident or natural event, or may be stolen.  Any of such events may have a material adverse effect on the Fund and in turn on the value of your Shares, even if the Storage Facility provides an indemnity in respect of such loss or theft, as, among other things, the value of the indemnity will depend on the solvency of the Storage Facility and payment thereunder will not make good the resultant shortfall in the Uranium owned by the Fund.

The Ability to Store Uranium May Become Subject to Certain Quantity Limits.

The storage arrangements between the Fund and the Storage Facilities may become subject to limits on the quantity of Uranium which may be stored as determined on a Storage Facility-by-Storage Facility basis.  A shortfall of storage capacity may therefore arise if the Fund wishes to store an amount of Uranium which exceeds limits set by the relevant Storage Facility.  If a shortfall of storage capacity occurs, there is no assurance that the Fund will be able to store its Uranium in the most cost efficient manner available and the Fund may need to arrange for alternative storage arrangements.  There can be no assurance that such storage arrangements will be available on commercially acceptable terms, or at all.  Failure to obtain, or delay in obtaining, such storage would have a material adverse effect on the Fund and in turn on the value of your Shares.

There is No Assurance that the Fund Will be Able to Find a Replacement Uranium Account Administrator if the Uranium Account Administrator Resigns or if the Uranium Account Administrator and Uranium Broker Agreement is Terminated.

The Uranium Account Administrator has the right to terminate the Uranium Account Administrator and Uranium Broker Agreement under certain circumstances including, for example, upon a default by the Fund or as disclosed in additional detail under the heading “Material Contracts.”  If the Uranium Account Administrator did so, the Fund would need to identify, and to engage, a replacement Uranium account administrator.  There is no assurance that the Fund would be able to do so on commercially acceptable terms, or at all.  Any failure by the Fund to do so, or any delay in doing so, would have a material adverse effect on the Fund and in turn on the value of your Shares.

The Performance of the Fund May be Materially and Adversely Affected by a Major Incident or Other Event Involving One of the Storage Facilities.

A major incident at, theft from, or natural event affecting a Storage Facility which holds the Fund’s Uranium may result in the loss of, or in damage to, that Uranium.  Notwithstanding any indemnity provided by a Storage Facility to the Fund in respect of such loss or damage to the Fund’s Uranium, there is no assurance that the Fund would be fully compensated for such loss or at all or that the Fund would be able to replace any lost Uranium.  This would have a material adverse effect on the Fund and in turn on the value of your Shares.

There is No Assurance that the Fund Will be able to Find a Replacement Managing Owner if the Managing Owner Resigns.

The Managing Owner has the right to resign.  If the Managing Owner did so, the Fund would need to identify, and to engage, a replacement managing owner.  There is no assurance that the Fund would be able to do so on commercially acceptable terms, or at all.  Any failure by the Fund to do so, or any delay in doing so, would have a material adverse effect on the Fund and in turn on the value of your Shares.

The Shares of the Fund Are New Securities Products and Their Value Could Decrease if Unanticipated Operational, Regulatory or Transactional Problems Arise.

The structure of the Fund has been developed specifically for this investment product.  Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Fund that could have a material adverse effect on an investment in the Shares.  In addition, although the Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational, regulatory or transactional problems or other unforeseen issues arise, including regulatory requirements or prohibitions, the Managing Owner’s past experience and qualifications may not be suitable for solving these specific problems or issues.

The Managing Owner and the Personnel Who Provide Services to the Fund Engage In Other Business Activities that Could Give Rise to Conflicts of Interest.

The personnel who provide services to the Fund engage in other business activities for the Managing Owner or for other clients which may reduce the amount of time that these personnel spend identifying opportunities for the Fund and in advising the Fund in relation to such opportunities, possibly to the detriment of the Fund.

Risks Relating to the Fund’s Business

There is a Limited Public Market for Uranium.

Unlike many other commodities, there is only a limited public market for Uranium.  The uses of Uranium relate primarily to power generation and there are a limited number of electric utilities that acquire Uranium for such use.  A reduction in demand by electric utilities would adversely affect the Fund’s performance.  In addition, there are a limited number of transactions in Uranium and most transactions are private and there is therefore limited price transparency in relation to such transactions.

Because of the limited public spot market for Uranium, the market price for U3O8 has drifted downward from May – December 2008, in part due to the apparent reluctance of Uranium buyers to purchase U3O8.  During this period, producers and holders of Uranium have apparently attempted to stimulate demand by offering Uranium for sale at a price that is at a discount to the prices that are reported publicly.  As a possible result, market participants may now expect that Uranium should not be purchased unless the purchase price is at a discount to the prices that are reported publicly.  As of December 2008, the market price for each pound of U3O8 was in the $60 range.  Because current Uranium prices are almost equal to the estimated marginal cost of mine production (estimated to be in the low to mid $60 range), producers may have no (or insufficient) incentive to increase production until the price of Uranium increases to a level that will provide sufficient incentive.

The uranium markets have experienced a full pricing cycle during the period from 2006 – 2008.  Uranium prices doubled from the $50-60 range on a per pound basis in September 2006 (e.g., as of September 19, 2006, the average price disclosed by Ux Weekly and the TradeTech Uranium reporters was approximately $53.13 per pound of Uranium and the indicative value of Uranium according to the BFV Index was approximately $61.34 per pound of Uranium) to approximately $137 per pound in June 2007 (e.g., as of June 19, 2007, the average price disclosed by Ux Weekly and the TradeTech Uranium reporters was approximately $137 per pound of Uranium and the indicative value of Uranium according to the BFV Index was approximately $120.73 per pound of Uranium).  The price of Uranium reached a low of $44.50 per pound in October 2008 (e.g., as of October 21, 2008, the average price disclosed by Ux Weekly and the TradeTech Uranium reporters was approximately $44.50 per pound of Uranium and the indicative value of Uranium according to the BFV Index was approximately $28.87 per pound of Uranium).  Subsequently, prices as of December 2008 (e.g., as of December 9, 2008, the average price disclosed by Ux Weekly and the TradeTech Uranium reporters was approximately $54 per pound of Uranium and the indicative value of Uranium according to the BFV Index was approximately $40.64 per pound of Uranium) have returned to the September 2006 levels.  Regardless, the limited public market for Uranium has hampered both buyers and sellers.

From time-to-time, the Fund may sell Uranium for cash to pay fees and expenses.  Any delay by the Fund in selling Uranium may adversely affect its ability to meet short-term financial obligations such as, but not limited to, fees and expenses.

The Quantity of Uranium Represented by a Share Will Decrease Over the Life of the Fund.

The Fund expects to require a portion of the purchase price of a Basket in a creation transaction to be made in cash to permit the Fund to pay expenses without being required to sell Uranium.  However, if the Fund’s fees and expenses exceed its cash reserves, the Fund may be required to sell Uranium for cash to pay its fees and expenses from time-to-time.  As a result, the amount of Uranium represented by a Share will decrease over the life of the Fund.  Consequently, the Fund’s NAV per Share must increase by not less than approximately [___]%, [___]% and [___]% per annum, if the aggregate daily net asset value of the Fund is up or equal to $500 million, is greater than $500 million and up or equal to $2 billion, or is greater than $2 billion, respectively, to avoid losses.

The Price of Uranium May be Volatile.

The price of Uranium may experience volatile and significant price movements and may be significantly affected by a number of factors outside of the control of the Fund.  In particular, the sale of Uranium by a national government, an industry participant, or by financial institutions could have a material adverse effect on the price of Uranium.

In addition, the price of Uranium is significantly affected by a range of other factors, including the demand for nuclear power; the availability and price of alternative sources of fuel; political, economic and social conditions in Uranium-producing and consuming nations; the reprocessing of spent fuel and the re-enrichment of depleted Uranium; sales of excess civilian and military inventories (including the dismantling of nuclear weapons) by governments and industry participants; enrichment tails assays; policies in relation to nuclear power generation; and improvements in the efficiency of nuclear power stations.

The Fund will not carry out any hedging activities involving Uranium nor is it protected against any price changes in Uranium.  Therefore, changes in the demand for, or in the supply of, Uranium may affect the value of the Uranium owned by the Fund disproportionately to the effect on the long term price of Uranium.

The annualized price volatility of the Uranium spot market on a monthly basis during the period from January 1, 1996 – December 16, 2008 was 23.63%† per month.

ANNUAL VOLATILITY††
Year	Percent
1996	19.59%
1997	23.08%
1998	10.84%
1999	5.64%
2000	5.83%
2001	11.17%
2002	4.72%
2003	11.22%
2004	9.20%
2005	14.54%
2006	13.57%
2007	53.91%
2008	41.77%

†Footnotes to annualized price volatility of the Uranium spot market on a monthly basis during the period from January 1, 1996 – December 16, 2008, as calculated on a continuous return basis:

Estimated Volatility = Square Root (12) * Sample Standard Deviation (All Monthly Returns)

Monthly Returns reflected average spot price of Uranium as reported in Ux Consulting Company’s “Ux Weekly” and TradeTech’s “The Nuclear Market Review”

††Footnotes to the above Annual Volatility table, as calculated on a continuous return basis:

Annual Estimated Volatility = Square Root (12) * Sample Standard Deviation (Monthly Returns for each Year)

Monthly Returns reflected average spot price of Uranium as reported in Ux Consulting Company’s “Ux Weekly” and TradeTech’s “The Nuclear Market Review”.

The Ability to Sell Uranium May be Affected by Restrictions Imposed by Its Country of Origin.

The sale of Uranium may be subject to restrictions imposed by the relevant country of origin.  These restrictions may relate, among other things, to prohibitions on re-processing and recycling of Uranium.  It may, as a result, be difficult to sell Uranium.  If the Fund holds any Uranium which is subject to such restrictions, any difficulties in selling that Uranium would have a material adverse effect on the Fund and in turn on the value of your Shares.

The Price of Uranium Could be Significantly Affected by Sales by a Government.

The amount of Uranium owned by national governments is unknown and the sale of a material amount of Uranium by a national government could have a material adverse effect on the price of Uranium.  Governments may decide to release stockpiles to generate income, to safeguard supply, to influence prices, or for other reasons.  If a government were to do so, this would have a material adverse effect on the Fund and in turn on the value of your Shares.

Adverse Public Sentiment Towards Nuclear Energy (Including as a Result of an Accident Involving a Nuclear Facility) May Significantly Affect the Price of Uranium and, Therefore, the Value of Your Shares.

Sustained use of nuclear power to generate electricity is dependent on public acceptance of the safety of the processes involved, including waste management and environmental risks.  An adverse change in public opinion, whether due to an accident involving a nuclear facility or otherwise, could have a material adverse impact on the price of Uranium.  In addition, an accident involving a nuclear facility could result in increased regulation or in a change of government policy towards nuclear power.  This would have a material adverse effect on the Fund and in turn on the value of your Shares.  Major accidents at nuclear power stations have occurred in the past and there is no assurance that they will not occur again.

The Fund May be Adversely Affected by Competition Between Nuclear and Other Energy Sources.

Nuclear power competes with numerous other energy sources, including oil, natural gas, coal and renewable energy (such as hydro-power, wind power and solar power).  Sustained lower prices of these alternative sources may have an impact on the demand for nuclear energy.  Additionally, changes in governmental policies or changes in public sentiment may make other energy sources more attractive.  In particular, a reduction in the price of oil or coal could have an adverse impact on the price of Uranium as alternative capacity already exists for power generation from these sources in certain markets.  Competition from other energy sources could have a material adverse effect on the price of Uranium and, consequently, on the Fund and in turn on the value of your Shares.

The Fund May be Subject to Increases in Operating and Other Expenses.

An increase in the costs of the Fund’s activities may have an adverse effect on the Fund, particularly given the Fund’s limited cash resources.

Factors which could increase operating and other expenses include:

*	increased costs of storage of Uranium;
*	increased costs of the advisory, administrative or custody services required by the Fund;
*	an increase in insurance premiums (at the Storage Facilities or, otherwise); or
*	changes in laws, regulations or government policies which require the Fund to comply with additional laws or regulations or which increase the cost of compliance with such laws and regulations.

Any such increase could have a material adverse effect on the Fund and in turn on the value of your Shares.

The Fund was Recently Formed and There Can Be No Assurance That It Will Achieve Its Purpose.

The Fund was formed on October 1, 2007 and has not yet commenced operations.

The results of the Fund’s operations will depend on many factors including, but not limited to, conditions in the financial markets and general economic conditions.

The Fund has no operating history.  No guarantee or representation is made that the Fund’s purpose will be achieved or that the Fund and its Shareholders will not incur losses.  The Fund’s results may vary substantially over time.  The past results of the Fund (when available), the Managing Owner or its principals are not necessarily indicative of the Fund’s future performance.

The Fund’s Concentrated Strategy May Cause Its Performance to be More Volatile and Result in Its Incurring Greater Losses During Unprofitable Periods.

The Fund’s sole investment is Uranium.  Structural economic and regulatory changes along with certain general market conditions could adversely affect the prospects of the Fund.  The concentrated focus of the Fund’s portfolio may cause its performance to be more volatile and result in its incurring greater losses during unprofitable periods as compared to a more diversified approach.

The Uranium Account Administrator and Uranium Broker Agreement May be Terminated if a Force Majeure Event Occurs.

The Fund from time-to-time is expected to sell Uranium through the Uranium Broker (in its capacity as either a principal or an agent) pursuant to the Uranium Account Administrator and Uranium Broker Agreement in order to raise cash to pay Fund expenses.  Should an event of force majeure occur, the Uranium Account Administrator and Uranium Broker Agreement may be terminated.  If such a termination occurs, the services of both the Uranium Account Administrator and the Uranium Broker would no longer be available to the Fund.  As a result, the Fund may not be able to sell Uranium, and in turn, the Fund may become incapable of meeting its expenses which would have a material adverse effect on the Fund and in turn on the value of your Shares.

The Fund May Suffer Material Losses in Excess of the Storage Facilities’ Insurance Proceeds.

The Uranium owned by the Fund could suffer damage or destruction by fire, chemical accident, leakage or other incidents beyond the Fund’s control.  This may result in losses which are not compensated by the Storage Facilities’ insurance proceeds.  The Managing Owner currently does not expect the Fund to purchase supplemental insurance coverage, unless required by a Storage Facility.  Inflation or increases in the value of any Uranium owned by the Fund may result in insurance proceeds from the Storage Facilities being inadequate to replace the full value of any lost Uranium.  Also, the limited supply of Uranium may make it difficult or impossible for the Fund to replace any Uranium which is lost.

If the Fund suffers any material losses of Uranium which are not fully compensated, this would be likely to have a material adverse effect on the Fund and in turn on the value of your Shares.

Changes in the Fund’s Regulatory or Legal Compliance Environment Could Materially Adversely Affect the Fund’s Business.

Changes in the regulation of investment pools could have a material adverse effect on the Fund and in turn on the value of your Shares.  Also, the transport and storage of Uranium is subject to various laws and regulations.  Changes in such laws or regulations, or on the interpretation of such laws or regulations, could have a material adverse effect on the Fund and in turn on the value of your Shares.  In particular, changes in, or new laws and regulations relating to, the ownership of Uranium may adversely affect the ability of the Fund to operate in a manner as originally contemplated.  This may have a material adverse effect on the Fund and in turn on the value of your Shares.

The Fund’s Business Depends on Its Ability to Retain its Managers, on the Ability of the Managing Owner to Have Access to Key Personnel and on the Experience of the Managing Owner and its Principals.

The ability of the Fund to achieve its purpose is significantly dependent upon the expertise of the Managing Owner and on its ability to have access to key personnel with relevant expertise in relation to dealing in Uranium.  The Fund has no employees and relies on the Managing Owner and its principals.  The Managing Owner initially was formed to be the managing owner of exchange-listed, index-tracking commodity pools that trade commodity and currency futures.  The past experience of the Managing Owner managing such vehicles provides no indication of its ability to manage an investment vehicle such as the Fund.  The Shareholders do not make decisions with respect to the management, disposition or other realization of any Fund asset, or other decisions regarding the Fund’s business and affairs.  Consequently, the success of the Fund depends, in large part, upon the skill and expertise of the Managing Owner and its key individuals.  If the past experience of the Managing Owner and its principals is not adequate or suitable to manage an investment vehicle such as the Fund, the operations of the Fund may be adversely affected.  Furthermore, there can be no assurance that any of the key individuals of the Managing Owner will continue to be active in the management and conduct of the business and affairs of the Fund.  The loss of the services of any of these principals could be materially adverse to the Fund, possibly resulting in losses.

The Fund Relies on the Uranium Broker, the Uranium Account Administrator and the Calculation Agent and any Impingement on the Continued Reliance on these Service Providers Would be Detrimental to the Daily Operations of the Fund.

The services provided by the Uranium Broker, the Uranium Account Administrator and the Calculation Agent are material to the Fund’s daily operations.  Both NYNCO (which serves as both the Uranium Broker and the Uranium Account Administrator) and the Calculation Agent are small businesses.  Should a key man event occur at either NYNCO and/or the Calculation Agent, the Fund may not be able to continue its daily operations.  Because of the specialized nature of the services provided by both NYNCO and the Calculation Agent, it would be very difficult for the Fund to find replacement service providers.

The Fund Will Have Limited Cash Resources, and May be Unable to Meet Its Ongoing Obligations.

The expenses of the Fund will be funded from cash on hand from the proceeds of creation transactions and redemption transactions, as applicable, or the proceeds of sales of Uranium.  Once the Fund’s available cash has been spent, it will need to meet its ongoing costs through the sale of Uranium or through the creation of additional Shares.

Loss of the Right to Operate Using the New York Nuclear Name, or Any Adverse Development Affecting the Reputation of the Managing Owner or New York Nuclear Corporation, Could Have a Material Adverse Effect on the Fund and In Turn on The Value of Your Shares.

The Fund has the right to use the New York Nuclear name.  If NYNCO discontinues its services to the Fund, or if the Fund otherwise loses the right to use the New York Nuclear name, the Fund would be required to change its name.  This may adversely affect the Fund’s ability to sell Uranium.  Also, any adverse development affecting the reputation of either the Managing Owner or New York Nuclear would have a material adverse effect on the Fund and in turn on the value of your Shares.

For additional information regarding the Managing Owner and NYNCO, please see “Management of the Fund and Description of the Shares; Certain Material Terms of the Trust Declaration — The Managing Owner,” “The Uranium Account Administrator,” and “The Uranium Broker” on pages 51-52, 58 and 59.

The Fund’s Activities May Expose It to the Risk of Material Health and Safety and Environmental Liabilities.

Although the Fund does not currently intend to remove any of its Uranium from the Storage Facilities or to transport it physically between Storage Facilities, it may be required to do so if, for example, a Storage Facility were to become insolvent.  If so, it could be liable for any accidents or health and safety incidents which occur during such transportation as well as for the costs of such transportation, which may be substantial.  Also, if the Fund is required to put in place alternative storage arrangements for its Uranium, such arrangements could impose on the

Fund liability for any health and safety or environmental liabilities arising in connection with such storage.  Any such liabilities would have a material adverse effect on the Fund and in turn on the value of your Shares.

Exculpation and Indemnification of the Trustee, the Managing Owner, the Uranium Account Administrator, the Uranium Broker, the Calculation Agent, the Storage Facilities, the Administrator, the BNY Custodian, the Transfer Agent, the Selling Agent, the Authorized Participant(s) and Their Principals Could Operate to Make It More Difficult for Shareholders to Challenge Their Actions.

Under one or more of the Amended and Restated Declaration of Trust and Trust Agreement, or Trust Declaration, the Uranium Account Administrator and Uranium Broker Agreement, the Calculation Agent Agreement, the Uranium Account Agreements, the Administration Agreement, the Selling Agent Agreement, the Participant Agreement(s) and the other material contracts, the Fund exculpates and indemnifies the Trustee, the Managing Owner, the Uranium Account Administrator, the Uranium Broker, the Calculation Agent, the Storage Facilities, the Administrator, the BNY Custodian, the Transfer Agent, the Selling Agent, the Authorized Participant(s) and certain of their affiliates, or collectively the Service Providers, from claims, losses and liabilities attributable to or arising out of their actions or omissions on behalf of, or services to, the Fund to which they otherwise may be subject or that may be incurred by them in the performance of their duties thereunder, subject to satisfaction of the applicable standard of care as provided under the appropriate service agreement.  Please see “Material Contracts” for detailed disclosure regarding the Fund’s indemnification and exculpation obligations from pages 82-89.  While these provisions do not constitute a waiver of rights that may not lawfully be waived by Shareholders, they could operate to make it more difficult for Shareholders to challenge actions taken by the Service Providers and their principals.

Risks Relating to the Structure of the Fund

Because the BFV Index is a Mathematical Construct Which is Indicative of the Value of the Fund’s Uranium, the BFV Index May Not Accurately Reflect Actual Purchase or Sale Prices of Uranium.

The BFV Index is calculated to reflect the indicative value of the Fund’s Uranium.  For additional disclosure regarding the BFV Index, see “Calculation of Net Asset Value and Valuation” on pages 78-82.  The BFV Index is a mathematical construct that is both calculated and based upon certain underlying assumptions.  The indicative value of the Fund’s Uranium may become inaccurate if any of the underlying assumptions become false or require refinement.  One underlying assumption of the BFV Index is that the two Public Funds are reporting accurate Uranium and cash holdings information.  A second underlying assumption is that the audits conducted by the accountants accurately verify that the two Public Funds’ reported Uranium and cash holdings are materially accurate as of the Public Funds’ financial reporting dates.  A third underlying assumption is that the publicly disseminated information such as share price and number of outstanding shares with respect to each of the Public Funds is accurate.  If one or more of these underlying assumptions become invalid or inaccurate, the indicative value of the Fund’s Uranium based on the BFV Index may be impacted both materially and negatively.  Additionally, the value of the BFV Index is currently based on two Public Funds that invest in Uranium.  Because of this limited scope of the BFV Index, any pricing inaccuracies of either one or both Public Funds (due to factors such as accounting errors or fraud, occurrence of force majeure type events that have a disproportionate impact on the Uranium market) will be reflected in and may alter materially the indicative value of the Fund’s Uranium.

In contrast to the BFV Index, which reflects the indicative value of the Fund’s Uranium, the actual purchase and sale price of Uranium is negotiated between the various parties and is therefore an actual price, which may reflect specific market conditions at that point in time.  Therefore, due to the illiquidity and the price volatility in the Uranium spot market, the indicative value of the Fund’s Uranium may not be identical to the actual purchase and sale price of Uranium.  The BFV Index value of the Fund’s Uranium and the actual purchase and sale price of Uranium may be materially different.

Inefficiencies of the Uranium Market May Prevent the Fund from Achieving Its Purpose.

The Fund’s purpose is to provide investors with a cost-effective investment vehicle that holds uranium oxide concentrates, referred to as either Uranium or U3O8.  It is expected that Authorized Creators and Authorized Redeemers may use the Fund as an inventory management option, as a source for Uranium or as an alternative to the spot markets for achieving liquidity in their holdings of Uranium.  It is also expected that Authorized Creators and Authorized Redeemers will have the ability to arbitrage price differences that may arise from time-to-time between the value of the Fund’s Uranium holdings and the trading price of the Shares on the NYSE Arca, Inc., or the NYSE Arca, through creations and redemptions of Shares in Baskets at their net asset value per Basket.  The exploitation of these arbitrage opportunities is expected to cause the market price per Share to tend to track the net asset value per Share over time.  The Uranium markets tend to be thin and inefficient compared to markets in other physical commodities such as precious metals.  If the Uranium markets remain thin and inefficient, the Fund may not be able to achieve its purpose, and therefore, the value of the Fund’s Uranium may differ materially from the price of Uranium obtained elsewhere in the market and the trading price of the Shares on the NYSE Arca may not track net asset value per Share.

There can be No Assurance that the Managing Owner Will Process a Request for Creation Baskets or Redemption Baskets at a Requested Storage Facility.

Although Authorized Creators and Authorized Redeemers may request that the Fund process a request for Creation Baskets or Redemption Baskets at certain Storage Facilities, there can be no assurance that the requested Storage Facility will be the site which processes such request.  Although the Managing Owner will use commercially reasonable efforts to satisfy each request, the Managing Owner, in its sole discretion, will determine which Storage Facility will process a request for Creation Baskets or Redemption Baskets in order to be able to manage the Fund’s Uranium inventory.

Investors Were Not Represented During the Fund’s Formation.

The business terms and structure of the Fund were not negotiated at arm’s-length.  Sidley Austin llp does not represent Shareholders or prospective investors in connection with the offering of Shares.

The Fund Does Not Expect to Pay Distributions for the Foreseeable Future.

As the Fund’s principal activity is to hold Uranium, the Fund is not expected to generate any material net cash inflows.  The Managing Owner does not expect the Fund to pay distributions, although it reserves the right to do so.

The Ability of Investors to Compare the Financial Performance of the Fund With Other Similar Companies is Limited.

No company with the same, or with a similar, principal business activity to that of the Fund previously has been listed on a securities exchange in the United States.  As a result, the ability of investors to compare the financial performance of the Fund with that of comparable companies is limited.

Regulatory Risks Relating to the Fund

The Fund is Exempt From a Number of Regulations.

The Fund is not an investment company within the meaning of the Investment Company Act of 1940, as amended, and will not be registered as an investment company thereunder.  While the Managing Owner is a commodity pool operator that is registered as such with the CFTC, the Fund is not a “pool” within the meaning of Rule 4.10(d) under the CEA, and the Managing Owner is not required to, and will not, operate the Fund in compliance with the Part 4 regulations of the CFTC under the CEA.  The Managing Owner is not registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940.  Therefore, Shareholders do not have the benefit of the investor protections afforded by such statutes.  Pursuant to the Atomic Energy Act of 1954 and the regulations of the Nuclear Regulatory Commission, or the NRC, the Fund will only undertake activities, including the receipt of title to Uranium as contemplated in this Prospectus, that are authorized pursuant to a general license granted under operation of the NRC’s regulations and will not engage in activities involving physical possession or use of Uranium.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Regulatory Change and the Possibility of Additional Government or Market Regulation May be Detrimental to the Fund.

Market disruptions and the dramatic increase in the capital allocated to alternative investment strategies during recent years have led to increased governmental as well as self-regulatory scrutiny of alternative investment products, including pools that take speculative long positions in physical commodities and commodity futures.  Certain legislation proposing greater regulation of the industry periodically is considered by the U.S. Congress, as well as the governing bodies of foreign jurisdictions.  It is impossible to predict what, if any, changes in regulation and laws applicable to the Fund, the Managing Owner and the uranium market may be instituted in the future.  Any such regulation could have a material adverse impact on the profit potential of the Fund.

THE FOREGOING SUMMARY OF CERTAIN RISKS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING.  PROSPECTIVE INVESTORS SHOULD READ THIS ENTIRE PROSPECTUS, AS WELL AS THE TRUST DECLARATION AND THE EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, BEFORE DETERMINING TO INVEST IN THE FUND.

DB-NEW YORK NUCLEAR URANIUM FUND

The Fund

The Fund is a Delaware statutory trust that was formed on October 1, 2007.  The Trustee is a Delaware banking corporation and is the sole trustee of the Fund.  The Managing Owner, a Delaware limited liability company and an indirect wholly-owned subsidiary of Deutsche Bank AG, is vested with full power and authority to manage the business and affairs of the Fund.  The Trustee has only nominal duties and liabilities to the Fund.  The Managing Owner provides certain advisory and administrative services to the Fund.

Shares to be Listed on the NYSE Arca

The Shares of the Fund are expected to be listed on the NYSE Arca, Inc., or the NYSE Arca, under the symbol “NUK.”  Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Purpose

The Fund’s purpose is to provide investors with a cost-effective investment vehicle that holds uranium oxide concentrates, referred to as either Uranium or U3O8.  An Authorized Creator or Authorized Redeemer refers to an entity that is approved by the Managing Owner and is also a duly licensed utility or generating company operating nuclear reactors, a duly licensed Uranium miner, converter, enricher or fabricator, or another entity that the Managing Owner, in its sole discretion, determines to be an established business in the nuclear fuel cycle or a broker or dealer in nuclear fuel.  The Managing Owner will conduct initial and ongoing due diligence investigations to the extent it deems appropriate to determine the eligibility of a person to be an Authorized Creator or Authorized Redeemer.  To determine if a person is eligible to be an Authorized Creator or Authorized Redeemer, the Managing Owner will consider such factors as it deems appropriate, such as the person’s public representations as to its business activities, referrals from other nuclear fuel market participants and other factors.  It is expected that Authorized Creators and Authorized Redeemers may use the Fund as an inventory management option, as a source for Uranium or as an alternative to the spot markets for achieving liquidity in their holdings of Uranium.  It is also expected that Authorized Creators and Authorized Redeemers will have the ability to arbitrage price differences that may arise from time-to-time between the value of the Fund’s Uranium holdings and the trading price of the Shares on the NYSE Arca, through creations and redemptions of Shares in Baskets at their net asset value per Basket.  The exploitation of these arbitrage opportunities is expected to cause the market price per Share to tend to track the net asset value per Share over time.  The Fund will acquire holdings of Uranium and process creation and redemption transactions, but will not actively trade or speculate with regard to short-term changes in the price of Uranium, so that the net asset value per Share will reflect the price of Uranium, less the Fund’s expenses and liabilities.  Investors in the Fund will obtain economic exposure to the price of Uranium, whether it is rising, falling or flat, in a manner that does not include all of the risks associated with investments in companies that explore for, mine, process or consume Uranium.  The Fund’s only assets will be title to physical Uranium and cash to meet fees and expenses.  After the commencement of the Fund’s business, the Fund will not purchase Uranium with cash.  During the continuous offering, the Fund will increase its Uranium holdings only through contributions of Uranium by Authorized Participants who act on behalf of Authorized Creators.  The Fund will not enter into financial swaps, forwards or futures or invest in securities.  The Fund will not take short positions in Uranium.  For U.S. nuclear regulatory purposes, the Fund will not receive, possess, deliver, use, or transfer Uranium.  There can be no assurance that the Fund and its shareholders, or the Shareholders, will not incur losses of all or a portion of their investment.

NYNCO serves as the Uranium account administrator, or the Uranium Account Administrator.  All Uranium owned by the Fund will be stored in the Fund’s name in one or more uranium accounts, or the Uranium Accounts, at a small number of licensed and secured storage facilities, or the Storage Facilities.  The Managing Owner, in consultation with and based upon the advice of the Uranium Account Administrator, negotiates storage arrangements with the Storage Facilities on behalf of the Fund and with respect to each of the Fund’s Uranium Accounts.  The Uranium Account Administrator is required to provide the Managing Owner with sufficient market information in order to ensure that the Storage Facilities provide indemnities and other arrangements and protections consistent with standard industry terms for the benefit of the Fund.  The Managing Owner, in consultation with and based upon the advice of the Uranium Account Administrator, will open Uranium Accounts with Storage Facilities on behalf of and in the name of the Fund.  None of the Managing Owner, the Fund or the Uranium Account Administrator has the right to physically remove, or request the physical removal of the Uranium held in the

Uranium Account and no part of such Uranium may be physically transferred by the Managing Owner, the Fund or the Uranium Account Administrator.  The Uranium Account Administrator will assist with recordkeeping relating to the Uranium Accounts in connection with creation and redemption transactions.  Ownership of the Uranium will be reflected under the Fund’s name and as book entries at the Storage Facilities pursuant to the Uranium Account agreements, or the Uranium Account Agreements.  In addition to interfacing with the Storage Facilities on behalf of the Fund on a regular basis, the Uranium Account Administrator will also serve as a general resource and a source of market information and intelligence for the Managing Owner and the Fund with respect to the Uranium market.

Because the Fund’s holdings of Uranium are not cash generating, the Fund may sell some or all of its Uranium in order to meet expenses if the Managing Owner determines it would be appropriate to do so at the relevant time.

The Fund is denominated in U.S. dollars.

There can be no assurance that the Fund and its Shareholders will not incur losses of all or a portion of their investment.

In furtherance of the Fund’s purpose, the Managing Owner has established the following policies:

1.
The proceeds of the initial offering will be used to purchase Qualifying Uranium, except that a portion of the proceeds of the initial offering will be retained in cash and used to pay the Fund’s expenses.

2.	After the commencement of the Fund’s business, the Fund will not purchase Uranium with cash.

3.	For U.S. nuclear regulatory purposes, the Fund will not receive, possess, deliver, use, or transfer Uranium.

The Managing Owner believes that the underlying supply and demand dynamics of the Uranium market are attractive for investors and that there currently is political and economic support for Uranium demand to increase further.

Demand for Uranium is currently satisfied by primary production and from secondary sources (such as government and utility stockpiles and decommissioned military material).  Although certain industry participants may be planning to open a number of new mines and may be planning to increase production, the Managing Owner believes that the current primary supply deficit may remain for the foreseeable future.

The Offering

The Fund initially is offering 4,000,000 Shares at $25.00 per share through a group of underwriters led by [__________].  Until the completion of this offering, no Shares will be outstanding.  The offering price of $25.00 per Share was determined on an arbitrary basis by the Managing Owner.  The Fund has granted the Underwriters an option to purchase up to [___] additional Shares to cover orders in excess of 4,000,000 Shares.  You must purchase at least [___] Shares ($[___]) in this offering.  See “Underwriting.”

For a description of the Shares, please see generally “Management of the Fund and Description of the Shares; Certain Material Terms of the Trust Declaration,” “Distributions,” and “Creation and Redemption of Shares.”

After the initial offering, the Fund will offer Shares on a continuous basis in blocks of 200,000 Shares, or a Basket, through the Selling Agent to certain eligible financial institutions, called Authorized Participants, acting on behalf of certain eligible purchasers, called Authorized Creators, at Net Asset Value per Basket, calculated in accordance with the Blended Financial Value Index, or the BFV Index, generally as of the opening of business on the first Business Day of each calendar quarter or on such other days as the Managing Owner, in its sole discretion, may allow, or a Subscription Date.  For purposes of processing both creation and redemption orders, a Business Day means any day other than a day (1) when the NYSE Arca is closed for regular trading or, (2) if the order requires the transfer, or the confirmation of transfer of title of Qualifying Uranium (as defined below) in New York or in the country where the applicable Storage Facility (as defined below) is located, (A) when banks are authorized to close in New York or in the country where the applicable Storage Facility is located or (B) when banks in New York and in the country where the applicable Storage Facility is located are not open for a full business day and the transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the Business Day.

The Managing Owner may accept subscriptions for fractions of a Basket in its sole discretion.  Subscriptions for Baskets must be made in Qualifying Uranium and cash.

Qualifying Uranium is U3O8 uranium oxide concentrates which contain approximately 70% to 90% uranium oxide (commonly known as “yellowcake”) of an origin that is legally usable in the United States for the operation of reactors located in the United States without the imposition of any tariffs, duties or similar charges based upon origin, but does not include natural UF6, enriched UF6, enriched uranium oxide, or any other component of the nuclear fuel cycle including any form of Low Enriched Uranium (LEU) or blended High Enriched Uranium (HEU).

For additional details regarding the creation procedures, please see “Creation and Redemption of Shares — Creation Procedures” from pages 66-67.

Purchases and Sales in the Secondary Market, on the NYSE Arca

The Shares of the Fund will trade on the NYSE Arca like any other equity security.

Baskets of Shares may be created only by Authorized Participants (as defined below), acting on behalf of Authorized Creators, which are entities that are approved by the Managing Owner and are also duly licensed utilities or generating companies operating nuclear reactors, duly licensed Uranium miners, converters, enrichers or fabricators, or other entities that the Managing Owner, in its sole discretion, determines to be established businesses in the nuclear fuel cycle or brokers or dealers in nuclear fuel.  Baskets of Shares may be redeemed only by Authorized Participants, acting on behalf of Authorized Redeemers, which are entities that are approved by the Managing Owner and are also duly licensed utilities or generating companies operating nuclear reactors, duly licensed Uranium miners, converters, enrichers or fabricators, or other entities that the Managing Owner, in its sole discretion, determines to be established businesses in the nuclear fuel cycle or brokers or dealers in nuclear fuel.  The Managing Owner will conduct initial and ongoing due diligence investigations to the extent it deems appropriate to determine the eligibility of a person to be an Authorized Creator or Authorized Redeemer.  To determine if a person is eligible to be an Authorized Creator or Authorized Redeemer, the Managing Owner will consider such factors as it deems appropriate, such as the person’s public representations as to its business activities, referrals from other nuclear fuel market participants and other factors.  It is expected that Baskets may be created when there is sufficient demand for Shares that the market price per Share is at a premium to the net asset value per Share.  It is also expected that Authorized Participants, acting on behalf of Authorized Creators, may then sell some or all of such Shares, which are listed on the NYSE Arca, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca and the supply of and demand for Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the NYSE Arca at the time of sale.  Similarly, it is expected that Baskets may be redeemed when the market price per Share is at a discount to the net asset value per Share.  Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets at net asset value per Share.

The market price per Share may not be identical to the net asset value per Share, but these valuations are expected to be close, particularly on or near Subscription Dates.  While the market price per Share and the net asset value per Share may diverge between Subscription Dates, it is expected that these valuations will approach one another when the prospect of a creation or redemption transaction creates a potential arbitrage opportunity for Authorized Creators and Authorized Redeemers.  Investors are able to use the indicative intra-day value of the Fund to determine if they want to purchase in the secondary market via the NYSE Arca.  The intra-day indicative value per Share of the Fund is based on the prior day’s final net asset value, adjusted four times per minute throughout the day to reflect the continuous price changes of the BFV Index to provide a continuously updated estimated net asset value per Share.

Retail investors may purchase and sell Shares through traditional brokerage accounts.  Purchases or sales of Shares may be subject to customary brokerage commissions.  Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Pricing Information Available on the NYSE Arca and Other Sources

The following table lists additional NYSE Arca symbols and their meanings with respect to the Fund and the BFV Index:

NUKIV	Indicative intra-day value per Share of the Fund.
NUKNV	End of day net asset value of the Fund.
[_____]	Intra-day and BFV Index closing level as of close of NYSE Arca from the prior day.

The intra-day data in the above table is published once every fifteen seconds throughout each trading day.

The Calculation Agent publishes the closing level of the BFV Index daily.  The Managing Owner publishes the net asset value of the Fund and the net asset value per Share daily.  Additionally, the Calculation Agent publishes the intra-day BFV Index level, and the Managing Owner publishes the indicative value per Share of the Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day.  All of the foregoing information is published as follows:

The intra-day level of the BFV Index (symbol: [____]) and the intra-day indicative value per Share of the Fund (symbol: NUKIV) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com  or any successor thereto.

The current trading price per Share (symbol: NUK) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day BFV Index closing level (symbol: [____]) is published as of the close of business for the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbol: NUKNV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.  In addition, the most recent end-of-day net asset value of the Fund (symbol: NUKNV) is published the following morning on the consolidated tape.

The Calculation Agent obtains information for inclusion in, or for use in the calculation of, the BFV Index from sources the Calculation Agent considers reliable.  None of the Calculation Agent, the Managing Owner, the Fund, or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the BFV Index or any data included in the BFV Index.

Use of Proceeds

The Fund has entered into Uranium escrow agreements, or the Uranium Escrow Agreements, with [_____], or collectively, the Initial Uranium Suppliers.  The Initial Uranium Suppliers will supply the Fund with its initial holdings of Uranium.  Pursuant to the Uranium Escrow Agreements, the Initial Uranium Suppliers have deposited [_____] pounds of Qualifying Uranium, or the Initial Supply, into one or more Uranium accounts at one or more of the Storage Facilities for purchase by the Fund at the conclusion of the initial offering.  The price the Fund will pay for the amount of the Initial Supply purchased at the conclusion of the initial offering will be equal to the value of the amount of the Initial Supply purchased at the conclusion of the initial offering as of the date of the Underwriting Agreement, calculated in accordance with the BFV Index.

If the initial offering is abandoned, or is not completed prior to a mutually acceptable deadline, the Initial Supply held in escrow for purchase by the Fund will be released and returned to the Initial Uranium Suppliers.

The net proceeds received by the Fund from the initial offering will be used to purchase from the Initial Uranium Suppliers an amount of Uranium up to the amount of the Initial Supply and to pay management, Uranium brokerage and other fees and expenses incurred by the Fund during the initial offering in connection with the procurement of the Initial Supply, including payments to the Managing Owner and the Uranium Broker that are expected to be equal to approximately 1% of the public offering price of the Shares.  An Initial Supplier that is also an Authorized Creator may choose to create additional Baskets contemporaneously with the completion of the initial offering.  Within two (2) days after completing the initial offering, the Managing Owner will pay the Initial Uranium Suppliers the net proceeds of the initial offering, net of cash reserves sufficient to cover the Fund’s projected expenses for the first six months of its operations and any applicable fees and Uranium brokerage commissions, including fees, Uranium brokerage commissions and expense reimbursements payable to the Managing Owner and the Uranium Broker in connection with the procurement of the Initial Supply.  Upon such payment, the Fund will receive full title to all or a portion of the Initial Supply.  All retained cash will be deposited in the Fund’s bank accounts until used to pay Fund expenses.

The net proceeds of the initial offering will be approximately $97,000,000 (or approximately $[_____] assuming the Underwriters exercise the over-allotment option in full) after the deduction of the underwriting discount and the payment of fees, Uranium brokerage commissions and expense reimbursements to the Managing Owner and the Uranium Broker in connection with the procurement of the Initial Supply.  The proceeds to the Fund of the initial offering, prior to the expenses listed in the immediately preceding sentence, will be $98,000,000.

After the initial offering, proceeds received by the Fund from the issuance and sale of Baskets will consist of Qualifying Uranium and cash.  The Managing Owner estimates that the cash reserves required for the first six months of operations of the Fund is projected to be approximately $727,500, assuming that the Fund will launch with an aggregate amount of $97 million under management at inception and that the annual aggregate expenses of the Fund will be 1.50% of the Fund’s annual net asset value.  The Fund’s cash will be deposited in bank accounts until used to pay Fund expenses.  After the initial offering, the Fund will not use its cash to purchase Uranium.  During the continuous offering, the Fund will increase its Uranium holdings only through contributions of Uranium by Authorized Participants who act on behalf of Authorized Creators.  Pursuant to the Trust Declaration, the Fund’s Qualifying Uranium will only be held by the Fund, distributed to Authorized Redeemers in connection with the redemption of Baskets or sold as needed to raise cash to pay the Fund’s expenses.

THE URANIUM MARKET

Uranium

Uranium (chemical symbol U) is the heaviest of all the naturally occurring elements.  Like other elements uranium occurs in different forms known as “isotopes”.  These isotopes differ from each other in the number of particles (neutrons) in the nucleus.  Uranium as found in the earth’s crust largely comprises two isotopes: uranium-238 (U238) (approximately 99.3%) and uranium-235 (U235) (approximately 0.711%).  The isotope U235 plays an  important role because it can yield substantial energy under certain conditions.

Uranium Uses

The most common commercial use for U3O8 is as a fuel for nuclear power plants.  Through the process of nuclear fission, the uranium isotope U235 can undergo a nuclear reaction whereby its nucleus is split into smaller particles.  Nuclear fission releases significant amounts of energy, and is the basis of power generation in the nuclear industry.

The first practical use of nuclear power occurred in 1951, when an experimental nuclear reactor at a research center in Idaho Falls lit four ordinary light bulbs.  In the late 1950s, the first full-scale nuclear power plants went into service in the U.S., the United Kingdom, Russia and France.  The nuclear industries of these countries and several others grew rapidly during the 1960’s and 1970’s.  The first export orders for nuclear power reactors were awarded in 1958 and were followed by the spread of nuclear electricity generation to many other countries, including Canada, Germany, Switzerland, Spain, Belgium, Finland and Japan.  Reactor technology was also exported by Russia to several Eastern European countries, including the former East Germany, the former

Czechoslovakia, Bulgaria and Hungary.  Many of these countries developed their own nuclear expertise, leading to the development of today’s international nuclear industry.

The Nuclear Fuel Cycle

The nuclear fuel cycle comprises the following activities: Uranium mining, conversion and enrichment, fuel fabrication, power generation and spent fuel management.

Uranium mining

Historically, uranium was extracted from both open pit and from underground mines.  Alternative techniques include in-situ leach mining in which weak acid or alkaline solutions are pumped into the underground deposits to dissolve uranium.

Mined ore is then milled and the uranium is extracted through a multi-stage metallurgical process which separates the uranium from the waste rock.  The resulting uranium-rich slurries are then calcined to produce U3O8.  U3O8 is a powder which contains approximately 70% to 90% uranium oxide.  It is commonly referred to as “yellowcake.”

Conversion and enrichment

Enrichment of uranium is a necessary step in the nuclear fuel cycle of more than 95% of operating reactors worldwide.  Most nuclear power reactors require uranium with U235 concentrations of between 3% and 5%.  In order to increase the concentration of U235, U3O8 is first subjected to a chemical conversion process to produce uranium hexaﬂuoride, or UF6.

U3O8 is stored at licensed Storage Facilities.  There are four main conversion and Storage Facilities, namely Cameco (Canada), ConverDyn (U.S.), Comurhex (France) and Rosatom (Russia).  Conversion involves a series of chemical processes that purify the U3O8 and convert it into UF6.

The U3O8 is normally shipped to a storage facility in steel drums in ISO sea containers and is stored on site until it is converted.  Once it arrives at the storage facility, U3O8 is pooled with existing inventories held at the facility and is regarded as a fungible material.  The owner of the U3O8 has its account credited with the amount of material delivered.  The U3O8 may then be transferred to other account holders of the storage facility via a book transfer mechanism.  Transfers of material between facilities may occur by means of a similar mechanism, or title or location swaps.  This reduces the need for physical shipment of the U3O8.

Once converted, UF6 is transported in steel cylinders to an enricher.  The four main enrichers are France’s Eurodif S.A., the United States Enrichment Corporation, or USEC, Russia’s Rosatom and Urenco (a joint venture among the UK, German and Dutch governments).  During the enrichment process, the concentration of the U235 isotope in the UF6 is normally increased from 0.711% to between 3% and 5%.  The resultant enriched UF6 is known as Low Enriched Uranium, or LEU.  Enrichment is performed by either a gaseous diffusion or a gas centrifuge process.

Fuel fabrication

In order to produce fuel for use in nuclear power stations, LEU is first converted to uranium dioxide then further manufactured into ceramic pellets that are inserted into rods, which are then configured into nuclear fuel assemblies for use in the core of nuclear reactors.

Power generation and spent fuel management

Nuclear fuel assemblies are loaded into nuclear reactors.  The subsequent ﬁssion reaction generates heat.  This is used to produce steam which drives a turbine and an electric generator.

A variety of types of reactors are in operation around the world.  The most commonly used designs are varieties of water-cooled reactors of the Boiling Water Reactor or Pressurized Water Reactor types.

After several years, the U235 in the fuel is largely spent.  The fuel assemblies are then discharged into a temporary cooling pond at the reactor site.  The spent nuclear fuel is then placed into long-term storage pending final disposal through deep geological burial or reprocessed to recover unused uranium and plutonium.

Demand

The demand for U3O8 is directly linked to the level of electricity generated by nuclear power plants.  The cost structure of nuclear power generation, which involves much higher capital costs and generally lower fuel costs compared to most other forms of power generation, dictates that nuclear plants are kept operational at high load factors to achieve optimal economics.  As a result, the demand for uranium fuel is more predictable than most other commodities.  Demand forecasts for uranium depend largely on installed and operable nuclear power generation capacity, regardless of economic fluctuations or the demand for other forms of power.

Consumption of uranium for nuclear fuel purposes has steadily increased since the 1960’s as nuclear fuel technology has become more widely used.  In 2007, the World Nuclear Association, or the WNA, estimated in its bi-annual market report “The Global Nuclear Fuel Market: Supply and Demand 2007-2030” that the annual demand for uranium for power generation in 2006 was approximately 167 million pounds of U3O8.  The WNA’s reference case projects that demand for uranium will increase to 211 million pounds and 284 million pounds of U3O8 by 2020 and 2030, respectively.  This represents an annual growth rate of approximately 2% from 2006-2030.

World net electricity generation is expected to nearly double from 2005 to 2030, according to the Energy Information Administration’s (EIA) International Energy Outlook 2008, or the IEO 2008, reference case forecast.  Total electricity generation is projected to increase on average by 2.6% per year from 17.3 trillion kilowatt hours in 2005 to 33.3 trillion kilowatt hours in 2030.  Electricity generation for the non-OECD countries is projected to increase by 4.0% per year, according to the IEO 2008 reference case forecast, while growth of electricity generation in OECD nations is expected to average 1.3% per year from 2005 to 2030.

According to the WNA, as of January 1, 2009, there were a total of 436 operable commercial nuclear power plants globally with an aggregate installed generating capacity of 371,927 megawatts of electricity.  In 2007, commercial nuclear plants generated approximately 15% of the world’s total electricity.  Reactor uranium requirements in 2008 are estimated to total 168 million pounds of U3O8.  Another 43 commercial nuclear reactors (representing 37,668 megawatts of electricity) are under construction and many more are planned or proposed.  New construction is presently centered in Asian countries, principally in China, South Korea, India, and Russia.  While it is unclear whether nuclear power will grow as a percentage of future global power production, industry sources believe that there will be rapid growth in Asia.

The demand for uranium may be increased by the trend toward improving plant load factors, but may be muted by the premature closing of some nuclear power plants.  Factors increasing fuel demand are expected to continue to be offset in part by a trend in increased efficiency in nuclear power plants and reductions in uranium tails assay during the enrichment process.  Recently, many utilities have reduced their enrichment tails assay in order to optimize uranium and separative work units, or SWU, utilization.  Lower tails assay has resulted in lower uranium demand.

Nuclear energy plants produce far fewer greenhouse gases than fossil fuel energy plants.  According to the International Energy Agency, or the IEA, CO2 emissions are likely to be approximately 60% higher by 2030.  Current levels of nuclear power generation are believed to prevent the emission of  approximately 2.6 billion tons of CO2 each year.  Additional nuclear power generation is one way in which governments can meet the targets for the reduction in CO2 emissions set out in the Kyoto Protocol.

Supply

Uranium is supplied from primary production (the mining of uranium ores), and secondary sources such as the drawdown of excess inventories and uranium made available from the decommissioning of nuclear weapons, re-enriched depleted uranium tails, and used reactor fuel that has been reprocessed.  The Managing Owner estimates that approximately 64% of annual uranium consumption was sourced from primary production in 2007.

Primary Production

The uranium production industry is characterized by a small number of companies operating in relatively few countries.  The WNA reports that in 2007, mine supply was approximately 107 million pounds of U3O8.  In 2007, approximately 85% of the estimated world production was provided by seven producers: Cameco Corporation, Rio Tinto, Areva, KazAtomProm, ARMZ, BHP Billiton, and NAVOI.  WNA data shows that the four largest companies produced over 60% of the world’s primary production of uranium supply in 2007 as represented in the following table:

Company	Percentage

Cameco Corporation	19

Rio Tinto	17

Areva	15

Kazatomprom	12

Approximately 92% of estimated world production was sourced from eight countries (in order of production, from greatest to least): Canada, Australia, Kazakhstan, Russia, Niger, Namibia, Uzbekistan and the U.S.  The Canadian uranium industry has been the leading supplier of uranium in recent years with production of 24.6 million pounds of U3O8 in 2007, which represented nearly 23% of world production.

Secondary Sources

Over the last several years, primary production of uranium has satisfied 50-60% of world requirements. The remainder has been provided from secondary sources. The de-enrichment of nuclear weapons through blending with low enriched uranium from conventional production sources has contributed the largest proportion of this supply and meets about 13% of world reactor requirements.  Also, some utilities in Europe use reprocessed uranium and plutonium derived from used reactor fuel as a source of supply and depleted uranium tails from the uranium enrichment process can be re-enriched and added to the fuel mix.  Mixed oxide fuel, or MOX, provides about 2% of the new fuel used today, and this proportion is expected to rise to 5% by 2010.  Excess inventories held by utilities, producers, other fuel cycle participants and governments have also served as a source of supply, although this is a finite source.

Uranium from Nuclear Disarmament

The most significant secondary source of uranium is from de-enriching nuclear weapons.  In February 1993, the U.S. and Russia entered into an agreement, or the Russian HEU Agreement, to manage the sale of highly enriched uranium, or HEU.  Under the Russian HEU Agreement, over a term of 20 years ending with deliveries in 2013, 500 tons of HEU derived from dismantling nuclear weapons, are to be diluted in Russia from HEU to low enriched uranium, or LEU, and delivered to the U.S., or the Disarmament Uranium, suitable for use in nuclear power plants. The official arrangement between the governments of the U.S. and Russia calls for the enrichment services component (measured in SWUs) of LEU, delivered to be purchased by USEC.  The natural Uranium content of the Disarmament Uranium scheduled for delivery during the 20-year period represents approximately 400 million pounds of natural uranium as U3O8.  As of the middle of 2007, Russia had delivered the equivalent of over 300 tons of HEU equivalent to the United States Government.

In March, 1999, Cameco Corporation, Areva and RWE NUKEM, Inc., or the Western Companies, entered into an agreement whereby they would purchase a substantial portion of the Disarmament Uranium, or the Western Agreement.  Cameco Corporation reports that as a result of various amendments to the Western Agreement, the Western Companies are now committed to the purchasing and selling of almost 163 million pounds of U3O8 from 2004 through to the end of 2013.

Russia, through its agent Techsnabexport, or Tenex, has, in the past, sold a portion of the Disarmament Uranium not purchased by the Western Companies.  Russia currently consumes significantly more U3O8 than it produces and is proceeding with an ambitious nuclear power development program which will further decrease the supply of U3O8; as a result, Tenex has recently and for the most part, stopped selling the natural Uranium derived from the Russian HEU Agreement thus reducing the amount of Disarmament Uranium that would have been available to the market in the western world by approximately 74 million pounds of U3O8 in the period from 2004 to 2013.

Russia has made official declarations that the HEU Agreement will not be extended beyond 2013, and that its main interest in the commercial nuclear fuel markets is to sell enrichment services.

Trade Actions Against Russian Origin Uranium

In 1991, prompted by complaints from U.S. industry producers, the U.S. Department of Commerce, or the DOC, initiated an action to investigate the dumping by Russia of Uranium into the U.S. market.  This action led to the formulation of a Suspension Agreement between the U.S. and Russian government under which the DOC investigation would be suspended in exchange for Russia’s compliance with a set of principles intended to stop the entry of most Russian origin Uranium into the U.S. market, and to impede any swaps, exchanges or similar activities that would lead to the indirect entry of Russian origin Uranium into the U.S. market.

Under the Suspension Agreement, high tariffs are imposed on Russian origin Uranium entering the U.S. market.

In September of 2007, however, in an unrelated case, the U.S. Court of International Trade mandated DOC to review its stance on the continuing usefulness and initial legal justification of the Suspension Agreement.

An amendment to the Suspension Agreement was signed on February 1, 2008.  Under the amended Suspension Agreement, Russian SWU is allowed to enter the US in small quantities from 2011 to 2013.  From the end of 2013, when the HEU agreement expires, to 2020, when the suspension agreement expires, the amendment allows Russian SWU to account for about 20% of projected US demand.  That figure does not include initial cores for new reactors, which are not subject to the amendment’s quotas.

Legislation introduced by Senator Pete Domenici would provide Russia with access to a percentage of the US enrichment market, ranging from between 20-25%, based on the amount of HEU Russia downblends after the 2013 expiration of the US-Russian agreement on downblending of Russian HEU.  The legislation is designed to provide Russia with an incentive to continue to blend down HEU to LEU after the current agreement expires.  This language is part of the version of the fiscal 2009 Energy and Water Development Appropriations Act approved by the Senate Appropriations Committee in July 2008.

The Uranium Market and Prices

Utilities secure a substantial percentage of their uranium requirements by entering into medium and long-term contracts with uranium producers.  These contracts typically provide for deliveries to begin one to three years after signing and continue for five to ten years thereafter.

There is currently no regulated commodity market underwritten by a market maker for the various components of nuclear fuel.  As such, the market participants rely upon multiple published price opinions based on historical data and market sentiment.

Contracted uranium prices are established by a number of methods, including base price levels adjusted by inflation indices, reference prices (multiple published spot price opinions as well as long term reference prices) and annual price negotiations.  Many contracts also contain floor prices, ceiling prices and other negotiated provisions which affect the price ultimately paid.  Prices under uranium supply contracts are usually confidential.

Utilities also acquire uranium by way of spot and near-term purchases from producers and traders.  Spot market purchases are those that call for delivery within one year.  Traders generally source their uranium from organizations holding excess inventory including utilities, producers and governments.  The estimated spot market volume in 2007 was approximately 19.8 million pounds, which was down by approximately 43% compared to 2005 and 2006, but above the 19.6 million pounds spot market average that was reported during the previous 9 years.  Spot market volume in 2007 represented about 12% of reactor uranium requirements.

Uranium spot market prices rose sharply during 2006, starting the year at approximately $36.50/lb U3O8 and ending at $72.00/lb.  The spot price continued to rise during 2007, reaching its peak in June 2007 of over $135.00/lb.  The extent of the price rise (more than a tenfold increase since early 2003) took the uranium market to historic levels in both real (inflation adjusted) and nominal terms.  This substantial increase was mainly a market reaction to the realization that primary uranium production must rise to meet growing demand for nuclear electricity.  After the spot price reached its peak in mid-2007, it dropped sharply to $75.00/lb in October 2007 before rebounding to $93.00/lb in November 2007 and ended the year at $90/lb.  During the first half of 2008, the spot price declined more gradually, reaching $57.00/lb in June 2008.  The spot price then increased to reach $64.50 in July 2008 and remained at this level until September 2008.  The spot price then declined to $44.00 per pound in October 2008 and subsequently increased to $55.00 per pound by the end of November 2008.

As of December 8, 2008, the spot market price was $54.00/lb U3O8.

Uranium futures contracts are transacted on futures exchanges regulated by the CFTC and may be purchased or sold by public investors.  The prices and values of the Fund’s Uranium holdings may be higher or lower than the daily and month-end settlement prices of uranium futures contracts.

Supply Deficit

Each year since 1989, the consumption of uranium has exceeded primary production by a substantial margin.  To date, this large supply gap has been accommodated by sales from existing inventories, former stockpiles stored in Russia and recycling programs.

The Managing Owner believes that the uranium market will face a growing supply deficit until new mine production can be implemented.  Uranium mining has proven to be a very challenging endeavor, with several world class projects in operation or development having suffered flood, fire and other unexpected losses, necessitating significant delays or interruptions over the last few years.  In addition, on the demand side, China, Russia and India have officially announced large increases in their nuclear power programs over the next 20 years.  Without significant indigenous supplies of uranium, these countries have recently begun aggressive resource acquisition, exploration and development plans for properties throughout the world.  The Managing Owner believes that the long term fundamentals of the uranium market are positive.

GOVERNMENT REGULATION

The production, handling and storage of uranium are subject to various levels of extensive governmental controls and regulations at both the national and international levels which are amended from time-to-time.  The Fund is unable to predict what additional legislation or amendments may be proposed that might affect the uranium business or when any proposals, if enacted, might become effective.

Outlined below are certain government controls and regulations which materially affect the uranium industry.

Treaty on the Non-Proliferation of Nuclear Weapons

The Treaty on the Non-Proliferation of Nuclear Weapons, or the NPT, was established in 1970 and is an international treaty with the following objectives: to prevent the spread of nuclear weapons and weapons technology, to foster the peaceful uses of nuclear energy, and to further the goal of achieving general and complete nuclear disarmament.

The NPT establishes two categories of state: nuclear weapons states, or NWSs, and non-nuclear weapons states, or NNWSs.  NWSs are those states that exploded a nuclear device prior to 1967, namely China, the USA, France, Russia and the UK.  All other parties to the NPT are NNWSs.

Under the NPT, NNWSs undertake not to receive nuclear weapons or nuclear weapons technologies from other member states and undertake, through comprehensive safeguard agreements with the International Atomic Energy Agency, or IAEA, to allow the IAEA to apply safeguards to all of their nuclear material which is used in non-military nuclear activities.  Under the NPT, NWSs undertake not to transfer nuclear weapons or nuclear weapons technologies, and all parties undertake not to provide source or special fissionable material to any NNWS unless the material in question is for peaceful purposes and is subject to the safeguards agreed by the NNWS.

The NPT does not require NWSs to conclude comprehensive safeguard agreements.  However, all of them have entered into voluntary offer safeguard agreements with the IAEA.  These follow the basic structure of the comprehensive safeguard agreements, but limit the IAEA’s activities to all or part of the NWSs’ civil nuclear activities.

More recently, an additional protocol to the NPT, or Additional Protocol, has been developed to provide for the provision of information to the IAEA on nuclear fuel-related activities and for extended access for IAEA inspectors to verify such information.

All of the States in which relevant Storage Facilities are based are signatories to the NPT and have entered into safeguard agreements under it.  These impose (among other things) restrictions on the use and disposal of nuclear material and requirements relating to the transparent provision of information to the IAEA on material holdings and nuclear fuel-related activities.

U.S. Uranium Industry Regulation

The U.S. is an NWS, and is party to the NPT and under which a safeguard agreement that has been in force since 1980.  The Additional Protocol in relation to this was signed in 1998.  All civil nuclear activities are subject to IAEA safeguards.

Uranium recovery in the U.S. is primarily regulated by the Nuclear Regulatory Commission, or NRC, pursuant to the Atomic Energy Act of 1954, as amended, title II of the Energy Reorganization Act of 1974, and titles I and II of the Uranium Mill Tailings Radiation Control Act of 1978.  The NRC’s primary function is to regulate the various commercial and institutional uses of nuclear energy and to ensure the protection of employees, the public and the environment from radioactive materials.  The NRC regulations cover many aspects of the ownership, possession and use of uranium.  The NRC also regulates many aspects of the uranium recovery process.  The NRC regulations pertaining to uranium recovery facilities are set forth in Title 10, Chapter 1 of the Code of Federal Regulations, or 10 CFR 1-199.

The regulations governing the export and import of uranium from the U.S. and the movement of nuclear materials within the U.S. are set forth at 10 CFR Part 110.  The NRC issues Domestic Source Material Licenses pursuant to 10 CFR Part 40.  These include general licenses, which are effective by operation of regulation, and specific licenses, which are issued upon application to specific persons.  For example, 10 CFR § 40.21 provides a general licenses for the receipt of title to uranium.  A general license does not allow the receipt, possession, delivery, use or transfer of uranium.  In relation to the export and import of NRC-licensed materials from the U.S., Nuclear Material Transaction Reports are used to track physical movements of uranium and of other NRC-licensed materials.  Licensees who transfer, receive, or adjust the inventory of uranium and of other source or special nuclear materials are required to complete such reports.  This report is the primary mechanism for tracking physical movements of U.S. or any other origin uranium to foreign and domestic buyers.

The review of a license application is governed by the National Environmental Policy Act, or the NEPA, which is implemented through 10 CFR Part 51.

In all cases, failure to comply with NRC license and/or state permit-to-mine conditions, or the failure to comply with other applicable rules and regulations, can bring enforcement action.  For the state, this starts with non-cited violations for minor, easily correctable violations (generally through “conference and conciliation”), through notices of violation, or NOV’s, which can include: fines; supplemental environmental projects; remedial action, additional monitoring and permit changes; and, ultimately, could include orders to cease operations.  NRC enforcement policy describes a progression of enforcement starting with a NOV and working through a pre-enforcement conference, fines, imprisonment and the barring of workers or contractors from working in the nuclear industry.  Under state and federal law, criminal charges are possible if violations are deemed to be the result of criminal intent or action.

The Atomic Energy Act permits the NRC to make agreements with State governments to delegate regulatory authority for un-enriched uranium, or source material, and for certain other radioactive materials, or (by-

product material and special nuclear material) to the State if certain conditions are met.  These include that the State’s regulatory program is compatible with the NRC program.  States which meet the conditions and which agree to regulate such materials are called Agreement States.  According to www.agreementstates.org, 35 of the 50 States qualify as Agreement States as of December, 2008.  The NRC continues to exercise its full regulatory authority in non-Agreement States.  In Agreement States, the NRC retains regulatory authority over certain facilities and activities, nuclear power plants and various other facilities.

Other federal agencies are also involved in the regulation of the uranium industry, either directly or indirectly, including the Environmental Protection Agency, the Department of Transportation, the Bureau of Land Management, the Department of Energy, the Department of Defense, the Army Corps of Engineers, and the U.S. Fish and Wildlife Service.

The U.S. government also enters into international agreements for nuclear co-operation and trade with specific countries (or political blocs such as the European Union), with the general goal of supporting the peaceful uses of nuclear energy while upholding specific U.S. foreign policy and non-proliferation objectives.  The Department of State, with the support of the Department of Energy, negotiates such agreements.  The NRC participates in this process by providing comment and clearance or approval of the proposed international agreements.  While specific sales contracts are not reviewed or approved, the compliance with applicable international agreements and U.S. export criteria is required in order to obtain an export license from the NRC for the shipment of nuclear materials outside the U.S.

Canadian Uranium Industry Regulation

The federal government of Canada has recognized that the uranium industry has special importance in relation to the national interest and therefore regulates the industry through regulations and policy announcements.  The regulations and policy announcements apply to any uranium property or plant in Canada which the Canadian Nuclear Safety Commission, or the CNSC, may determine to be, or to have the capability of, producing or processing uranium for nuclear fuel application.  The regulations require that the property or plant be owned legally and beneficially by a company incorporated in Canada.

Canadian Nuclear Safety and Control Act

In Canada, control of the use and export of uranium was formerly governed by the Atomic Energy Control Act, or the AECA, a federal statute.  The AECA was administered by the Atomic Energy Control Board, or the AECB.  On March 20, 1997, the Nuclear Safety and Control Act, or the NSCA, received royal assent.  In the following years, related regulations and key regulatory guidelines were prepared and finalized.  On May 31, 2000, the NSCA and its associated regulations came into force replacing the AECA.  The NSCA is the product of a recent update of regulatory requirements by the federal government in relation to the effective regulation of nuclear energy in Canada and the jurisdiction of the CNSC (notably expanding its role in environmental regulation).  The CNSC has replaced the AECB.

The NSCA authorizes the CNSC to make regulations governing all aspects of the development and application of nuclear energy, including uranium mining, milling, conversion and transportation.  The most significant powers given to the CNSC are in the licensing area.  The NSCA grants the CNSC licensing authority for all nuclear activities in Canada, including the issuance of new licenses to new operators, the renewal of existing licenses, and amendments to existing licenses.  A person may only possess or dispose of nuclear substances and construct, operate and decommission its nuclear facilities in accordance with the terms of a CNSC license.  The license specifies conditions that licensees must satisfy in order to maintain the right to operate nuclear facilities.

The NSCA grants to the CNSC the power to act as a court of record, the right to require financial guarantees for nuclear waste management and decommissioning as a condition of granting a license, order-making powers which are more flexible than those allowed under the predecessor legislation, the AECA, and the right to impose higher monetary penalties than was allowed under such predecessor legislation.  The NSCA also grants the CNSC power to require nuclear power plant operator re-certification and to set requirements for nuclear facility security measures.  The NSCA also provides for increased emphasis on environmental matters, including a requirement that licensing applicants make adequate provision for the protection of the environment.  Additional regulatory priority is evident in the areas of quality assurance and human factor engineering and assessment.

A fundamental principle in nuclear regulation is that the licensee bears the responsibility for safety, with the CNSC setting safety objectives and auditing the licensee’s performance against the objectives.  The regulations made under NSCA include provisions dealing with a facility’s license requirements, radiation protection, physical security for all nuclear facilities and the transport of radioactive materials.  The CNSC has also issued guidance documents to assist licensees in complying with regulatory requirements such as decommissioning, emergency planning, and optimization of radiation protection measures.

All of the Canadian operations of the Storage Facilities, which may be used by the Fund, will be governed primarily by licenses granted by the CNSC and are subject to all applicable federal statutes and regulations and to all laws of general application in the province where the operation is located, except to the extent that such laws conflict with the terms and conditions of the license or applicable federal laws.  Failure to comply with license conditions or applicable statutes and regulations may result in orders being issued which may cause operations to cease or be curtailed or may require installation of additional equipment, other remedial action or the incurring of additional capital or other expenditures to remain compliant.

Uranium Export Regulation in Canada

The export of uranium is regulated by the federal government of Canada, which establishes nuclear energy policy.  Licenses and export permits granted by the CNSC and the federal Department of Foreign Affairs and International Trade, are required to be obtained for all exports.

U.K. Uranium Industry Regulation

Nuclear safeguards

The UK is a party to the NPT as an NWS.  The Nuclear Safeguards and Electricity (Finance) Act 1978 gives effect to the voluntary offer safeguard agreement between the UK, the IAEA and Euratom under the NPT.  This agreement is intended to ensure that the IAEA is notified in a timely manner of the withdrawal of significant quantities of nuclear material from civil activities in the UK.  The Additional Protocol to the voluntary offer safeguard agreement has been implemented in the UK through the Nuclear Safeguards Act 2000 and the Nuclear Safeguards (Notification) Regulations 2004.  The UK is also subject to the safeguards provisions of the Euratom Treaty and of Regulation 302/2005.

Broadly, these regimes are intended to ensure that uranium ores, source materials and special fissile materials are not diverted from their intended uses and that provisions relating to the supply of nuclear material to non-member states are complied with.  To this end, they impose certain accounting and reporting obligations on the operators of installations for (among other things) the storage of source materials or special fissile materials.

Additional security requirements for the protection of nuclear material are imposed on the civil nuclear industry through the Anti-terrorism, Crime and Security Act 2001 and the Nuclear Industries Security Regulations 2003.  Their purpose is to protect nuclear premises and nuclear materials against criminal or malevolent acts.

Nuclear safety

The Health and Safety Executive, or the HSE, regulates the nuclear industry (i.e. nuclear power stations) in the UK through its Nuclear Directorate.  The Environment Agency regulates the use of radioactive material.  The safe storage of nuclear materials on sites licensed by the HSE for the operation of nuclear installations under the Nuclear Installations Act 1965 (as amended), or the NI Act, is the responsibility of the licensee.  The Radioactive Substances Act 1993, or the RSA, may apply where the NI Act is not applicable and the user (including storage) of radioactive material is required to be registered with the Environment Agency.  Exemptions exist from the requirement to register, such as for materials of low activity.  Offences under the RSA can be committed by the ‘user’ who is required to register or who breaches the conditions therein.  A user is the person whose undertaking keeps or uses radioactive material, or permits such, on premises used by his undertaking.  They are obliged to operate the site in accordance with conditions attached to the nuclear site license or registration.  These impose certain duties and responsibilities on the licensee and the user in respect of the management of nuclear safety.  These duties and responsibilities are in addition to those imposed on any employer by the Health and Safety at Work etc Act 1974 and its subordinate legislation.  The management of health and safety on licensed nuclear sites is regulations by the HSE.

As well as providing for the licensing of nuclear sites, the NI Act implements the provisions of the 1960 Convention and the 1963 Convention.  To this end, it places a duty upon a licensee to ensure that (among other things) no occurrence on its site involving the stored nuclear materials causes injury to any person or damage to property as a result of the radioactive properties of the nuclear materials.

If injury or damage is caused by a breach of this duty, the liability of the licensee is strict (i.e., it does not require proof of fault).  Subject to certain exceptions, the NI Act exempts other persons from liability for such injury or damage.  This prevents claims being made against (for example) the owner of the material involved (where that person is not the licensee).

French Uranium Industry Regulation

Nuclear safeguards

France is a party to the NPT as an NWS and has signed a safeguard agreement with the European Atomic Energy Community, or Euratom, and the IAEA.

The Additional Protocol was entered into in 2005. Chapter VII of the Euratom Treaty requires the European Commission to satisfy itself that uranium ores, source materials and special fissile materials are not diverted from their stated uses.  Commission Regulation (Euratom) 302/2005 on the application of Euratom safeguards imposes certain accounting and reporting obligations on the operators of installations.  These include providing the European Commission with information on relevant facilities, with various nuclear material accounting reports and with information on shipments between member states.

Nuclear safety

Nuclear safety in France is governed by the Statute of June 13, 2006 relating to Nuclear Safety and Transparency, or the 2006 Statute, together with associated Decrees and Government Orders.  Among other matters, the 2006 Statute establishes a comprehensive framework for the operation of ‘‘basic nuclear facilities’’ (installations nucléaires de base), setting out the conditions under which such facilities may be authorized.  ‘‘Basic nuclear facilities’’ include facilities for the storage of uranium in excess of certain specified thresholds.  The storage of any quantity of uranium which does not meet these thresholds is not subject to this regime, but is regulated under applicable environmental legislation and is subject to environmental permitting procedures and to operating conditions set by the competent environmental authorities.

Under the 2006 Statute, to operate a basic nuclear facility, the operator must be licensed by the French government to do so.  As a condition of such license, the operator will normally be subject to various safety and emergency reporting obligations.

The 2006 Statute establishes a new authority (the Nuclear Safety Authority) with an important role in the authorization and supervision of such facilities.  The 2006 Statute also establishes an enforcement regime.  This includes criminal sanctions.

The regulations made under the 2006 Statute include provisions dealing with the authorization procedure a nuclear facility must follow, relating to radiation protection, occupational and health security under the Labor Code, as well as in relation to the transportation of nuclear substances.  The health obligations required in relation to nuclear activities are in addition to those imposed on employers generally.

A Government Order of December 31, 1999 established various rules intended to prevent nuisance and other risks relating to the operation of basic nuclear facilities.  These include measures relating to noise prevention, water pollution and waste management.

France is a party to the 1960 Paris Convention on Third Party Liability in the Field of Nuclear Energy and to the 1963 Convention Supplementary to the Paris Convention.  These conventions establish a strict liability regime for operators and nuclear facilities in case of nuclear incidents.  The 2006 Statute and its associated Decrees and Government Orders introduce new ceilings on liability for the operators of nuclear facilities.  Operators are required to maintain insurance up to that amount.

MANAGEMENT OF THE FUND AND DESCRIPTION OF THE SHARES; CERTAIN MATERIAL TERMS OF THE TRUST DECLARATION

The following summary describes in brief the Shares and certain aspects of the operation of the Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Fund and the material terms of the Declaration of Trust and Trust Agreement.  Prospective investors should carefully review the Form of Amended and Restated Declaration of Trust filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware statutory trust.  Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Declaration.

Description of the Shares

The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund.  The Shares will be listed on the NYSE Arca under the symbol “NUK”.

After the initial offering, the Shares may be purchased from the Fund or redeemed on a quarterly basis, but only by Authorized Participants, acting on behalf of Authorized Creators or Authorized Redeemers, and only in blocks of 200,000 Shares, or Baskets.  Individual Shares may not be purchased from the Fund or redeemed.  Shareholders that are not Authorized Creators or Authorized Redeemers may not purchase from the Fund or redeem Shares or Baskets.

Principal Office; Location of Records

The Fund was formed on October 1, 2007 and is organized as a statutory trust under the Delaware Statutory Trust Act.  The Fund is managed by the Managing Owner, whose office is located at 60 Wall Street, New York, New York 10005, telephone: (212) 250-5883.

The books and records of the Fund are maintained as follows:  all marketing materials are maintained at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577; books and records with respect to Creation Baskets, Redemption Baskets, books and records with respect to all sales of Uranium (including delivery and payment particulars), Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals, Uranium Account statements and related details and documents received from the Uranium Broker are maintained by The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4850.  All other books and records of the Fund (including minute books and other general corporate records, trading records and related reports and other items) are maintained at the Fund’s principal office, c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005; telephone number (212) 250-5883.

The books and records of the Fund are located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Shares during regular business hours as provided in the Declaration of Trust.  The Managing Owner will maintain and preserve the books and records of the Fund for a period of not less than six years.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Fund.  The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.  The Trustee is unaffiliated with the Managing Owner.  The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Fund are limited to its express obligations under the Trust Declaration.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Declaration.

The Trustee accepts service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act.  The Trustee does not have any other obligations under the Trust Declaration.  The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner.  The Trust Declaration provides that the Trustee is compensated by the Fund and is indemnified by the Fund against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund or the performance of its duties pursuant to the Trust Declaration, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee.  The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Fund and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares.  Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.  The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Declaration.

Under the Trust Declaration, the Managing Owner is vested with the exclusive management and control of all aspects of the business of the Fund.  The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner.  The Shareholders have no voice in the day to day management of the business and operations of the Fund, other than certain limited voting rights as set forth in the Trust Declaration.  In the course of its management of the business and affairs of the Fund, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund.

The Managing Owner

Background and Principals

DB Commodity Services LLC, a Delaware limited liability company, is the Managing Owner of the Fund.  The Managing Owner provides certain advisory and administrative services to the Fund.

All transactions of Uranium are and will continue to be made by the Uranium Broker at the request of and in consultation with the Managing Owner, in accordance with standard industry practices for and on behalf of the Fund.  When the Fund sells Uranium, the Uranium Broker, on behalf of the Managing Owner, may put out an offer to sell Uranium.  Consistent with industry practice, such tender will stipulate the quantity to be sold, delivery particulars and payment particulars, but not price.  Typical purchasers of Uranium include producers, converters, enrichers, fabricators, traders and utilities that operate nuclear power facilities.  There is currently no public market through which these sales may occur and accordingly all such sale transactions are private.  The pool of potential purchasers is limited and each transaction may require the negotiation of specific provisions.  Accordingly, a sell cycle pursuant to a tender or an off-market transaction may take several months to complete.  Because most transactions are confidential, neither the Managing Owner nor the Fund may be able to publicly disclose any purchaser to which the Fund may sell Uranium.

The Managing Owner has been registered with the CFTC as a commodity pool operator and commodity trading advisor since June 7, 2005 and is a member in good standing of the NFA in such capacity.  Its principal place of business is 60 Wall Street, New York, New York 10005, telephone number (212) 250-5883.  The Managing Owner is a wholly-owned subsidiary of DB U.S. Financial Markets Holding Corporation, which is a wholly-owned, indirect subsidiary of Deutsche Bank AG.  DB U.S. Financial Markets Holding Corporation has been a principal of the Managing Owner since June 7, 2005.  The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner or the Fund.

The Managing Owner may be terminated by the Fund in the event of (i) a material breach by the Managing Owner, (ii) bankruptcy or insolvency of the Managing Owner, (iii) inability of the Managing Owner for regulatory reasons to perform its services or (iv) dissolution of the Fund itself.  In addition, the Managing Owner may resign upon 90 days’ notice to the Fund.  It is anticipated that the Managing Owner will remain as the managing owner throughout the life of the Fund.  In any event, Shareholders will be given advance notice of any change in the Fund’s management.

Principals and Key Employees

The Managing Owner is managed by a Board of Managers.  The Board of Managers is comprised of Messrs. Kevin Rich, Martin Kremenstein and Hans Ephraimson.

Kevin Rich joined Deutsche Bank AG in June 2003 and serves as a Managing Director in the Global Markets Investment Products Group with responsibility for providing currency and commodity-based investor solutions to the DB sales force in the Americas.  Mr. Rich serves as an associated person, principal, Managing Director, and Chief Executive Officer of the Managing Owner and as an associated person of Deutsche Bank Securities Inc.  Mr. Rich has been a principal and associated person of the Managing Owner since June 3, 2005 and June 10, 2005, respectively, and a member of the NFA since June 16, 2005.  Mr. Rich served as the Principal Financial Officer of the Managing Owner from April 2007 through April 2008.  Prior to joining Deutsche Bank, Mr. Rich was a Regional Vice President from November 2002 through May 2003 in Product Distribution for Claymore Securities, Inc. (“Claymore”), responsible for distribution of closed-end funds and unit investment trusts in the State of New York.  Mr. Rich acted as an independent product development consultant prior to joining Claymore (August through October, 2002).  From January 2000 through July 2002, Mr. Rich worked at Lehman Brothers, Inc.  Mr. Rich served in several roles supporting the equities, fixed income and investment banking product lines.  Mr. Rich received his MBA in Finance from the New York University Leonard N. Stern School of Business in 1996 and his Bachelors of Science in Business Administration from Taylor University in Upland, Indiana in 1983.

Michael Gilligan joined Deutsche Bank AG in March 2008 and is a Director in the Finance Group.  Mr. Gilligan serves as a principal and Principal Financial Officer of the Managing Owner. Mr. Gilligan has been a principal of the Managing Owner since April 29, 2008.  Prior to joining Deutsche Bank, Mr. Gilligan worked for Credit Suisse from September 1998 to March 2008 and held a number of positions in finance; immediately prior to joining Deutsche Bank, Mr. Gilligan was the Chief Operating Officer of the Americas Credit Trading Group from May 2007 to March 2008.  Mr. Gilligan is a Chartered Accountant and received his Bachelors of Science in Management from Trinity College in 1989 and his Post Graduate Diploma in Professional Accounting from University College Dublin in 1990.

Martin Kremenstein joined Deutsche Bank AG in August 2006, and serves as a Vice President in the Global Markets Investment Products Group with responsibility for providing currency and commodity-based investor solutions to the DB sales force in the Americas.  Mr. Kremenstein serves as the Chief Operating Officer, Chief Investment Officer and Vice President of the Managing Owner.  Mr. Kremenstein has been a principal and associated person of the Managing Owner since November 1, 2006 and November 3, 2006, respectively, and a member of the NFA since November 3, 2006.  Prior to joining Deutsche Bank, Mr. Kremenstein worked for JPMorgan Chase from September 1998 to August 2006, initially in London and then, from June 2003, in New York. From February 2005 to August 2006, Mr. Kremenstein worked in Market Risk Management, covering the Credit Portfolio division initially as an Associate, and later as a Vice President.  From September 1998 to February 2005, Mr. Kremenstein worked in various roles in Operations at JPMorgan Chase, including managing the Credit Portfolio Credit Hedge Analysis team, managing projects for the Credit Portfolio Market Hedge team, and managing P&L production for the Counterparty Risk Book (London).  Mr. Kremenstein received his B.A. from the University of Leeds in 1998.

Hans Ephraimson joined Deutsche Bank AG in June 1986 and is a Managing Director in the North American Structured Sales and Global Markets Investment Products Group.  Mr. Ephraimson has also been a Desk Head for foreign exchange in Deutsche Bank AG’s Institutional Clients Group for North America since January 1999.  Mr. Ephraimson serves as a member of the Board of Managers of the Managing Owner.  Mr. Ephraimson has been a principal of the Managing Owner since July 9, 2008.  Mr. Ephraimson received his Bachelors of Science from Syracuse University in 1986 and an MBA from Columbia University in 1995.

Fiduciary and Regulatory Duties of the Managing Owner

An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Fund.

As managing owner of the Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law.  The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Fund, consistent with the terms of the Trust Declaration.  A form of the Trust Declaration is filed as an exhibit to the registration statement of which this Prospectus is a part.  The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Fund, as set forth herein and in the Trust Declaration (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Declaration provides that the Managing Owner and its affiliates will have no liability to the Fund or to any Shareholder for any loss suffered by the Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees, or the Managing Owner Related Parties, if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund, as applicable, and such course of conduct did not constitute negligence or misconduct by the Managing Owner Related Parties.  The Fund has agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund.

Under Delaware law, a beneficial owner of a statutory trust (such as a Shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners, or a class action, to recover damages from a managing owner of such statutory trust for violations of fiduciary duties, or on behalf of a statutory trust, or a derivative action, to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages.  In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, or the SEC.  Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the Managing Owner of the anti-fraud provisions of the federal securities laws.

There are substantial and inherent conflicts of interest in the structure of the Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties.  One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts.  Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Fund.  The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.  Notwithstanding the foregoing, an investment in the Fund does not serve as a waiver by investors of the protections of the federal securities laws.

The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus.  This is a rapidly developing and changing area of the law.  Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Management; Voting by Shareholders

The Shareholders take no part in the management or control, and have no voice in the operations or the business, of the Fund.  Shareholders, may, however, remove and replace the Managing Owner as the managing owner of the Fund, and may amend the Trust Declaration of the Fund, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates).  The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Fund.  The owners of 10% of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders.  The Managing Owner has no power under the Trust Declaration to restrict any of the Shareholders’ voting rights.  Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general liability interest in the Fund, are non-voting.

The Managing Owner has the right unilaterally to amend the Trust Declaration provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances — for example, if doing so is necessary to comply with certain regulatory requirements.

Recognition of the Fund in Certain States

A number of states do not have “business trust” statutes such as that under which the Fund has been formed in the State of Delaware.  It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.  To protect Shareholders against any loss of limited liability, the Trust Declaration provides that no written obligation may be undertaken by the Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally.  Furthermore, the Fund itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner.  The Managing Owner is itself generally liable for all obligations of the Fund and will use its assets to satisfy any such liability before such liability would be enforced against any Shareholder individually.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment.  However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Declaration.  In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes separately imposed on the Fund by any state, local or foreign taxing authority.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares will trade on the NYSE Arca and provide institutional and retail investors with direct access to the Fund.  The Fund’s purpose is to provide investors with a cost-effective investment vehicle that holds uranium oxide concentrates, referred to as either Uranium or U3O8.  The Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange-listed security.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the SEC including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund.  You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares.  Quarterly account statements are posted on the Managing Owner’s website at www.dbfunds.db.com.  Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.

The Managing Owner will notify Shareholders of any change in the fees paid by the Fund or of any material changes to the Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Managing Owner’s website at www.dbfunds.db.com.  Any such notification will include a description of Shareholders’ voting rights.

Book-Entry Form

Individual certificates will not be issued for the Shares.  Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC.  The global certificates evidence all of the Shares outstanding at any time.  Under the Fund’s Trust Declaration, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies, or DTC Participants, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant, or Indirect Participants, and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants.  The Shares are only transferable through the book-entry system of DTC.  Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares.  Transfers are made in accordance with standard securities industry practice.

Termination Events

The Fund will dissolve at any time upon the happening of any of the following events:

•
The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an Event of Withdrawal, unless (a) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Fund or (b) within ninety (90) days of such Event of Withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor Managing Owners.  If the Fund is terminated as the result of an Event of Withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor Managing Owner as provided in clause (b) above, within one hundred-twenty (120) days of such Event of Withdrawal, the Shareholders may elect to continue the business of the Fund by forming a new statutory trust, or the Reconstituted Fund, on the same terms and provisions as set forth in the Trust Declaration.  Any such election must also provide for the election of a Managing Owner to the Reconstituted Fund.  If such an election is made, the Shareholders will be bound thereby and continue as the Shareholders of the Reconstituted Fund;

•	The occurrence of any event which would make unlawful the continued existence of the Fund;

•	The Fund becomes insolvent or bankrupt;

•	The Shareholders determine to dissolve the Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination;

•
The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund;

•	The Fund is required to be registered as an investment company within the meaning of the Investment Company Act of 1940; and

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Liability and Indemnification under the Trust Declaration

The Trust Declaration provides that the Managing Owner and its affiliates will have no liability to the Fund or to any Shareholder for any loss suffered by the Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees, or the Managing Owner Related Parties, if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute negligence or misconduct by the Managing Owner Related Parties.

The Fund will indemnify the Managing Owner, its affiliates and each of the Managing Owner Related Parties, each an Indemnified Party, from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, amounts paid in settlement, and other amounts actually and reasonably paid or incurred by such Indemnified Party in connection with any and all claims, demands, actions, suits or proceedings (including arbitration and mediation proceedings and actions by or in the right of the Fund), civil, criminal, administrative or investigative, that relate, directly or indirectly, to acts or omissions (or alleged acts or omissions), or collectively, the Losses, of such Indemnified Party based on its, his or her conduct relating to the Fund, provided that the conduct of the Indemnified Party resulting in such Losses did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares.  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act.  DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes.  This eliminates the need for physical movement of securities certificates.  DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC.  Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the Shares.  Instead, global certificates are signed by the Managing Owner on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC.  The global certificates evidence all of the Shares outstanding at any time.  The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants.  The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants.  Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants).  Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares.  Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC.  Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.  Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section.  Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

DISTRIBUTIONS

The Managing Owner does not expect the Fund to pay distributions because an investment by the Fund in Uranium generates fees and expenses without producing an ongoing income stream.

THE ADMINISTRATOR, BNY CUSTODIAN AND TRANSFER AGENT

The Fund has appointed The Bank of New York Mellon, or BNY, as the Administrator (as defined below), BNY Custodian (as defined below) and Transfer Agent (as defined below) of the Fund and has entered into an Administration Agreement, Global Custody Agreement and Transfer Agency and Service Agreement, respectively, in connection therewith.

The Bank of New York Mellon serves as the Fund’s administrator, or the Administrator.  The Administrator, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217.  The Administrator is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System.  Information regarding the Net Asset Value of the Fund and the Net Asset Value per Share may be obtained from the Administrator by calling the following number:  (718) 315-4412.  A copy of the Administration Agreement is available for inspection at the Administrator’s trust office identified above.

The Administrator retains certain financial books and records, including:  books and records with respect to Creation Baskets, Redemption Baskets, books and records with respect to all sales of Uranium (including delivery and payment particulars), Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals, Uranium Account statements and related details and documents received from the Uranium Broker, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4412.

Like all major institutions, the Administrator is subject to various investigations, litigations and claims.  There have been no litigations, investigations or proceedings related to asset servicing within the past several years that would materially impair its ability to perform services as an administrator.  For a description of certain legal proceedings, please refer to the “Legal Proceedings” section in each of The Bank of New York Mellon Corporation's, both The Bank of New York Company, Inc.’s and Mellon Financial Corporation's Form 10-Ks and 10-Qs, which are available on our website, http://www.bnymellon.com under “Investor Relations/Financial Reports Archives.”

The Bank of New York Mellon serves as the Fund’s custodian, or the BNY Custodian.  Pursuant to the Global Custody Agreement between the Fund and the BNY Custodian, or the Custody Agreement, the BNY

Custodian serves as custodian of all the Fund’s cash at any time delivered to BNY Custodian during the term of the Custody Agreement and has authorized the BNY Custodian to hold its securities in registered form in its name or the name of its nominees.  The BNY Custodian has established and will maintain one or more securities accounts and cash accounts pursuant to the Custody Agreement.

The Bank of New York Mellon serves as the Fund’s transfer agent, or the Transfer Agent.  Pursuant to the Transfer Agency and Service Agreement between the Fund and the Transfer Agent, the Transfer Agent serves as the Fund’s transfer agent and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

A summary of the material terms of each of the Administration Agreement, the Custody Agreement, and the Transfer Agency and Service Agreement is disclosed in the “Material Contracts” section.

The Bank of New York Mellon and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Bank of New York Mellon and any successor administrator must be a participant in DTC or such other securities depository as will then be acting.

THE URANIUM ACCOUNT ADMINISTRATOR

NYNCO serves as the Uranium Account Administrator.  All Uranium owned by the Fund will be stored in the Fund’s name in one or more Uranium Accounts at a small number of Storage Facilities.  The Managing Owner, in consultation with and based upon the advice of the Uranium Account Administrator, negotiates storage arrangements with the Storage Facilities on behalf of the Fund and with respect to each of the Fund’s Uranium Accounts.  The Uranium Account Administrator is required to provide the Managing Owner with sufficient market information in order to ensure that the Storage Facilities provide indemnities and other arrangements and protections consistent with standard industry terms for the benefit of the Fund.  The Managing Owner, in consultation with and based upon the advice of the Uranium Account Administrator, will open Uranium Accounts with Storage Facilities on behalf of and in the name of the Fund.  The Fund may open Uranium Accounts at Storage Facilities such as (but not limited to) [TBD], provided, however, the Fund will not custody any of its physical Uranium in the Russian Federation.  None of the Managing Owner, the Fund or the Uranium Account Administrator has the right to physically remove, or request the physical removal of the Uranium held in the Uranium Account and no part of such Uranium may be physically transferred by the Managing Owner, the Fund or the Uranium Account Administrator.  The Uranium Account Administrator will assist with recordkeeping relating to the Uranium Accounts in connection with creation and redemption transactions.  Ownership of the Uranium will be reflected under the Fund’s name and as book entries at the Storage Facilities pursuant to the Uranium Account Agreements.  In addition to interfacing with the Storage Facilities on behalf of the Fund on a regular basis, the Uranium Account Administrator will also serve as a general resource and a source of market information and intelligence for the Managing Owner and the Fund with respect to the Uranium market.

The biographies of the Uranium Account Administrator’s principals are listed under “The Uranium Broker.”

A summary of the material terms of the Uranium Account Administrator and Uranium Broker Agreement is disclosed in the “Material Contracts” section.

THE URANIUM BROKER

NYNCO has supplied brokerage services to the commercial nuclear power industry since 1982 and has concluded transactions involving millions of kilograms of uranium, uranium hexafluoride, uranium conversion services, and uranium enrichment services.  NYNCO has concluded transactions with most nuclear utilities in the world as well as most suppliers, processors and traders.

NYNCO will serve as the Fund’s Uranium broker, or the Uranium Broker.  NYNCO has acted as the Fund’s broker in connection with the procurement of the Initial Supply and will provide brokerage services with respect to all Uranium creation and redemption transactions and sales of Uranium by the Fund.

The Uranium Broker will, pursuant to the Managing Owner’s requests and acting as agent or principal, arrange for the sale of Uranium to qualified parties on behalf of the Fund.

NYNCO operates internet trading and auction systems, and launched its latest version of the UraniumOnLine Internet trading platform on March 29, 2006.  UraniumOnLine provides a real time trading system for uranium.  UraniumOnLine is based on auditable, secure, encrypted instant messaging technology provided by the Calculation Agent, and is designed to improve liquidity and transparency of the nuclear fuel markets. U3O8 and uranium hexafluoride, or UF6, are currently traded on UraniumOnLine with fixed delivery dates at various converters and enrichers.

The principals of the Uranium Broker are Mr. Joseph J. McCourt and Mr. Daniel R. Einbund.

Joseph J. McCourt is the President and co-founder of NYNCO.  Mr. McCourt has a Bachelor of Science in Mechanical Engineering and a Master of Engineering (Nuclear) from Cornell University, and an MBA from the Wharton School of the University of Pennsylvania.  Prior to co-founding NYNCO in 1982, he was a nuclear fuel manager for American Electric Power, a lending officer for Citibank Energy Group, and a nuclear fuel broker for Transnuclear.  Mr. McCourt is a founding principal of Washington Nuclear Corporation, publisher of the FreshFUEL newsletter.  In addition, he co-developed the UraniumOnLine real time trading system.  In June, 2008, he was elected to the Board of Governors of the World Nuclear Fuel Market, an association of 86 companies from 20 countries dedicated to facilitating trade of nuclear materials.

Daniel R. Einbund has been Vice President and co-founder of NYNCO since 1982.  He joined the nuclear fuel industry in 1981 and has, since then, been active in all aspects of nuclear fuel brokerage.  He is a founding principal of Washington Nuclear Corporation, publisher of the FreshFUEL newsletter and its associated Blended Financial Value uranium price indicator, and co-developer of the UraniumOnLine real time trading system for nuclear fuel (www.uranium.com).  Mr. Einbund is a lawyer admitted to the Bar of the State of New York.  He has taught law courses in the International Nuclear Law School at the University of Montpellier, France.  He was a member of the Executive Board of the Uranium Institute and currently serves on the Board of Management of the World Nuclear Association.  He has served and continues to serve in a number of industry committees and working groups.  He attended the City University of New York and Pace Law School.

A summary of the material terms of the Uranium Account Administrator and Uranium Broker Agreement is disclosed in the “Material Contracts” section.

THE CALCULATION AGENT

The Calculation Agent was founded in 2005 and serves customers in the financial services and energy sector.  The Calculation Agent provides financial engineering, analysis, forecasting and systems for middle market companies.

The Calculation Agent calculates the value of the Fund’s Uranium as outlined under the heading “Calculation of Net Asset Value and Valuation.”

The principal of the Calculation Agent is Dr. Antonio Anselmo.

Dr. Antonio Anselmo worked for 12 years at J.P. Morgan Chase in the Financial Engineering and Electronic Commerce groups in the Investment Bank.  Prior to this, he was a Scientist at Varian Associates for 4 years.  He holds an M.B.A. from the Amos Tuck School at Dartmouth College and a B.Sc., M. Eng. in Electrical Engineering and Ph.D. in Plasma Physics from Cornell University.  Dr. Anselmo was named an Edward Tuck Scholar at Dartmouth and was awarded a Teagle Fellowship for research while at Cornell.

A summary of the material terms of the Calculation Agent Agreement is disclosed in the “Material Contracts” section.

THE SELLING AGENT

Deutsche Bank AG, a banking company with limited liability incorporated under the laws of the Federal Republic of Germany, or a subsidiary thereof serves as the Fund’s selling agent, or the Selling Agent.

The Selling Agent may be either the parent or an affiliate of the Managing Owner.

The Selling Agent acts as an agent of the Fund and not as a broker for or an agent of the investor.

The Selling Agent is registered with the appropriate regulatory agencies in the appropriate capacities, as necessary.

A summary of the anticipated material terms of the Selling Agent Agreement is disclosed in the “Material Contracts” section.

ALPS DISTRIBUTORS, INC.

The Managing Owner, on behalf of the Fund, has appointed ALPS Distributors, Inc., or ALPS Distributors, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, which include the following: consultation with the marketing staff of the Managing Owner and its affiliates with respect to FINRA compliance in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies.  Investors may contact ALPS Distributors toll-free in the U.S. at (877) 369-4617.

ALPS Distributors retain all marketing materials for the Fund at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577.

The Managing Owner, out of the Management Fee, pays ALPS Distributors for performing its duties on behalf of the Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional marketing, distribution and ongoing support services to the Fund.  Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers.  ALPS Distributors is affiliated with ALPS Fund Services, Inc., a Denver-based outsourcing solution for administration, compliance, fund accounting, legal, marketing, tax administration, transfer agency and shareholder services for open-end, closed-end, hedge and exchange-traded funds, with over 340,000 shareholder accounts and approximately $22 billion in client mutual fund assets under administration. ALPS Distributors provides distribution services to over $220 billion in client assets.

ALPS Distributors, Inc. is the distributor of DB-New York Nuclear Uranium Fund.

FEES AND EXPENSES

Management Fee

The Fund will pay the Managing Owner a management fee, or the Management Fee, monthly in arrears, equal to (i) 1/12th of 1.00% of the average daily Net Asset Value of the Fund (approximately 1.00% per annum of the Net Asset Value of the Fund) during each calendar month up to an average daily Net Asset Value of the Fund of $500 million, and (ii) 1/12th of 0.75% of the average daily Net Asset Value of the Fund (approximately 0.75% per annum of the Net Asset Value of the Fund) during each calendar month greater than an average daily Net Asset Value of the Fund of $500 million and up to an average daily Net Asset Value of the Fund of $2 billion, and (iii) 1/12th of 0.50% of the average daily Net Asset Value of the Fund (approximately 0.50% per annum of the Net Asset Value of the Fund) during each calendar month greater than an average daily Net Asset Value of the Fund of $2 billion, after giving effect to any creations or redemptions on the first business day of the month or the last business day of the preceding month, respectively.

Initial Organization and Offering Expenses and Ordinary Ongoing Expenses

The Managing Owner is responsible for all salaries and employee benefit expenses of employees of the Managing Owner and all related overhead (including rent, utilities and other similar items).

Initial Organization and Offering Expenses.  Expenses incurred in connection with organizing the Fund and the initial offering of the Shares, or the Initial O&O Expenses, will be paid by the Managing Owner, subject to reimbursement by the Fund, without interest, in 36 monthly payments during each of the first 36 months after the commencement of the Fund’s operations, subject to a cap in the amount of 2.50% of the aggregate amount of the net proceeds of the initial offering and the value of all creation transactions during the first 36 months of the Fund’s operations.  The Fund will not reimburse the Managing Owner for the Initial O&O Expenses until the aggregate daily net asset value of the Fund exceeds $500 million.  If the Fund terminates before the Managing Owner has been fully reimbursed for any of the Initial O&O Expenses, the Managing Owner will not be entitled to receive any unreimbursed portion of the Initial O&O Expenses outstanding as of the termination date.  In no event will the aggregate amount of payments by the Fund to the Managing Owner in respect of reimbursement of Initial O&O Expenses in any month exceed 0.50% per annum of the Net Asset Value of the Fund.  The Initial O&O Expenses do not include payments to the Managing Owner and the Uranium Broker of fees, Uranium brokerage commissions and expense reimbursements in connection with the procurement of the Initial Supply.

The Initial O&O Expenses are approximately $1,219,800.

Organization and offering expenses relating to the Fund means those expenses incurred in connection with its formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund or the initial and continuous offering of the Shares, including, but not limited to, expenses such as:

·  initial and ongoing registration fees, filing fees, escrow fees and taxes;

·  costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus during the initial offering and the continuous offering period;

·  the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares during the initial offering and the continuous offering period;

·  travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares during the initial offering and the continuous offering period;

·  accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith; and

·  any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

The Managing Owner will not allocate to the Fund the indirect expenses of the Managing Owner.

Ordinary Ongoing Expenses.  The Managing Owner will pay the ordinary ongoing expenses of the Fund if the daily net asset value of the Fund is less than or equal to $500 million.

After the daily net asset value of the Fund exceeds $500 million, the Fund will pay ordinary ongoing expenses monthly in arrears, which generally are expected to equal to approximately 1/12th of 0.05% of the daily Net Asset Value of the Fund (approximately 0.05% per annum of the Net Asset Value of the Fund).

The Fund generally bears all other costs and expenses of its operations (including, without limitation, transportation costs, insurance fees and commissions  (if any), security services costs, any other charges arising upon the holding of Uranium, Calculation Agent fees, Uranium Account Administrator fees, Storage Facility Fees, Trustee’s fees; audit, accounting and tax preparation fees and expenses; legal fees and expenses; filing fees; and printing, mailing and duplication costs).

Administration Fee

The Managing Owner, out of its Management Fee, pays the Administrator a monthly administration fee, or the Administration Fee, of up to 0.05% per annum of the Fund’s Net Asset Value.  The Administration Fee includes payment to the Administrator for services rendered in its capacity as the Fund’s Transfer Agent and BNY Custodian.

Uranium Account Administrator Fee

The Fund will pay a Uranium Account Administrator fee, or the Uranium Account Administrator Fee, to the Uranium Account Administrator (a portion of which is paid to the Calculation Agent) quarterly in arrears in an amount equal to (i) 1/12th of 0.30% (0.30% per annum) of the average daily value of the Fund’s Uranium in all Uranium Accounts up to $500 million, and (ii) 1/12th of 0.20% (0.20% per annum) of the average daily value of the Fund’s Uranium in all Uranium Accounts greater than $500 million and up to $2 billion, and (iii) 1/12th of 0.15% (0.15% per annum) of the average daily value of the Fund’s Uranium in all Uranium Accounts greater than $2 billion.

The Uranium Account Administrator Fee will accrue monthly and be paid quarterly within 90 calendar days of receipt of an invoice from the Uranium Account Administrator, based upon the daily average value of the Fund’s Uranium during the month.  The Uranium will be valued for purposes of calculating the Uranium Account Administrator Fee in the same manner as if the Uranium is being valued for all other purposes under the Fund’s Calculation Agent Agreement, as it may be amended from time-to-time.  The Uranium Account Administrator Fee will be calculated on a pro-rated basis for intra-quarter withdrawals or additions of Uranium to the Uranium Accounts.

Storage Facility Fees

Storage Facility Fees vary on a Storage Facility by Storage Facility basis.

Storage Facilities may charge a Uranium Account opening fee, an annual Uranium Account fee and storage fees.  Transfer fees will be charged either on a flat fee basis for each transfer or based on the amount of Uranium being transferred.  The Managing Owner expects that the aggregate Storage Facility fees, excluding transfer fees, may equal to approximately [___]% per annum of the value of the Fund’s Uranium.  The amount of transfer fees paid by the Fund will be determined by the number of transfers that the Fund will incur.  The Managing Owner estimates that the Fund may pay transfer fees between approximately [___]%—[___]% per annum, subject to the number of transfers per year.

Brokerage Fees and Commissions

The Uranium Broker charges fees and commissions in connection with transactions it arranges or facilitates for the Fund at usual and customary rates for its services in connection with the procurement of the Initial Supply and the Fund’s occasional sales of Uranium, or the Brokerage Fee.  The Managing Owner currently expects that the Fund’s Uranium sales should be infrequent.  The Uranium Broker will charge the purchaser (and not the Fund, except with respect to purchase of the Initial Supply) a Brokerage Fee of up to 1% of the value of the Uranium that is the subject of each transaction.  The Uranium will be valued for purposes of calculating the Brokerage Fee in the same manner as if the Uranium is being valued for all other purposes under the Fund’s Calculation Agent Agreement, as it may be amended from time-to-time.  The Uranium Broker will pay a portion of the Brokerage Fee to the Calculation Agent.  The Uranium Broker has a duty to seek best execution in connection with each transaction on behalf of the Fund.  The Fund may transact with the Uranium Broker and its affiliates from time-to-time on a principal-to-principal basis.  Any such principal transactions will be made at a price no less favorable to the Fund than reasonably would be expected to be obtained in an arm’s-length transaction with an unaffiliated third party, as determined by the Managing Owner in its reasonable discretion.

Creation and Redemption Charges

Authorized Participants will pay to the Selling Agent a transaction fee of up to 3% of the net asset value of the Shares as of either each Subscription Date with respect to Creation Baskets or as of each Redemption Date with respect to Redemption Baskets for each order placed on behalf of Authorized Creators and Authorized Redeemers, respectively.

SUMMARY FEE AND EXPENSES TABLE
Fees Charged to the Fund
Fee Description	Assets Under Management by Fund
	Up or Equal to $500 million	Greater than $500 million and Up or Equal to $2 billion	Greater than $2 billion
Management Fee	1.00%	0.75%	0.50%
Initial Organization and Offering Expenses	0.00%	0.10%[1]	0.05%[1]
Ordinary Ongoing Expenses	0.00%	0.05%[2]	0.05%[2]
Uranium Account Administrator Fee	0.30%	0.20%	0.15%
Storage Facility Fees	[TBD]%	[TBD]%	[TBD]%
Total Fees Charged to Fund	[TBD]	[TBD]	[TBD]
Fees Not Charged to the Fund
Creation and Redemption Charges	Up to 3.00%	Up to 3.00%	Up to 3.00%
Administration Fee	0.05%	0.05%	0.05%
Brokerage Fees and Commissions[3]	Up to 1.00%	Up to 1.00%	Up to 1.00%

1:  The Fund will not reimburse the Managing Owner for Initial Organization and Offering Expenses until the aggregate daily net asset value of the Fund exceeds $500 million.  The Managing Owner estimates that the Initial O&O Expenses will equal to approximately 0.10% (if the Fund’s assets under management are greater than $500 million and less than $2 billion) and 0.05% (if the Fund’s assets under management are greater than $2 billion) per annum of the Net Asset Value of the Fund.  For the avoidance of doubt, after the aggregate daily net asset value of the Fund exceeds $500 million, the Fund will reimburse the Managing Owner based upon the aggregate assets under management of the Fund.

2:  The Managing Owner will pay the ordinary ongoing expenses of the Fund if the daily net asset value of the Fund is less than or equal to $500 million.  After the daily net asset value of the Fund exceeds $500 million, the Fund will pay ordinary ongoing expenses.  The Managing Owner estimates that the Ordinary Ongoing Expenses will equal to approximately 0.05% (if the Fund’s assets under management are greater than $500 million) per annum of the Net Asset Value of the Fund.  For the avoidance of doubt, after the aggregate daily net asset value of the Fund exceeds $500 million, the Fund will pay ordinary ongoing expenses based upon the aggregate assets under management of the Fund.

3:  The Managing Owner currently expects that the Fund’s Uranium sales should be infrequent.

WHO MAY SUBSCRIBE

Authorized Participants are the only persons that may place orders to create and redeem Baskets on behalf of Authorized Creators and Authorized Redeemers.  Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) direct participants in DTC.  To become an Authorized Participant, a person must enter into a Participant Agreement with the Managing Owner and the Fund.  The Participant Agreement sets out the procedures for the creation and redemption of Baskets and for the delivery of title to the Qualifying Uranium and any cash required for such creations and redemptions.  A list of the current Authorized Participants may be obtained from the Administrator.  See “Creation and Redemption of Shares” for more details.

CREATION AND REDEMPTION OF SHARES

After the initial offering, the Fund will create and redeem Shares quarterly, but only in one or more Baskets (a Basket equals a block of 200,000 Shares), as of each Subscription Date and Redemption Date, respectively.  We will refer to creation Baskets as Creation Baskets and redemption Baskets as Redemption Baskets.  A list of the Subscription Dates, Redemption Dates and prior notice periods with respect to submitting both creation orders and redemption orders will be available on www.dbfunds.db.com.  Although the Managing Owner expects that the prior notice periods for submitting creation orders and redemption orders generally will be a Business Day that is at least 7 Business Days prior to the applicable Subscription Date or Redemption Date, the actual notice periods may vary, subject to the notice requirements of the underlying Storage Facilities.  The Managing Owner will accept creation orders and redemption orders properly submitted five Business Days prior to the applicable Subscription Date or Redemption Date.  The first Subscription Date is expected to be [_____] and the first Redemption Date is expected to be [_____].

An Authorized Creator will be able, through an Authorized Participant, to create one or more Creation Baskets.  In order to create one or more Creation Baskets, an Authorized Participant, on behalf of an Authorized Creator, will coordinate with the Managing Owner and NYNCO, the transfer to the Fund from the Authorized Creator of title to Qualifying Uranium and a cash payment, if any, based on the aggregate net asset value of the number of Shares included in the Creation Baskets being created as determined on the applicable Subscription Date, divided by the price per pound of Uranium, as determined in accordance with the BFV Index on the Subscription Date.  Although the Managing Owner will use commercially reasonable efforts to accommodate an Authorized Creator’s request to use a particular Storage Facility for a creation transaction, the Managing Owner, in its sole discretion, will determine which Storage Facility will process a request for Creation Baskets in order to permit the Managing Owner to manage the Fund’s Uranium inventory.  Upon completion of a Creation Basket, 200,000 Shares will be credited to the relevant Authorized Participant’s account at DTC.

An Authorized Redeemer will be able, through an Authorized Participant, to redeem one or more Redemption Baskets.  In order to redeem one or more Redemption Baskets, an Authorized Participant, on behalf of an Authorized Redeemer, will coordinate with the Managing Owner and NYNCO, the transfer to the Authorized Redeemer from the Fund of title to Qualifying Uranium and a cash redemption amount, if any, based on the aggregate net asset value of the number of Shares included in the Redemption Baskets being redeemed, as determined on the applicable Redemption Date, divided by the price per pound of Uranium, as determined in accordance with the BFV Index on the Redemption Date.  Although the Managing Owner will use commercially reasonable efforts to accommodate an Authorized Redeemer’s request to use a particular Storage Facility for a redemption transaction, the Managing Owner, in its sole discretion, will determine which Storage Facility will process a request for Redemption Baskets in order to permit the Managing Owner to manage the Fund’s Uranium inventory.  Upon completion of a redemption transaction, 200,000 Shares will be debited to the relevant Authorized Participant’s account at DTC.

Authorized Participants are the only persons that may place orders to create and redeem Baskets.  Authorized Participants may place orders to create or redeem Baskets only on behalf of Authorized Creators and Authorized Redeemers.  Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) direct participants in DTC.  To become an Authorized Participant, a person must enter into a Participant Agreement with the Managing Owner and the Fund.  The Participant Agreement sets out the procedures for the creation and redemption of Baskets and for the delivery of title to the Qualifying Uranium and any cash required for such creations and redemptions.  An order to create or redeem a Basket must identify the Authorized Creator(s) or Authorized Redeemer(s) for whom the Authorized Participant is acting.  The Managing Owner may delegate its duties and obligations under the Participant Agreement to ALPS Distributors or the Administrator without consent from any Shareholder or Authorized Participant.  The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner, without the consent of any Shareholder or Authorized Participant.  Authorized Participants will pay to the Selling Agent a transaction fee of up to 3% of the net asset value of the Shares as of either each Subscription Date with respect to Creation Baskets or as of each Redemption Date with respect to Redemption Baskets for each order placed on behalf of Authorized Creators and Authorized Redeemers, respectively.  Authorized Participants who, on behalf of Authorized Creators, make deposits (i.e., arrange for transfer of title of Qualifying Uranium) with the Fund in exchange for Baskets and/or cash, if any, will receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution During Continuous Offering Period.”

Prior to initiating any creation or redemption order, an Authorized Participant must have entered into a Participant Agreement.

A copy of the form of Participant Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part and also may be obtained by potential Authorized Participants from the Managing Owner.

Each Authorized Participant will be registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act) and regulated by FINRA, or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires.  Certain Authorized Participants will be regulated under federal and state banking laws and regulations.  Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for Authorized Creators and Authorized Redeemers that wish to create or redeem Baskets.  An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients.  As of the date of this Prospectus, Deutsche Bank Securities Inc., an affiliate of the Managing Owner, has signed a Participant Agreement with the Fund and the Managing Owner and, upon the effectiveness of such agreement, may create and redeem Baskets as described above.  Authorized Creators interested in creating Creation Baskets should contact the Managing Owner to obtain the contact information for the Authorized Participants.  Authorized Redeemers who are not Authorized Participants will only be able to redeem their Redemption Baskets through an Authorized Participant.

An Authorized Participant, on behalf of Authorized Creators and Authorized Redeemers, will coordinate with the Managing Owner and NYNCO, title transfers of Qualifying Uranium with the Fund.  All title to Qualifying Uranium will be transferred to or from an appropriate Uranium Account in the name of the Fund in unallocated form through book entries of either credits or debits as reflected in the appropriate Storage Facility’s records.  The Fund’s Uranium Account will receive either a book entry credit or debit in the appropriate amount with respect to Creation Baskets and Redemption Baskets, respectively.

Under each Participant Agreement, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.  The Managing Owner has agreed to reimburse the Authorized Participants, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The following description of the procedures for creating Creation Baskets and redeeming Redemption Baskets is only a summary and an investor should refer to the relevant provisions of the Fund’s Trust Declaration and the form of Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this Prospectus is a part.

For purposes of processing both creation and redemption orders, a Business Day means any day other than a day (1) when the NYSE Arca is closed for regular trading or, (2) if the order requires the transfer, or the confirmation of transfer of title of Qualifying Uranium in New York or in the country where the applicable Storage Facility is located, (A) when banks are authorized to close in New York or in the country where the applicable Storage Facility is located or (B) when banks in New York and in the country where the applicable Storage Facility is located are not open for a full business day and the transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the Business Day.

Creation Procedures

A list of the Subscription Dates and prior notice periods with respect to submitting creation orders will be available on www.dbfunds.db.com.  Although the Managing Owner expects that the prior notice periods for submitting creation orders generally will be a Business Day that is at least 7 Business Days prior to the applicable Subscription Date, the actual notice periods may vary, subject to the notice requirements of the underlying Storage Facilities.  The Managing Owner will accept creation orders properly submitted five Business Days prior to the applicable Subscription Date.

An Authorized Participant, on behalf of an Authorized Creator, may place a creation order with the Managing Owner to create one or more Creation Baskets.  A creation order so received in satisfactory form by the Managing Owner will be accepted by the Managing Owner five Business Days prior to the applicable Subscription Date and such creation order is effective on the Subscription Date.  The Authorized Participant, on behalf of the Authorized Creator, will coordinate with the Managing Owner and NYNCO, to ensure that the Fund will receive a transfer of title to the Qualifying Uranium from the Authorized Creator as of the second Business Day following the relevant Subscription Date.  The subscription procedures allow Authorized Participants to create Baskets on behalf of Authorized Creators and do not entitle Authorized Creators to create any Shares in an amount less than a Basket (unless waived by the Managing Owner), or to create Baskets other than through an Authorized Participant.

By placing a creation order, an Authorized Participant, on behalf of an Authorized Creator, agrees to coordinate with the Managing Owner and NYNCO to ensure the transfer of the Authorized Creator’s title to Qualifying Uranium to the Fund, or a combination of its title to Qualifying Uranium and cash, if any, as described below.  Prior to the delivery of Creation Baskets for a creation order, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.  Upon completion of a Creation Basket, 200,000 Shares will be credited to the relevant Authorized Participant’s account at DTC.

Although the Managing Owner will use commercially reasonable efforts to accommodate an Authorized Creator’s request to use a particular Storage Facility for a creation transaction, the Managing Owner, in its sole discretion, will determine which Storage Facility will process a request for Creation Baskets in order to permit the Managing Owner to manage the Fund’s Uranium inventory.

Determination of required deposits

At the conclusion of the initial offering, each Share will represent an amount of Qualifying Uranium worth approximately $[____] on the second Business Day following completion of the initial offering.  During the continuous offering period, an Authorized Participant, on behalf of an Authorized Creator, will be required to coordinate with the Managing Owner and NYNCO, to ensure the transfer of title of Qualifying Uranium from the Authorized Creator to the Fund in an amount that is calculated by multiplying 200,000 Shares by the number of Creation Baskets by the net asset value per Share as of the Subscription Date, and by dividing such result by the price per pound of U3O8, as determined in accordance with the BFV Index as of the Subscription Date.  Creation Baskets are issued as of noon, New York time, on the Business Day immediately following the Subscription Date at net asset value per Share as of the Subscription Date, but only if the required title transfer and cash, if any, has been timely received.

If a cash payment is required, the amount generally will be determined as follows and the cash payment amount be used to meet expenses of the Fund, not to purchase Uranium.  The estimated unpaid fees, expenses and liabilities of the Fund accrued through the Subscription Date plus, as determined by the Managing Owner, in its sole discretion, the estimated fees, expenses and liabilities of the Fund as projected for the six months immediately following the Subscription Date, are subtracted from any cash held or receivable by the Fund as of the Subscription Date.  The remaining amount is divided by the number of Shares outstanding immediately before the Subscription Date and then multiplied by the number of Shares being created pursuant to the creation order.  If the resulting amount is positive, this amount is the required cash payment.  If the resulting amount is negative, the amount of the required Qualifying Uranium deposit will be reduced by the number of pounds of Qualifying Uranium equal in value to that resulting amount, calculated in accordance with the BFV Index price of the Qualifying Uranium on the Subscription Date.  Fractions of a pound of Qualifying Uranium which are included in the Qualifying Uranium deposit amount are disregarded.  All questions as to the composition of a Creation Basket deposit will be finally determined by the Managing Owner.  The Managing Owner’s determination of the Creation Basket deposit will be final and binding on all persons interested in the Fund.

Delivery of required deposits

A list of the Subscription Dates and prior notice periods with respect to submitting creation orders will be available on www.dbfunds.db.com.  Although the Managing Owner expects that the prior notice periods for submitting creation orders generally will be a Business Day that is at least 7 Business Days prior to the applicable Subscription Date, the actual notice periods may vary, subject to the notice requirements of the underlying Storage Facilities.  The Managing Owner will accept creation orders properly submitted five Business Days prior to the applicable Subscription Date.

An Authorized Participant, on behalf of an Authorized Creator, who places a creation order, will coordinate with the Managing Owner and NYNCO to ensure the transfer of both title of the required Qualifying Uranium deposit amount at a Storage Facility designated by the Managing Owner and the cash payment, if any, by the end of the second Business Day following the Subscription Date.  Upon receiving appropriate instructions from both the Authorized Participant and the Managing Owner, NYNCO will arrange for a transfer of title on the second Business Day following the Subscription Date with respect to the Qualifying Uranium deposit amount from the Authorized Creator’s Account to the Fund’s Uranium Account.  In turn, the Managing Owner will immediately direct DTC to credit the number of Creation Baskets ordered to the Authorized Participant’s DTC account.  The expense and risk of title transfer, ownership and safekeeping of Qualifying Uranium until title to such Qualifying Uranium has been received by the Fund will be borne solely by the Authorized Creator.  The Managing Owner may accept transfer of title of Qualifying Uranium by such other means as the Managing Owner, from time-to-time, may determine to be acceptable for the Fund, provided that the same is disclosed in a prospectus relating to the Fund filed with the SEC pursuant to Rule 424 under the Securities Act.  If title to Qualifying Uranium is to be transferred other than as described above, the Managing Owner is authorized to establish such alternative procedures in addition to those described in this Prospectus, as the Managing Owner determines to be desirable.

Rejection of creation orders

The Managing Owner may reject a creation order or a Creation Basket deposit if:

·	it determines that the creation order or the Creation Basket deposit is not in proper form;

·	the Managing Owner believes that the creation order or the Creation Basket deposit would have adverse tax consequences to the Fund or its Shareholders;

·	the acceptance or receipt of the Creation Basket deposit would, in the opinion of counsel to the Managing Owner, be unlawful; or

·
circumstances outside the control of the Managing Owner, the Authorized Participant or NYNCO determine that, for all practical purposes, it is not feasible to process a creation order for Creation Baskets.

None of the Managing Owner, the Authorized Participant or NYNCO will be liable for the rejection of any creation order or Creation Basket deposit.

Redemption Procedures

The procedures by which an Authorized Participant, on behalf of an Authorized Redeemer, may redeem one or more Redemption Baskets will mirror the procedures for the creating Creation Baskets.

A list of the Redemption Dates and prior notice periods with respect to submitting redemption orders will be available on www.dbfunds.db.com.  Although the Managing Owner expects that the prior notice periods for submitting redemption orders generally will be a Business Day that is at least 7 Business Days prior to the applicable Redemption Date, the actual notice periods may vary, subject to the notice requirements of the underlying Storage Facilities.  The Managing Owner will accept redemption orders properly submitted five Business Days prior to the applicable Redemption Date.

An Authorized Participant, on behalf of an Authorized Redeemer, may place a redemption order with the Managing Owner to redeem one or more Redemption Baskets.  A redemption order so received in satisfactory form by the Managing Owner will be accepted by the Managing Owner five Business Days prior to the applicable Redemption Date and such redemption order is effective on the Redemption Date.  The Authorized Participant, on behalf of the Authorized Redeemer, will coordinate with the Managing Owner and NYNCO, to ensure that the Fund will transfer title to the Qualifying Uranium to the Authorized Redeemer in an amount equal to the Net Asset Value per Redemption Basket as of the second Business Day following the relevant Redemption Date.  The redemption procedures allow Authorized Participants to redeem Baskets on behalf of Authorized Redeemers and do not entitle Authorized Redeemers to redeem any Shares in an amount less than a Basket (unless otherwise permitted by the Managing Owner in its sole discretion), or to redeem Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant, on behalf of an Authorized Redeemer, agrees to coordinate with the Managing Owner and the Administrator to ensure the delivery of the Authorized Redeemer’s Redemption Baskets to the Fund as described below and to coordinate with the Managing Owner and NYNCO to take title to the Uranium represented by the Shares being redeemed.  Prior to the delivery of Redemption Baskets for a redemption order, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.  Upon completion of a redemption transaction, 200,000 Shares will be debited to the relevant Authorized Participant’s account at DTC.

Although the Managing Owner will use commercially reasonable efforts to accommodate an Authorized Redeemer’s request to use a particular Storage Facility for a redemption transaction, the Managing Owner, in its sole discretion, will determine which Storage Facility will process a request for Redemption Baskets in order to permit the Managing Owner to manage the Fund’s Uranium inventory.

Determination of redemption distributions

The redemption distribution from the Fund will consist of (1) a credit to the redeeming Authorized Redeemer’s Uranium Account representing the amount of the Qualifying Uranium held by the Fund evidenced by the Shares being redeemed plus or minus (2) the cash redemption amount, if any.  During the continuous offering period, an Authorized Participant, on behalf of an Authorized Redeemer, will be required to coordinate with the Managing Owner and NYNCO, to ensure the transfer of title of Qualifying Uranium from the Fund to the Authorized Redeemer in an amount that is calculated by multiplying 200,000 Shares by the number of Redemption Baskets by the net asset value per Share as of the Redemption Date, and by dividing such result by the price per pound of U3O8, as determined in accordance with the BFV Index as of the Redemption Date.  Redemption Baskets are redeemed as of noon, New York time, on the Business Day immediately following the Redemption Date at net asset value per Share as of the Redemption Date.  Redemption distributions will be subject to the deduction of any applicable tax or other governmental charges which may be due.

If a cash redemption amount is required, the amount generally will be determined as follows.  The value of all assets of the Fund other than Qualifying Uranium less all estimated accrued but unpaid expenses and other liabilities, divided by the number of Redemption Baskets outstanding and multiplied by the number of Redemption Baskets included in the Authorized Participant’s redemption order.  The Managing Owner will distribute any positive cash redemption amount through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.  If the cash redemption amount is negative, the credit to the Authorized Participant’s Account will be reduced by the number of pounds of Qualifying Uranium equal in value to the negative cash redemption amount, determined at the price of Qualifying Uranium used in calculating the net asset value of the Fund on the redemption order date.  Fractions of a pound of Qualifying Uranium which are included in the Qualifying Uranium redemption amount are disregarded.  All questions as to the composition of a Redemption Basket distribution will be finally determined by the Managing Owner.  The Managing Owner’s determination of the Redemption Basket distribution will be final and binding on all persons interested in the Fund.

Delivery of redemption distribution

A list of the Redemption Dates and prior notice periods with respect to submitting redemption orders will be available on www.dbfunds.db.com.  Although the Managing Owner expects that the prior notice periods for submitting redemption orders generally will be a Business Day that is at least 7 Business Days prior to the applicable Redemption Date, the actual notice periods may vary, subject to the notice requirements of the underlying Storage Facilities.  The Managing Owner will accept redemption orders properly submitted five Business Days prior to the applicable Redemption Date.

An Authorized Participant, on behalf of an Authorized Redeemer, who places a redemption order, will coordinate with the Managing Owner and NYNCO, to ensure the transfer of title of the required Qualifying Uranium redemption distribution amount at a Storage Facility designated by the Managing Owner by the end of the second Business Day following the Redemption Date if, by 9:00 AM New York time on such second Business Day, the Fund’s DTC account has been credited with the Redemption Baskets to be redeemed.  If the Fund’s DTC account has not been credited with all of the Redemption Baskets to be redeemed by such time, the redemption distribution of title to Qualifying Uranium will be delivered to the extent of whole Redemption Baskets received.  Any remainder of the redemption distribution of title to Qualifying Uranium will be delivered on the next Business Day to the extent of remaining whole Redemption Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Redemption Baskets to be redeemed are credited to the Fund’s DTC account by 9:00 AM New York time on such next Business Day.  Any further outstanding amount of the redemption order will be cancelled.  The Managing Owner is also authorized to deliver the redemption distribution of title to Qualifying Uranium notwithstanding that the Redemption Baskets to be redeemed are not credited to the Fund’s DTC account by 9:00 AM New York time on the second Business Day following the Redemption Date if the Authorized Participant has collateralized its obligation to deliver the Redemption Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

The Authorized Redeemer is at risk in respect of title to the Qualifying Uranium credited to its Uranium Account in the event of the Fund’s insolvency.

Suspension or rejection of redemption orders

The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date (1) for any period during which NYSE Arca is closed other than customary weekend or holiday closings, or trading on NYSE Arca is suspended or restricted, (2) for any period during which an emergency exists as a result of which transfer of title to or evaluation of Qualifying Uranium is not reasonably practicable, or (3) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders.  Neither the Managing Owner nor NYNCO will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

Authorized Participants will pay to the Selling Agent a transaction fee of up to 3% of the net asset value of the Shares as of either each Subscription Date with respect to Creation Baskets or as of each Redemption Date with respect to Redemption Baskets for each order placed on behalf of Authorized Creators and Authorized Redeemers, respectively.  An order may include multiple Baskets.  The transaction fee may be reduced, increased or otherwise changed by the Managing Owner.  The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Managing Owner and the Fund if the Managing Owner or the Fund is required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

CONFLICTS OF INTEREST

The Managing Owner, the Selling Agent and their respective principals and affiliates, or the DB Group, are subject to significant potential and actual conflicts of interest in managing the business and affairs of the Fund.  While these conflicts are fairly typical of hedge fund managers, the Managing Owner wishes to call prospective investors’ particular attention to them.

One or more DB Group members may from time-to-time organize or become involved in other business ventures.  The Fund will not share in the risks or rewards of such other ventures.  Furthermore, such other ventures may compete with the Fund for the time and attention of the Managing Owner, the Selling Agent and their principals and may create additional conflicts of interest.  The Trust Declaration does not (and it is expected that the Selling Agent Agreement will not) require DB Group members to devote their full time or any material portion of its or their time to the Fund.

One or more DB Group members may trade and invest for its own account in Uranium.  Investors will not be permitted to inspect the records of such proprietary trading.  In addition, the Managing Owner and DB Group members may organize and/or advise in the future other investment funds, accounts or other vehicles, which may trade and invest in uranium and therefore compete with the Fund.  As a result, DB Group members may in certain cases have to allocate limited investment opportunities among the Fund, such other investment vehicles and their proprietary accounts, to the possible detriment of the Fund.  While the Managing Owner, its affiliates and their respective principals act in a generally fair and reasonable manner in allocating suitable investment opportunities among their proprietary and customer accounts, there can be no assurance that particular investment opportunities allocated to accounts other than the Fund will not outperform investment opportunities allocated to the Fund or that equality of treatment will always be the case.

DB Group members, in trading on behalf of client accounts or their own accounts, may make use of information obtained by them in the course of managing the Fund.  The DB Group has no obligation to the Fund for any profits earned from its use of such information nor to compensate the Fund in any respect for its receipt of such information.

Pursuant to the Uranium Account Administrator and Uranium Broker Agreement and the Calculation Agent Agreement, collectively, the Agreements, the Managing Owner will be required to pay an “Early Termination Fee” if the Managing Owner decides to terminate these Agreements on an “Early Termination” basis as each term is defined under these Agreements.  Therefore, the Early Termination Fee may create a conflict that may provide the Managing Owner with a disincentive from terminating the Agreements.  However, the Managing Owner is aware of its role as a fiduciary and will manage the Fund accordingly.  Additionally, the Agreements provide that the Early Termination Fee will not be payable if the Agreements have been terminated because the Managing Owner was acting in the best interests of the shareholders.

NYNCO is subject to actual and potential conflicts of interest due to its multiple roles as the Fund’s exclusive Uranium Broker, operator of the UraniumOnLine trading platform and Uranium Account Administrator.  The Uranium Broker will provide brokerage services with respect to selling transactions.

The Uranium Broker will, pursuant to the Managing Owner’s requests and acting as agent, arrange for the sale of Uranium to qualified parties on behalf of the Fund.  In its capacity as Uranium Broker, NYNCO may have pre-existing and ongoing relationships with potential buyers of the Fund’s Uranium, and, in its capacity as Uranium Broker, may have a conflict of interest in which it may act in a manner that benefits the potential buyers with which it has a pre-existing and ongoing relationship at the expense of the Fund.

The Uranium Broker charges Brokerage Fees in connection with transactions it arranges or facilitates for the Fund at usual and customary rates for its services in connection with the procurement of the Initial Supply, creation and redemption transactions and the Fund’s sales of Uranium from time-to-time.  The Uranium Broker will charge the purchaser (and not the Fund, except with respect to purchase of the Initial Supply) a Brokerage Fee of up to 1% of the value of the Uranium that is the subject of each transaction.  The Uranium Broker will pay a portion of the Brokerage Fee to the Calculation Agent.  Although the Uranium Broker has a duty to seek best execution in connection with each transaction on behalf of the Fund, the Uranium Broker has an incentive to maximize the price of the Uranium in order to maximize its Brokerage Fee.  The Fund may transact with the Uranium Broker and its affiliates from time-to-time on a principal-to-principal basis.  Although it is expected that any such principal transactions will be made at a price no less favorable to the Fund than reasonably would be expected to be obtained in an arm’s-length transaction with an unaffiliated third party, there can be no assurance that this will always succeed, and in turn, the value of the Fund may be harmed.

Because NYNCO operates UraniumOnLine trading and auction platforms and earns fees for transactions conducted on UraniumOnLine, it has an incentive to conduct Uranium transactions on UraniumOnLine despite the possibility that more favorable prices may be available through alternative sources.  NYNCO has an additional incentive to favor UraniumOnLine in order to increase its potential future role in the pricing of Uranium on the spot market.  In light of the potential growth in the uranium marketplace, NYNCO has an incentive to increase the size and volume of transactions currently conducted on UraniumOnLine.

In its capacity as Uranium Account Administrator, NYNCO has pre-existing and ongoing relationships with each of the Storage Facilities.  Therefore, in its capacity as the Uranium Account Administrator, NYNCO may have a conflict of interest in which it may act in a manner that benefits the Storage Facilities at the expense of the Fund.

NYNCO has a pre-existing and an ongoing relationship with the Calculation Agent.  NYNCO will pay a portion of the Uranium Account Administrator Fee and the Brokerage Fee to the Calculation Agent.  Therefore, NYNCO may have a conflict of interest in which it may act in a manner that benefits the Calculation Agent at the expense of the Fund.

The Underwriter(s) may share fees with its (their) affiliates.

The Managing Owner, the Uranium Account Administrator, the Administrator, the Uranium Broker, the Calculation Agent and the Selling Agent each has a fiduciary duty to the Shareholders to exercise good faith and fairness in all dealings involving the Fund and takes account of such duty in dealing with all conflicts of interest.  If a Shareholder believes this duty has been violated, it may seek legal relief under applicable law, for itself and other similarly situated Shareholders, or on behalf of the Fund.  However, it may be difficult for Shareholders to obtain relief because of the changing nature of the law in this area, the vagueness of standards defining required conduct, the broad discretion given the Managing Owner in the Trust Declaration, and the exculpatory and indemnification provisions therein.

CERTAIN REGULATORY MATTERS

The discussion of U.S. regulatory matters contained herein is based on existing law as of the date of this Prospectus.  No assurance can be given that future legislation, administrative rulings or court decisions will not modify the conclusions set forth in this summary (possibly with retroactive effect).

Securities Act of 1933 and Securities Exchange Act of 1934

The Shares have been registered for sale to the public under the Securities Act and the Fund will seek to have the Shares listed for trading on a national securities exchange and registered under the Exchange Act as promptly as reasonably practicable.  There can be no assurance that the Fund will be successful in these endeavors.

Investment Advisers Act of 1940

The Managing Owner is not registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940.

Investment Company Act of 1940

The Fund is not an investment company within the meaning of the Investment Company Act of 1940, as amended, and will not be registered as an investment company thereunder.  As a result, the protections of the Investment Company Act are not afforded to the Fund or its Shareholders.

Commodity Exchange Act

While the Managing Owner is a commodity pool operator that is registered as such with the CFTC and is a member of the NFA, the Fund is not a “pool” within the meaning of Rule 4.10(d) under the CEA and the Managing Owner is not required to, and will not, operate the Fund in compliance with the Part 4 regulations of the CFTC under the CEA.

Atomic Energy Act of 1954

The NRC issues general licenses authorizing the receipt of title to source or byproduct material, as defined in 10 C.F.R. Part 40, without regard to quantity.  A general license is effective by operation of the NRC’s regulations.  For U.S. nuclear regulatory purposes, a general license does not authorize the receipt, possession, delivery, use, or transfer of Uranium.

Federal Deposit Insurance Corporation

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Money Laundering Prevention

Prospective and existing Shareholders must provide all information and documentation requested by the Fund, the Administrator and the Managing Owner to comply with all applicable anti-money laundering laws and regulations.

Employee Retirement Income Security Act of 1974, as Amended

General.

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in, and subject to the financial responsibility provisions of, Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”).  The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries.  Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that such an investment would play in the Plan’s overall investment portfolio.  Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.  THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

A regulation issued under ERISA, or the ERISA Regulation, contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”).  Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including an exception applicable if the equity interest purchased is a “publicly-offered security” or the Publicly-Offered Security Exception.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.  The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances.  The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is $10,000 or less, there is a presumption of free transferability even if transfers are subject to certain enumerated requirements.  Under the ERISA Regulation, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

The Publicly Offered Security Exception applies with respect to the Shares due to their NYSE Arca listing.  This is because the Shares will be freely transferable and will be held by more than 100 independent investors.

Ineligible Purchasers

Shares may not be purchased with the assets of a Plan if the Managing Owner, the Trustee, the Uranium Broker, the Uranium Account Administrator, the Calculation Agent, the Selling Agent or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates:  (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan.  A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder.  No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

UNDERWRITING

The Fund initially intends to offer the Shares through the Underwriters.  [_____] is acting as representative of the Underwriters named below.

The Fund initially is offering 4,000,000 Shares at $25.00 per share through a group of Underwriters led by [__________].  Until the completion of this offering, no Shares will be outstanding.  The offering price of $25.00 per Share was determined on an arbitrary basis by the Managing Owner.  You must purchase at least [___] Shares ($[___]) in this offering.

Subject to the terms and conditions contained in an underwriting agreement among the Fund, the Managing Owner and the Underwriters, or the Underwriting Agreement, the Fund has agreed to sell to the Underwriters, and each Underwriter named below has severally agreed to purchase from the Fund, the number of Shares listed opposite their names below.

Underwriter	Number of Shares

The Underwriters have agreed to purchase all of the Shares sold pursuant to the Underwriting Agreement if any of these Shares are purchased.  If an Underwriter defaults, the Underwriting Agreement provides that the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

The Fund and the Managing Owner have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Underwriters are offering the Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Shares, and other conditions contained in the Underwriting Agreement, such as the receipt by the Underwriters of officer’s certificates and legal opinions.  The Underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The Underwriters have advised the Fund that they propose initially to offer the Shares to the public at the initial public offering price on the cover page of this Prospectus and to dealers at that price less a concession not in excess of $0.50 per Share.  The Underwriters may allow, and the dealers may re-allow, a discount not in excess of $0.50 per Share to other dealers.  There is a sales load or underwriting discount of up to $0.50 per Share, which is equal to up to 2% of the initial public offering price per Share.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the Fund.  The information assumes either no exercise or full exercise by the Underwriters of their over-allotment option.

	Per Share	Without Option	With Option
Public offering price	$25.00	$	$
Underwriting discount	$0.50	$	$
Proceeds, before expenses, to the Fund	$24.50	$	$

The expenses of the offering, excluding underwriting discount, are estimated at $1,219,800 and are reimbursed to the Managing Owner by the Fund when the aggregate daily net asset value of the Fund exceeds $500 million.  The Fund has agreed to pay the Underwriters $0.50 per Share as a reimbursement of expenses incurred in connection with the offering.  The amount paid by the Fund as this reimbursement to the Underwriters will not exceed 2% of the total price to the public of the Shares sold in this offering.  The Fund has also agreed to pay certain expenses of counsel to the Underwriters in an amount up to $[________], which will not exceed [__]% of the total price to the public of the Shares sold in this offering.  The Managing Owner has agreed to pay the amount by which the offering costs (other than the underwriting discount, but including the $[________] per Share reimbursement of expenses to the Underwriters) exceed $[__] per Share ([__]% of the offering price).

The total amount of compensation to the Underwriter, plus the amount paid by the Fund as the $[__] per Share reimbursement to the Underwriters and as payment of certain expenses of counsel to the Underwriters, will not exceed [__]% of the total price to the public of the Shares sold in this offering.  The sum total of all compensation to Underwriters in connection with this public offering of Shares, including sales load and all forms of additional compensation to Underwriters, will be limited to 2% of the total price to the public of the Shares sold in this offering.

Total expenses of issuance and distribution (other than underwriting discounts and commissions) and procurement of the Initial Supply of Uranium are estimated to be equal to approximately 1% of the public offering price of the Shares, which is approximately $1,000,000, or $0.25 per Share.  Therefore, proceeds to the Fund, after procurement of the Initial Supply of Uranium, are estimated to be $97,000,000.

Over-allotment Option

The Fund has granted the Underwriters an option to purchase up to additional [________] Shares at the public offering price less the underwriting discount.  The Underwriters may exercise the option from time-to-time for [e.g., 30, 45] days from the date of this Prospectus solely to cover any over-allotments.  If the Underwriters exercise this option, each will be obligated, subject to conditions contained in the Underwriting Agreement, to purchase a number of additional Shares proportionate to that Underwriter’s initial amount reflected in the above table.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Shares is completed, Commission rules may limit the Underwriters and selling group members from bidding for and purchasing the Fund’s Shares.  However, the representative may engage in transactions that stabilize the price of the Shares, such as bids or purchases to peg, fix or maintain that price.

If the Underwriters create a short position in the Shares in connection with the offering, i.e., if they sell more Shares than are listed on the cover of this Prospectus, the representative may reduce that short position by purchasing Shares in the open market.  The representative also may elect to reduce any short position by exercising all or part of the over-allotment option described above.  Purchases of the Shares to stabilize its price or to reduce a short position may cause the price of the Shares to be higher than it might be in the absence of such purchases.

The representative also may impose a penalty bid on Underwriters and selling group members.  This means that if the representative purchases Shares in the open market to reduce the Underwriters’ short position or to stabilize the price of such Shares, they may reclaim the amount of the selling concession from the Underwriters and the selling group members who sold those Shares.  The imposition of a penalty bid also may affect the price of the Shares in that it discourages re-sale of those Shares.

Neither the Fund nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Shares.  In addition, neither the Fund nor any of the Underwriters makes any representation that the representative will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

NYSE Arca Listing

Prior to this offering, there has been no public market for the Shares.  The Fund’s Shares of common units of beneficial interests are expected to be approved for listing on the NYSE Arca under the symbol “NUK,” subject to the NYSE Arca’s final approval of the Fund’s listing.  In order to meet the requirements for listing, the Underwriters have undertaken to sell lots of [____] or more Shares to a minimum of [_____] beneficial owners.

FINRA Related Matters

Retail investors may purchase and sell Shares through traditional brokerage accounts.  Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account.  Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities.

The offering of the Shares is being made in compliance with Conduct Rule 2810 of the NASD. Accordingly, the Underwriters will not make any sales to any account over which they exercise discretionary authority.  The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by the Fund will not exceed 10%.

Pursuant to the Underwriting Agreement, the Underwriter will be paid approximately $[____], plus any fees or disbursements incurred by the Underwriter in connection with the performance of its duties on behalf of the Fund.

The payments to the Underwriter(s) will not, in the aggregate, exceed 2% of the aggregate dollar amount of the offering (or in an aggregate amount equal to $20,000,000 of the aggregate $1,000,000,000 registered on the initial Registration Statement on Form S-1, SEC Registration Number 333-155175.  The Fund will advise the Underwriter(s) if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to NASD Rule 2810.  Members of FINRA which participate in the offering of the Shares will be responsible, in consultation with the Fund, for monitoring their compensation to maintain compliance with the 10% limit contained in NASD Rule 2810.

The maximum compensation to be paid to FINRA members in connection with the offering is [__]% of the offering price of a Share, which includes the up to [__]% compensation to the underwriters, the [__]% allocable to each Share relating to the expense reimbursement to the underwriters and the [__]% allocable to each Share relating to the distribution services provided by ALPS Distributors.

PLAN OF DISTRIBUTION DURING CONTINUOUS OFFERING PERIOD

After the initial offering, the Fund will create Shares in Baskets quarterly at the net asset value of 200,000 Shares calculated in accordance with the BFV Index as of each Subscription Date.  The Managing Owner may terminate the continuous offering at any time.

Authorized Participants are expected to offer to the public, from time-to-time, Shares from any Baskets they create.  Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending on, among other factors, the trading price of the Shares of the Fund on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer.  Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.  The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the FINRA Corporate Financing Department.  Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor.  Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus Deutsche Bank Securities Inc., an affiliate of the Managing Owner, has executed a Participant Agreement.

Likelihood of Becoming a Statutory Underwriter

The Fund issues Shares in Baskets to Authorized Participants from time-to-time in exchange for title for Qualifying Uranium from Authorized Creators.  Because new Shares can be created and issued on an ongoing quarterly basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring.  An Authorized Participant, other broker-dealer firm or Authorized Creator will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares.  A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or Authorized Creator in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter.  Authorized Participants, Authorized Creator, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts.  Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account.  Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Authorized Creators intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities.  The Trustee has agreed to reimburse such parties, solely from and to the extent of the Fund's assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with NASD Conduct Rule 2810.  Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.  The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by the Fund will not exceed 10%.

The Authorized Participants will not charge a commission of greater than 3% (which represents a maximum of $30,000,000 of the aggregate $1,000,000,000 registered on the initial Registration Statement on Form S-1, SEC Registration Number 333-155175 in respect of the Fund.

Pursuant to the Distribution Services Agreement, ALPS Distributors will be paid out of the Management Fee of the Fund in an amount of approximately $[TBD:  25,000] per annum, plus any fees or disbursements incurred by ALPS Distributors in connection with the performance by ALPS Distributors of its duties on behalf of the Fund.

The payments to ALPS Distributors will not, in the aggregate, exceed [_______]% of the aggregate dollar amount of the offering (or in an aggregate amount equal to $[_______] of the aggregate $1,000,000,000 registered on the initial Registration Statement on Form S-1, SEC Registration Number 333-155175 in respect of the Fund.  The Fund will advise ALPS Distributors if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized  by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to NASD Rule 2810.  Members of FINRA which participate in the offering of the Shares will be responsible, in consultation with the Fund, for monitoring their compensation to maintain compliance with the 10% limit contained in NASD Rule 2810.

The maximum compensation to be paid to FINRA members in connection with the offering is [__]% of the offering price of a Share, which includes the up to 3% compensation to the underwriters, the [__]% allocable to each Share relating to the expense reimbursement to the underwriters and the [__]% allocable to each Share relating to the distribution services provided by ALPS Distributors.

The Fund’s Shares will trade on the NYSE Arca under the symbol “NUK.”

CALCULATION OF NET ASSET VALUE AND VALUATION

The Calculation Agent will calculate the value of the Fund’s Uranium in accordance with the Blended Financial Value Index, or the BFV Index.

The Calculation Agent will:

1.           “mark-to-market” the value of the Fund’s Uranium on both an intra-day basis and daily basis as directed by the Fund from time-to-time;

2.           calculate the BFV Index to reflect both the intra-day indicative levels and the daily closing level of the value of U3O8, which will be expressed in $ per pound of U3O8;

3.           calculate the intra-day indicative levels of the BFV Index by polling public sources every 15 seconds or less to determine the price, on a delayed basis, of the shares of each Public Fund (as hereinafter defined), the aggregate number of issued and outstanding shares of each Public Fund and the Cash Estimate (as hereinafter defined) of each Public Fund;

4.           calculate the daily closing level of the BFV Index by calculating, as of the close of business of each trading day, the final closing price of the shares of each of the Public Funds as of the closing time of the exchange on which each Public Fund’s shares trade, the aggregate number of issued and outstanding shares of each Public Fund and the Cash Estimate of each Public Fund will be calculated as of the same time, and

5.           initially calculate the value of the Uranium of each Public Fund in each Public Fund’s native currency.  Thereafter, the Calculation Agent will convert the value of each Public Fund’s Uranium from its native currency into U.S. dollars in order to calculate the BFV Index by either referencing Reuters as of 4:00 p.m. Eastern Standard time or any other reputable service provider who provides foreign exchange rates.

The Calculation Agent will calculate the Value of Fund’s Uranium as follows:

Value of Fund’s Uranium = BFV Index * Amount of Uranium Held by the Fund.

Where:

BFV Index = Sum of (Physical Weighting Factor * Implied Value of Uranium) held by each Public Fund.

Physical Weighting Factor = Amount of Uranium Held by Each Specific Public Fund / (Sum of Uranium Held by All Public Funds).

Amount of Uranium Held by Each Specific Public Fund = Amount of U3O8 owned by each Public Fund and expressed in pounds of U3O8, including any amounts of UF6, as applicable, that is converted by (Conversion Factor * quantity of UF6).

Conversion Factor = Represents conversion ratio to convert U3O8 to UF6 including related processing costs.  Maybe adjusted once a month, as necessary.  Approximately 2.75 as of December 31, 2008.

Implied Value of Uranium = (Fund Market Capitalization - Cash Estimate) / (Amount of Uranium Held by Each Specific Public Fund).

Fund Market Capitalization = (Price per Outstanding Share of Each Public Fund) * (Total Number of Shares Outstanding of such Public Fund) + (Price per Outstanding Warrant of Each Public Fund) * (Total Number of Warrants Outstanding of such Public Fund).

Cash Estimate = Estimated value of cash and cash equivalents owned by each Public Fund and as reported by each Public Fund semi-annually in publicly available periodic reports.  The cash and/or cash equivalents of each Public Fund are calculated as the sum of cash, cash equivalents, accounts receivable and cash due from fixed price forward sales less the value of outstanding loans, debt equivalents, accounts payable and payments due to sellers for fixed price forward purchases.

Public Fund = Any publicly offered and exchange listed fund which invests in physical Uranium including, without limitation, both Uranium Participation Corporation and Nufcor Uranium Limited, which are currently the only Public Funds.  Uranium Participation Corporation trades under the symbol “U” on the Toronto Stock Exchange.  Nufcor Uranium Limited trades under the symbol “NU” on the AIM market of the London Stock Exchange.

Amount of Uranium Held by the Fund = Amount of U3O8 owned by the Fund and expressed in pounds of U3O8, including any amounts of UF6,  as applicable, that is converted by (Conversion Factor * quantity of UF6).

Additional Notes to the BFV Index:

1.           With respect to Amount of Uranium Held by Each Specific Public Fund, inventories of Uranium for each Public Fund are recorded at the end of each month and are published within two weeks after each month-end.  Inventories of Uranium for each Public Fund are also reported semi-annually in publicly available periodic reports.

2.           With respect to the Fund Market Capitalization, warrants are valued at either market price if exchange traded or at intrinsic value (stock price – warrant strike price) if not exchange traded.

3.           Publicly available inputs (Price per Outstanding Share of Each Public Fund, Total Number of Shares Outstanding of such Public Fund, Price per Outstanding Warrant of Each Public Fund, Total Number of Warrants Outstanding of such Public Fund, amount of U3O8 and UF6 owned by each Public Fund, foreign exchange conversion values that convert GBP and CAD into USD, and the conversion factor between UF6 and U3O8) are examined as of the close of business every Thursday and are adjusted accordingly.  If a Public Fund purchases or sells U3O8 or UF6, or offers additional shares, the BFV Index inputs are adjusted accordingly on the subsequent Thursday.  If Thursday is not a business day, the BFV Index inputs will be adjusted accordingly on the preceding Wednesday as of the close of business.

If calculation of the BFV Index becomes unavailable, the Calculation Agent will use the following sequence of methodologies (in the order listed) as a substitute for the BFV Index in the foregoing equations to calculate the Value of Fund’s Uranium:

1.           If valuation of only one Public Fund is available, then the Calculation Agent will calculate the BFV Index based on the valuation of one Public Fund on a daily basis and the Calculation Agent will not calculate intra-day indicative levels of the BFV Index;

2.           If valuation of all Public Funds become unavailable, then the Calculation Agent will calculate the intra-day value of the Fund’s Uranium based on the Uranium Contract with the largest open interest that trades on a daily basis on NYMEX (symbol “UX”, as reported on www.NYMEX.com);

3.           If the closing prices of the UX futures contract become unavailable, then the Calculation Agent will calculate the value of the Fund’s Uranium based on the Bid Side Price as quoted on UraniumOnLine (www.uranium.com/udirect/) on a daily basis;

4.           If the Bid Side Price as quoted on UraniumOnLine becomes unavailable, then the Calculation Agent will calculate the value of the Fund’s Uranium based on the UX/Trade Tech Index on a weekly basis (as reported in the UX/Trade Tech newsletters);

5.           If the UX/Trade Tech Index becomes unavailable, then the Calculation Agent will calculate the value of the Fund’s Uranium based on a poll of the average price paid by 5 U.S. utilities on a weekly basis (as reported in the Uranium Intelligence Weekly newsletter).

The Calculation Agent will calculate the Value of Fund’s Uranium based upon the above alternative methods to reflect the value of U3O8.

UPC currently holds approximately 5.425 million pounds of U3O8 and approximately 1.492 million KgU as UF6 as of October 31, 2008.  NUL currently holds approximately 2.3 million pounds of U3O8, approximately 0.515 million pounds of U3O8 subject to a forward sales agreement (effectively, a total of 1.725 million pounds of U3O8 held on October 31, 2008), approximately 0.212 million KgU as UF6 and 0.200 million KgU as UF6 in a forward purchase agreement as of October 31, 2008 (effectively, a total of 0.412 million KgU as UF6 held on October 31, 2008).  This represents a significant fraction of current annual world production.  Similar to gold and silver stockpiles, the Public Funds’ share value tend to reflect the market’s current valuation of the spot price of Uranium.

If the Calculation Agent is unable to calculate the intra-day indicative levels of the BFV Index once every 15 seconds throughout a trading day through no fault of its own and not due to an Event of Force Majeure as defined in the Calculation Agent Agreement, or Short-term Interruption, the Calculation Agent will

1.	immediately notify the Fund of the occurrence of a Short-term Interruption and

2.	have the opportunity to cure the Short-term Interruption within 24 hours after such Short-term Interruption.

The Calculation Agent will employ the methodology described above and its application of such methodology will be conclusive and binding.  All determinations made by the Calculation Agent will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Calculation Agent deems appropriate and will be final, conclusive and binding in the absence of manifest error.  While the Calculation Agent currently intends to employ the methodology described above to calculate the Value of Fund’s Uranium, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances will not arise that would, in the view of the Calculation Agent, in consultation with the Fund, necessitate a modification of or change to such methodology and in such circumstances the Calculation Agent, in consultation with the Fund, may make any such modification or change as the Calculation Agent, in consultation with the Fund, determines appropriate.  The Calculation Agent, in consultation with the Fund, may also make modifications to the above methodology in any manner that is deemed necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained above.  The Managing Owner  will provide the Fund and its shareholders with sufficient and prior written notice regarding any modification of or change to the above methodology.

The Administrator determines the Fund’s Net Asset Value, the Net Asset Value per Basket and Net Asset Value per Share, by calculating the total value of the Fund’s assets (including, but not limited to, Uranium, cash and other assets, if any) less all liabilities of the Fund (including, but not limited to, accrued Management Fees and ordinary and extraordinary expenses) determined in accordance with generally accepted accounting principles in the United States consistently applied under the accrual basis of accounting (except that Initial O&O Expenses are being amortized in the manner described below, notwithstanding such generally accepted accounting principles), or as otherwise provided in this Prospectus or in the Trust Declaration.

These calculations are made as of the end of each Accounting Period, and as of such other dates as the Managing Owner determines.  An Accounting Period begins on the day after the close of the preceding Accounting Period, and ends on the earlier of the end of each month, the effective date of any transfer of a Share, the day preceding the effective date of any purchase of Shares from the Fund, the date of any redemption of Shares or such other day as may be determined by the Managing Owner.

Net Asset Value per Share is the Net Asset Value of the Fund divided by the total number of Shares outstanding.

Net Asset Value per Basket is the Net Asset Value of 200,000 Shares.

The Administrator keeps the Fund’s accounting books and records in accordance with the provisions of the Trust Declaration under the accrual method of accounting, and, as to matters not specifically covered in the Trust Declaration, in accordance with generally accepted accounting principles (except that Initial O&O Expenses are being amortized in the manner described below, notwithstanding such generally accepted accounting principles).  All matters concerning accounting practices not specifically and expressly provided for by the Trust Declaration will be determined by the Managing Owner in good faith.

In determining the amount of the Fund’s liabilities for purposes of determining Net Asset Value, the Managing Owner may estimate expenses that are incurred on a regular or recurring basis over annual or other periods and treat the amount of any such estimate as accruing in equal proportions over any such period.  The Managing Owner may also determine to establish such reserves for the Fund for contingent, unknown, or unfixed debts, liabilities, or obligations of the Fund as the Managing Owner may reasonably deem advisable.  If a liability arises in one accounting period but relates to a prior accounting period, the Managing Owner may, in its discretion, determine to treat it as reducing the Net Asset Value of the Fund in the prior accounting period or in the current accounting period (and may collect any withdrawal amounts overpaid in prior accounting periods based on such treatment).  Liabilities included in the computation of the Fund’s Net Asset Value include accrued liabilities irrespective of whether such liabilities may in fact never be paid.  In this regard, the Managing Owner may from time-to-time find it necessary, to set up a reserve for contingent liabilities.

For purposes of determining Net Asset Value, Initial O&O Expenses are being amortized in equal installments over the 36 month period after the commencement of the Fund’s operations as provided under “Fees and Expenses.”

MATERIAL CONTRACTS

Defined terms used in this section and not otherwise defined herein will have the meaning assigned to such defined terms under the applicable agreements.

Underwriting Agreement

See “Underwriting” for a summary of the material terms of the Underwriting Agreement.

Participant Agreement

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.  The Managing Owner has agreed to reimburse the Authorized Participants, solely from and to the extent of Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

Uranium Account Agreement with Storage Facility One

Pursuant to the Storage Facility One Uranium Owner’s Agreement, or the Storage Facility One Uranium Account Agreement, between the Fund and Storage Facility One, or Storage Facility One, Storage Facility One will establish a Uranium Account for the storage and book entry transfer of Uranium by the Fund.  Pursuant to the Storage Facility One Uranium Account Agreement, the Fund may either book transfer Uranium from or to its Uranium Account to another third party that also has a Uranium Account with Storage Facility One.  The Fund will, in all cases, retain ownership of Uranium held in the Fund’s Uranium Account(s).

The Storage Facility One Uranium Account Agreement will continue in effect until canceled by either party by written notice given to the other no less than ninety (90) days prior to the effective date of termination.

The Fund will at all times have full risk of loss or damage to the Uranium held at Storage Facility One under the Storage Facility One Uranium Account Agreement, except for the negligence of Storage Facility One, its employees, agents or subcontractors; provided, however, that in the case of loss or damage for which Storage Facility One is responsible, Storage Facility One, at its option, will either: (a) replace the Uranium so lost or damaged or (b) pay the Fund an amount not exceeding the Fund’s original cost per pound of the Uranium so lost or damaged.  Storage Facility One will not be liable for any special, incidental, indirect, punitive or consequential damages.  Storage Facility One will use reasonable efforts to protect the Fund’s Uranium while in its possession, but Storage Facility One assumes any liability whatever for loss or damage, except as set forth above.

The Fund agrees to hold Storage Facility One harmless from and against any and all loss or damage it may sustain as a result of any material breach of any of the Fund’s warranties set forth in the Storage Facility One

Uranium Account Agreement, provided that such breach was a result of negligence by the Fund.  The Fund will also be responsible for, and will indemnify, defend and hold Storage Facility One harmless for any and all sales and property taxes and any governmental taxes, charges, import duties or fees upon the ownership, importation, possession, sale, transfer or use of the Uranium held on the Fund’s behalf which may be levied or assessed on such Uranium while held by Storage Facility One or as a result of its having been so held.

Neither party will be liable to the other, or deemed in breach of the Storage Facility One Uranium Account Agreement, for delay in supplying, producing, delivering, receiving, handling, weighing and sampling or transferring of Uranium thereunder due to or caused by acts of God, the elements, wars, terrorism or threatened acts of terrorism, riots, requirement or mandatory action of governmental authority preventing performance, accident, fire, damage to necessary facilities, equipment breakdowns, transportation delays or accidents, or any other occurrence, whether or not similar to those above mentioned, beyond the reasonable control of the party affected thereby, or Force Majeure.  The party so impaired will exercise diligence in endeavoring to overcome any Force Majeure impediment to its performance provided that nothing herein will require such party to settle strikes or other labor disputes in a manner contrary to its interest.

In the event of an occurrence of an event of Force Majeure lasting for more than one (1) month continuously the party not suffering the Force Majeure will be entitled to terminate the Storage Facility One Uranium Account Agreement on not less than ninety (90) days prior written notice, such notice will not affect any rights or obligations which have accrued to either party during the period of the Storage Facility One Uranium Account Agreement.

Uranium Account Agreement with other Storage Facilities

[To revise as necessary.]

Uranium Account Administrator and Uranium Broker Agreement

The term of the Uranium Account Administrator and Uranium Broker Agreement, or the Uranium Account Administrator Agreement, will commence on the date of the Uranium Account Administrator Agreement and will remain in force and effect until the date it is terminated in accordance with the termination provisions set forth therein.

During the term of the Uranium Account Administrator Agreement, the Fund may not utilize the brokerage services of other third-party service providers who provide services similar to that of the Uranium Broker.  Additionally, the Fund may not sell Uranium directly to third parties other than through the Uranium Broker.

The Uranium Account Administrator Agreement may be terminated by a Non-Defaulting Party (as defined therein) if the other party defaults because such party:

(a)	fails to pay any amount payable, when due, for a period of ninety (90) calendar days after receipt of a written notice from the other party advising that such amount is overdue;

(b)
fails to remedy any material breach of the Uranium Account Administrator Agreement or any other agreement with the Fund or an affiliate of the Fund that is capable of being remedied, within a period of five (5) Business Days after receipt of a notice from the Non-Defaulting Party advising of such material breach;

(c)
commences a voluntary case or proceeding or becomes subject to a case or proceeding as a debtor under any applicable bankruptcy, insolvency, reorganization or other similar law or becomes subject to the appointment of, or taking possession by, a custodian, receiver, trustee, liquidator or similar official of such Party of all or substantially all its property or assets, or becomes generally unable or admits in writing its inability to generally pay its debts as they become due, or takes corporate action in furtherance of any such action, or is the subject of an entry by a court having jurisdiction of a decree or order for relief in an involuntary case or proceeding under any such law or a decree or order making such an appointment;

(d)
takes advantage of any law or governmental regulation relating to bankruptcy, insolvency, liquidation, dissolution, arrangement, winding-up or composition or adjustment of debts in any jurisdiction that adversely affects its performance of its obligations under this Agreement;

(e)	has a receiver or receiver manager or a court appointed official appointed for all or substantially all of its property or assets;

(f)
makes an assignment or attempted assignment for the benefit of its creditors, subject to a party’s right to make a permitted assignment as otherwise permitted in the Uranium Account Administrator Agreement;

(g)	institutes any proceedings for the cessation of its business or corporate existence;

(h)
has any governmental authority or other third party seize, expropriate or confiscate all or a substantial part of its property or assets provided, however, that a seizure by any governmental authority of Uranium held by the Fund will not cause the Fund to be deemed a defaulting party;

(i)
makes any representation or warranty in the Uranium Account Administrator Agreement that proves to have been incorrect, false or misleading in any material respect during the term of the Uranium Account Administrator Agreement.

The Uranium Account Administrator Agreement may also be terminated if a “Major Event” (such as a key man event or other related event) occurs, if an “Event of Force Majeure” occurs, or if certain other events as provided under the Uranium Account Administrator Agreement occur.

Either Party that elects an Early Termination of the Uranium Account Administrator Agreement will provide the other Party with at least one hundred eighty (180) calendar days advance written notice of the termination date.  If the Managing Owner elects an Early Termination of the Uranium Account Administrator Agreement, the Managing Owner will pay to the Uranium Account Administrator one “Early Termination Fee” as provided in Annex I therein.  Because the Managing Owner will be solely responsible for paying the Early Termination Fee, such payment will not be a liability of the Fund.  An “Early Termination” of the Uranium Account Administrator Agreement will mean a termination of the Uranium Account Administrator Agreement prior to three (3) years after the date of the Uranium Account Administrator Agreement.

The Fund will indemnify and hold harmless each of NYNCO and each affiliate thereof against any loss, claim, damage, charge, or liability to which they (or such Affiliate) may become subject, insofar as such loss, claim, damage, charge or liability (or actions in respect thereof) arises out of or is based upon: (i) any misrepresentation or breach of any warranty, covenant or agreement of the Fund or the Managing Owner contained in the Uranium Account Administrator Agreement; (ii) any untrue statement of any material fact contained in the Registration Statement, or that arises out of or is based upon the omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case under this clause (ii) to the extent, but only to the extent, that such untrue statement or omission made in reliance upon and in conformity with information furnished, approved or reviewed by the Fund for inclusion in the Registration Statement); (iii) the services provided by NYNCO to the Fund in accordance with the terms thereof if NYNCO acted in good faith and in a manner which it reasonably believed to be in or not opposed to the best interests of the Fund and provided that NYNCO’s conduct does not constitute fraud, negligence, bad faith or willful misconduct; or (iv) any acts or omissions of the Fund, the Managing Owner or any other service provider to the Fund before NYNCO commenced providing services to the Fund.

If the indemnified party reasonably determines that its interest is or may be adverse to the indemnifying party’s or that there may be a legal defense available to the indemnified party that is different from, in addition to or inconsistent with a defense available to the indemnifying party, the indemnified party may retain its own counsel and will be indemnified by the indemnifying party for any expenses reasonably incurred in investigating or defending the action.  Expenses incurred by an indemnified party in defending a threatened or asserted claim or a threatened or pending action will be paid by the indemnifying party in advance of final disposition or settlement of such matter, if and to the extent that the person on whose behalf such expenses are paid will agree to reimburse the indemnifying party in the event indemnification is not permitted under the Uranium Account Administrator Agreement upon final disposition or settlement.

Only the assets of the Fund may be claimed by NYNCO for fulfillment of the Fund’s obligations and liabilities hereunder.  The Managing Owner and its affiliates have no liability to NYNCO for any of the Fund’s obligations or liabilities thereunder.

Calculation Agent Agreement

The termination and indemnification provisions under the Calculation Agent Agreement are substantially similar to those under the Uranium Account Administrator Agreement.

During the term of the Calculation Agent Agreement, the Fund may not utilize the valuation services of other third-party service providers who provide services similar to that of the Calculation Agent.  The Calculation Agent agrees that it will not provide valuation services to any vehicle for collective investment whose purposes are reasonably similar to those of the Fund, as determined by the Managing Owner, in its sole discretion.

Fund Administration and Accounting Agreement

Pursuant to the Fund Administration and Accounting Agreement between the Fund and the Administrator, the Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund, including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least ninety (90) days’ prior written notice by either party to the other party.  Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon thirty (30) days’ prior written notice if the Fund has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by the Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own negligence or willful misconduct.  In no event will the Administrator be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.  The Administrator will not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions (as defined therein), or for delays caused by circumstances beyond the Administrator’s control, unless such loss, damage or expense arises out of the negligence or willful misconduct of the Administrator.

The Fund will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Registration Statement or Prospectus, (iii) any Proper Instructions, or (iv) any opinion of legal counsel for the Fund, or arising out of transactions or other activities of the Fund which occurred prior to the commencement of the Administration Agreement; provided, that the Fund will indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph.  This indemnity will be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, the Fund will indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to Proper Instructions of the Fund or otherwise without negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith in accordance with the advice or opinion of counsel for the Fund or its own counsel; (iv) any improper use by the Fund or its agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing net asset value; or (vi) any valuations or net asset value provided by the Fund.

Actions taken or omitted in reliance on Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Fund or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.

Notwithstanding any other provision contained in the Administration Agreement, the Administrator will have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to the Fund; (b) the taxable nature or effect on the Fund or their shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid by the Fund to their shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Fund making or not making any distribution or dividend payment, or any election with respect thereto.

Global Custody Agreement

The Bank of New York Mellon will serve as the Fund’s custodian, or the BNY Custodian.  Pursuant to the Global Custody Agreement between the Fund and the BNY Custodian, or the Custody Agreement, the BNY Custodian serves as custodian of all the Fund’s cash at any time delivered to BNY Custodian during the term of the Custody Agreement.  The BNY Custodian has established and will maintain one or more cash accounts pursuant to the Custody Agreement.  The BNY Custodian will maintain books and records segregating the Fund’s assets.

Either party may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than ninety (90) days after the date of such notice.  Upon termination thereof, the Fund will pay to the BNY Custodian such compensation as may be due to the BNY Custodian, and will likewise reimburse the BNY Custodian for other amounts payable or reimbursable to the BNY Custodian thereunder.  The BNY Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records and other items as the Fund gives; provided, that (a) the BNY Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the BNY Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder.  If cash remains in any account, the BNY Custodian may deliver to the Fund such cash.  Except as otherwise provided herein, all obligations of the parties to each other hereunder will cease upon termination of the Custody Agreement.

The BNY Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the BNY Custodian will not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against the Fund, except those losses arising out of the gross negligence or willful misconduct of the BNY Custodian.  The BNY Custodian will have no liability whatsoever for the action or inaction of any depository.  Subject to the BNY Custodian’s delegation of its duties to its affiliates, the BNY Custodian’s responsibility with respect to any cash held by a subcustodian is limited to the failure on the part of the BNY Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement handling practices, procedures and controls in the relevant market.  With respect to any losses incurred by the Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the BNY Custodian), the BNY Custodian will take appropriate action to recover such losses from such subcustodian; and the BNY Custodian’s sole responsibility and liability to the Fund will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the BNY Custodian).  In no event will the BNY Custodian be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

The Fund will indemnify the BNY Custodian and each subcustodian for the amount of any tax that the BNY Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of tax required by reason of an earlier failure to withhold).  In the event that the BNY Custodian or any subcustodian is required under applicable law to pay any tax on behalf of the Fund, the BNY Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

The Fund will indemnify the BNY Custodian and hold the BNY Custodian harmless from and against any and all losses sustained or incurred by or asserted against the BNY Custodian by reason of or as a result of any action or inaction, or arising out of the BNY Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the BNY Custodian in a successful defense of claims by the Fund; provided however, that the Fund will not indemnify the BNY Custodian for those losses arising out of the BNY Custodian’s gross negligence or willful misconduct.  This indemnity will be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement

The Bank of New York Mellon will serve as the Fund’s transfer agent, or the Transfer Agent.  Pursuant to the Transfer Agency and Service Agreement between the Fund and the Transfer Agent, the Transfer Agent serves as the Fund’s transfer agent, dividend disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless either party provides written notice of termination at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

•
Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Fund, its obligations to compensate the Transfer Agent, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

•
The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate the Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Fund.

The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations.  In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent will not be responsible for, and the Fund will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or the Losses, arising out of or attributable to:

•
All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to the Transfer Agency and Service Agreement, provided that such actions are taken without gross negligence, or willful misconduct.

•	The Fund’s gross negligence or willful misconduct.

•	The breach of any representation or warranty of the Fund thereunder.

•
The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

•	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Fund on behalf of the Fund.

•
The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

UraniumOnLine Access Agreement

Under the terms of the UraniumOnLine Access Agreement, including the Rules and Procedures thereto, UraniumOnLine, or UOL, and NYNCO may terminate the Fund’s access to UOL at anytime and for any reason in their sole discretion.

UOL and NYNCO are not and will not be liable to the Fund for any (i) losses, lost opportunities or any other costs or damages that may result from the Fund’s inability to use the UOL system to place orders or access information, or (ii) loss or damage arising from inaccuracies, errors, omissions, delays, interruptions or non-performance with respect to market data supplied by UOL or NYNCO due to any negligent act or omission of UOL or NYNCO or for any other cause beyond their reasonable control.

Selling Agent Agreement

Under the Selling Agent Agreement, the Fund will exculpate the Trustee, the Managing Owner, the Selling Agent and certain of their affiliates from certain claims, losses and liabilities to which they otherwise may be subject, and also will indemnify them against claims, losses and liabilities that may be incurred by them in the performance of their duties thereunder, subject to the appropriate standard of care.

Distribution Services Agreement

ALPS Distributors provides certain distribution services to the Fund.  Pursuant to the Distribution Services Agreement, as amended from time-to-time, between the Fund and ALPS Distributors, ALPS Distributors will assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing including reviewing and approving marketing materials.

The date of the Distribution Services Agreement is the effective date and such Agreement will continue until two years from such date and thereafter will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (i) by the Fund’s Managing Owner or otherwise as provided under the Distribution Services Agreement.  The Distribution Services Agreement is terminable without penalty on sixty (60) days’ written notice by the Fund’s Managing Owner or by ALPS Distributors.  The Distribution Services Agreement will automatically terminate in the event of its assignment.

Pursuant to the Distribution Services Agreement, the Fund will indemnify ALPS Distributors as follows:

The Fund indemnifies and holds harmless ALPS Distributors and each of its directors and officers and each person, if any, who controls ALPS Distributors within the meaning of Section 15 of the Securities Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expenses and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, Prospectus, statement of additional information, Shareholder reports or other information filed or made public by the Fund (as from time-to-time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the Securities Act or any other statute or the common law.  However, the Fund does not indemnify ALPS Distributors or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of ALPS Distributors.  In no case:

•           is the indemnity of the Fund in favor of ALPS Distributors or any person indemnified to be deemed to protect ALPS Distributors or any person against any liability to the Fund or its security holders to which ALPS Distributors or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Distribution Services Agreement, or

•           is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against ALPS Distributors or any person indemnified unless ALPS Distributors or person, as the case may be, will have notified the Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims will have been served upon ALPS Distributors or any such person (or after ALPS Distributors or such person will have received notice of service on any designated agent).

However, failure to notify the Fund of any claim will not relieve the Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement described herein.  The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Fund elects to assume the defense, the defense will be conducted by counsel chosen by the Fund.  In the event the Fund elects to assume the defense of any suit and retain counsel, ALPS Distributors, officers or directors or controlling person(s), defendant(s) in the suit, will bear the fees and expenses of any additional counsel retained by them.  If the Fund does not elect to assume the defense of any suit, it will reimburse ALPS Distributors, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them.  The Fund agrees to notify ALPS Distributors promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of some of the material U.S. federal income tax considerations associated with the classification of the Fund and the purchase, ownership and disposition of the Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below).  This summary does not discuss any state, local or foreign tax consequences, or any U.S. federal alternative minimum tax consequences associated with investing in the Shares.  Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•           dealers in securities, commodities or currencies;

•           financial institutions;

•           regulated investment companies;

•           real estate investment trusts;

•           insurance companies;

•           persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle; or

•   traders in securities or commoditiesd that elect to use a mark-to-market method of accounting for their securities or commodities holdings.

Furthermore, the discussion below is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•          an individual citizen or resident of the United States;

•          a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•          an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

        •  trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding Shares, we urge you to consult your own tax adviser.

You are encouraged to consult your own tax adviser regarding the U.S. federal, state, local or foreign tax consequences of purchasing, owning or disposing of the Shares in light of your own particular circumstances.

Taxation of the Fund

The Fund will be classified as a grantor trust and the Shareholders will be treated as owning proportionate interests in the Fund for U.S. federal income tax purposes.  The Fund, therefore, will not be subject to U.S. federal income tax.  Instead, each Shareholder will be deemed to acquire and hold a proportionate interest in the Fund’s assets and will be required to report its proportionate share of the Fund’s gains, income, losses and expenses on its U.S. federal income tax returns in accordance with the Shareholder’s method of accounting.

Taxation of U.S. Shareholders

Taxable Income and Loss.  For U.S. federal income tax purposes, the Shareholders will be deemed to own proportionate shares of the Fund’s underlying assets and will be deemed to receive their proportionate shares of the Fund’s gains and income and incur their proportionate shares of the Fund’s losses and expenses.

Basis and Holding Period.  In the case of Shares acquired for cash, the Shareholder’s initial tax basis in its proportionate share of the Fund’s assets will be equal to the cost of acquiring the Shares and the Shareholder’s holding period in such assets will begin on the day following purchase.  In the case of Shares acquired in exchange for Uranium, the Shareholder’s initial tax basis in its proportionate share of the Fund’s assets will be equal to the Shareholder’s basis in the Uranium delivered and the Shareholder’s holding period of the Fund’s assets will include the holding period of the Uranium delivered.  Neither the acquisition of Shares for cash nor the acquisition of Shares for Uranium should be a taxable event.

For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price.  Shareholders that acquire Shares at different times and at different prices, whether for cash, in exchange for Uranium or both, are encouraged to consult their tax advisers concerning their bases and holding periods in the Fund’s underlying assets.

Sale of Uranium by the Fund.  When the Fund sells Uranium, a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s proportionate share of the amount realized by the Fund from the sale and (b) the Shareholder’s tax basis in the Uranium sold. In general, a Shareholder’s tax basis in Uranium sold by the Fund will equal (a) the Shareholder’s basis in all of the Uranium held by the Fund immediately prior to the sale multiplied by (b) a fraction the numerator of which is the amount of Uranium sold and the denominator of which is the total amount of the Uranium held by the Fund immediately prior to the sale. Any such gain or loss will be capital gain or loss.  If the Shareholder has a holding period in the Shares of more than one year at the time of sale, then any gain or loss from the sale of Uranium will generally be long-term capital gain or loss.  Long-term capital gains of non-corporate Shareholders generally are subject to reduced rates of taxation.  The deductibility of capital losses is subject to certain limitations.

Basis in Fund’s Uranium after a Sale by the Fund.  After any sale, a Shareholder’s tax basis in its pro-rata share of the Uranium remaining in the Fund will equal (a) the Shareholder’s tax basis in the Uranium held by the Fund immediately prior to the sale, less (b) the portion of the Shareholder’s basis allocable to the Uranium sold.

Sales of Shares.  Upon the sale of a Share, a Shareholder will be deemed to sell the portion of the Fund’s Uranium attributable to the Share.  Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized from the sale of the Share, and (b) the Shareholder’s tax basis in the portion of Fund’s Uranium attributable to the Share, determined in the manner described above.  Any such gain or loss will be capital gain or loss.  If the Shareholder’s holding period in the Uranium sold is more than one year at the time of such sale, then any such gain or loss will generally be long-term capital gain or loss.  Long-term capital gains of non-corporate Shareholders generally are subject to reduced rates of taxation.  The deductibility of capital losses is subject to certain limitations.

Redemption of Shares for Uranium.  The redemption of a Share in exchange for the underlying Uranium represented by the Share generally will not be a taxable event to the Shareholder.  The Shareholder’s tax basis in the Uranium received will be the same as the Shareholder’s tax basis in the portion of the Uranium held by the Fund immediately prior to the redemption that is attributable to the Share redeemed. The Shareholder’s holding period with respect to the Uranium received should include the Shareholder’s holding period in such Share before receipt.

Basis in Fund’s Uranium after a Shareholder’s Sale of Shares or Redemption of Shares.  After a sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis in its share of the Uranium held by the Fund will be equal to (a) the Shareholder’s tax basis in its pro-rata share of the Fund’s Uranium immediately prior to the sale or redemption, less (b) the portion of the Shareholder’s basis attributable to the Uranium sold or received in redemption.

Brokerage Fees and Fund Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Fund. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to such sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale of Uranium by the Fund (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Fund expenses.  Shareholders may deduct their respective pro-rata shares of each expense incurred by the Fund to the same extent as if they directly incurred the expense.

Shareholders who are individuals, estates or trusts may be required to treat some or all of the Fund’s expenses as miscellaneous itemized deductions.  For U.S. federal income tax purposes, individuals may deduct miscellaneous itemized deductions only to the extent such deductions exceed 2% of the individuals adjusted gross income.  Miscellaneous itemized deductions may also be subject to other limitations generally applicable to itemized deductions under the Code.  In addition, miscellaneous itemized deductions may not be deducted for purposes of computing the alternative minimum tax.  Consequently, in the case of Uranium sold to pay expenses, an individual Shareholder may have to include the income from the sale without having the benefit of an offsetting deduction.

U.S. Tax-Exempt Shareholders

U.S. Tax-Exempt Shareholders should be subject to U.S. federal income tax on their investment only to the extent of any “unrelated business taxable income” (“UBTI”) attributable to their investment. Unless they incur debt in order to purchase or carry Shares, it is expected that U.S. Tax-Exempt Shareholders should not realize UBTI in respect of income or gains from the Shares. U.S. Tax-Exempt Shareholders are encouraged to consult their tax advisers regarding the U.S. federal income tax consequences of holding Shares in light of their particular circumstances.

Taxation of Non-U.S. Shareholders

A Non-U.S. Shareholder generally will not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of Uranium by the Fund, unless (1) the Non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from sources within the United States; or (2) the gain is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States and certain other conditions are met.

United States Information Reporting and Backup Withholding

The Trustee will file certain information returns with the IRS in connection with the Fund and will provide reporting information to Shareholders as required under IRS regulations.

A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person in order to avoid the information reporting and backup withholding tax requirements.  Backup withholding is not an additional tax.  The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is furnished to the IRS.

Taxation in Jurisdictions Other Than the United States

Investors based in jurisdictions other than the United States are advised to consult their tax advisers regarding the tax consequences of an investment in Shares under the laws of such other jurisdictions and, in particular on the application of any value added tax, consumption tax or transfer tax to an investment in Shares.

LEGAL MATTERS

Sidley Austin llp has advised the Managing Owner in connection with the Shares being offered hereby.  Sidley Austin llp also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Fund.  Sidley Austin llp has prepared the section “Certain Federal Income Tax Considerations” and the discussion under “Employee Retirement Income Security Act of 1974, as amended” with respect to ERISA.  Sidley Austin llp has not represented, nor will it represent, the Fund or the Shareholders in matters relating to the Fund and no other counsel has been engaged to act on their behalf.  Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

Richards, Layton & Finger, P.A., special Delaware counsel to the Fund has advised the Fund in connection with the legality of the Shares being offered hereby.

Certain legal matters will be passed on for the Underwriters by [Firm name], [City, State].

EXPERTS

The statement of financial condition of DB-New York Nuclear Uranium Fund of December 16, 2008, has been included herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

REPORTS TO SHAREHOLDERS

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the SEC including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund.  You also will be provided with appropriate information to permit you to file your United States federal and state income tax returns (on a timely basis) with respect to your Shares.  Quarterly account statements are posted on the Managing Owner’s website at www.dbfunds.db.com.  Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.

The Managing Owner will notify Shareholders of any change in the fees paid by the Fund or of any material changes to the Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Managing Owner’s website at www.dbfunds.db.com.  Any such notification will include a description of Shareholders’ voting rights.

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C.  This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the various agreements).  The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees.  The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of such site is http://www.sec.gov.

PRIVACY POLICY OF THE MANAGING OWNER

The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others.  The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation.  The Managing Owner may disclose non-public personal information about you to the funds in which you invest.  The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested.  The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent.  If you decide to close your account(s) or become an inactive customer, the Managing Owner will adhere to the privacy policies and practices as described in this notice.  The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you.  The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

INDEX TO FINANCIAL STATEMENTS

Page
DB-New York Nuclear Uranium Fund

Report of Independent Registered Public Accounting Firm	95
Statement of Financial Condition as of December 16, 2008	96
Notes to Statement of Financial Condition	97

Report of Independent Registered Public Accounting Firm

The Managing Owner of DB-New York Nuclear Uranium Fund, DB Commodity Services LLC:

We have audited the accompanying statement of financial condition of DB-New York Nuclear Uranium Fund (the Fund) as of December 16, 2008.  This financial statement is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of DB-New York Nuclear Uranium Fund as of December 16, 2008 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
New York, New York
February 4, 2009

DB-NEW YORK NUCLEAR URANIUM FUND
(An Indirect Wholly Owned Subsidiary of

Deutsche Bank AG)
Statement of Financial Condition
December 16, 2008

Assets

Cash	$1,000

Total assets	$1,000

Shareholder’s equity:

General Shares:

Paid in capital – 40 shares issued and outstanding as of December 16, 2008	$1,000

Total shareholder’s equity	$1,000

Total liabilities and shareholder’s equity	$1,000

See accompanying notes to financial statements.

DB-NEW YORK NUCLEAR URANIUM FUND
(An Indirect Wholly Owned Subsidiary of
Deutsche Bank AG)

Notes to Statement of Financial Condition

December 16, 2008

(1)           Organization

The DB-New York Nuclear Uranium Fund (the “Fund”) was formed as a Delaware statutory trust on October 1, 2007, and has not yet commenced investment operations. The Fund is an indirect wholly-owned subsidiary of Deutsche Bank AG.  DB Commodity Services LLC, a Delaware limited liability company, is the managing owner of the Fund (the “Managing Owner”).  The Managing Owner provides certain advisory and administrative services to the Fund.  The Managing Owner is vested with full power and authority to manage the business and affairs of the Fund.

On December 16, 2008, 40 general shares in the Fund were issued to Deutsche Bank AG in exchange for a capital contribution of $1,000 funded on behalf of Deutsche Bank AG by DB U.S. Financial Markets Holding Corporation, a wholly owned subsidiary of Deutsche Bank AG. The 40 general shares were subsequently transferred to the Managing Owner in consideration of the Managing Owner’s assumption of Deutsche Bank AG’s corresponding $1,000 debt to DB U.S. Financial Markets Holding Corporation.

The Fund’s purpose is to provide investors with a cost-effective investment vehicle that holds uranium oxide concentrates, referred to as either Uranium or U3O8.  The Fund will acquire holdings of Uranium and process creation and redemption transactions, but will not actively trade or speculate with regard to short-term changes in the price of Uranium, so that the net asset value per share will reflect the value of the Fund’s Uranium and other assets less the Fund’s liabilities.  Investors in the Fund will obtain economic exposure to the price of Uranium, whether it is rising, falling or flat, in a manner that does not include all of the risks associated with investments in companies that explore for, mine, process or consume Uranium.  The Fund’s assets will be title to physical Uranium and cash to meet fees and expenses.  The Fund may also incur organization and offering costs.  The proceeds of the initial offering will be used to purchase Qualifying Uranium, except that a portion of the proceeds of the initial offering will be retained in cash and used to pay the Fund’s expenses.  Qualifying Uranium is U3O8 uranium oxide concentrates which contain approximately 70% to 90% uranium oxide (commonly known as “yellowcake”) of an origin that is legally usable in the United States for the operation of reactors located in the United States without the imposition of any tariffs, duties or similar charges based upon origin, but does not include natural UF6, enriched UF6, enriched uranium oxide, or any other component of the nuclear fuel cycle including any form of Low Enriched Uranium (LEU) or blended High Enriched Uranium (HEU).  After the commencement of the Fund’s operations, the Fund will not purchase Uranium with cash.  During the continuous offering, the Fund will increase its Uranium holdings only through contributions of Uranium by Authorized Participants who act on behalf of Authorized Creators, as such terms are defined in the Fund’s Prospectus.  The Fund will not enter into financial swaps, forwards or futures or invest in securities.  The Fund will not take short positions in Uranium.  To comply with U.S. nuclear regulatory purposes, the Fund will not receive, possess, deliver, use, or transfer Uranium.  Because the Fund’s holdings of Uranium are not cash generating, the Fund may sell some or all of its Uranium in order to meet expenses if the Managing Owner determines it would be appropriate to do so at the relevant time.

(2)           Summary of Significant Accounting Policies

(a)            Basis of Accounting

The accompanying statement of financial condition has been prepared in conformity with accounting principles generally accepted in the United States of America.

(b)            Use of Estimates

The preparation of the statement of financial condition in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of

DB-NEW YORK NUCLEAR URANIUM FUND
(An Indirect Wholly Owned Subsidiary of
Deutsche Bank AG)

Notes to Statement of Financial Condition

December 16, 2008

contingent assets and liabilities at the date of the statement of financial condition.  Actual results could differ from those estimates.

(c)            Cash and cash equivalents

The Fund defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less.

(d)            Income Taxes

No provision for Federal, state, and local income taxes has been made in the accompanying financial statements, as investors are individually responsible for their own income taxes.

(3)           Management Fee and Initial Organization and Offering Expenses

(a)            Management Fee

Upon commencement of investment operations, the Fund will pay the Managing Owner a management fee (the “Management Fee”), monthly in arrears, equal to (i) 1/12th of 1.00% of the average daily net asset value of the Fund (approximately 1.00% per annum of the net asset value of the Fund) during each calendar month up to an average daily net asset value of the Fund of $500 million, and (ii) 1/12th of 0.75% of the average daily net asset value of the Fund (approximately 0.75% per annum of the net asset value of the Fund) during each calendar month greater than an average daily net asset value of the Fund of $500 million and up to an average daily net asset value of the Fund of $2 billion, and (iii) 1/12th of 0.50% of the average daily net asset value of the Fund (approximately 0.50% per annum of the net asset value of the Fund) during each calendar month greater than an average daily net asset value of the Fund of $2 billion, after giving effect to any share creations or redemptions on the first business day of the month or the last business day of the preceding month, respectively.

(b)            Initial Organization and Offering Expenses

The Managing Owner has incurred all costs of organizing the Fund and arranging for the initial offering of the securities.  These costs, which aggregate to $1,219,800, have not been billed to the Fund by the Managing Owner due to the uncertainty surrounding the Fund’s ultimate obligation to reimburse the Managing Owner for such costs.

Costs incurred in connection with organizing the Fund and the initial offering of the shares (the “Initial O&O Expenses”), will be paid by the Managing Owner, subject to reimbursement by the Fund, without interest, in thirty-six monthly payments during each of the first thirty-six months after the commencement of the Fund’s operations, subject to a cap in the amount of 2.50% of the aggregate amount of the net proceeds of the initial offering and the value of all creation transactions during the first thirty-six months of the Fund’s operations.  The Fund is only obligated to reimburse the Managing Owner for the Initial O&O Expenses when the aggregate daily net asset value of the Fund exceeds $500 million.  If the Fund terminates before the Managing Owner has been fully reimbursed for any of the Initial O&O Expenses, the Managing Owner will not be entitled to receive any unreimbursed portion of the Initial O&O

DB-NEW YORK NUCLEAR URANIUM FUND
(An Indirect Wholly Owned Subsidiary of
Deutsche Bank AG)

Notes to Statement of Financial Condition

December 16, 2008

Expenses outstanding as of the termination date.  In no event will the aggregate amount of payments by the Fund to the Managing Owner in respect of reimbursement of Initial O&O Expenses in any month exceed 0.50% per annum of the net asset value of the Fund.  The Initial O&O Expenses do not include payments to the Managing Owner and the uranium broker of fees, uranium brokerage commissions and expense reimbursements in connection with the procurement of the Fund’s initial holdings of Uranium.

Organization and offering expenses relating to the Fund means those expenses incurred in connection with its formation, the qualification and registration of the shares and in offering, distributing and processing the shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund or the initial and continuous offering of the shares.

(4)           Termination

The term of the Fund is perpetual (unless terminated earlier in certain circumstances) as defined in the Prospectus.

(5)           Creation and Redemption of Shares

After the initial offering, the Fund will create and redeem shares quarterly, but only in one or more Baskets (a Basket equals a block of 200,000 Shares).

Redemptions will not be permitted during the initial offering period.

EXHIBIT A

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by DB-New York Nuclear Uranium Fund (the “Fund”) and DB Commodity Services LLC (the “Managing Owner”).  The Fund and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected.  In the normal course of business, the Fund and the Managing Owner may collect the following types of information concerning investors in the Fund who are natural persons:

•           Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•           Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used.  Any and all nonpublic personal information received by the Fund or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Fund by such an investor in the Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Fund or the Managing Owner without prior notice to such investors.  Such service providers include but are not limited to the Selling Agents, administrators, auditors and the legal advisers of the Fund.  Additionally, the Fund and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order.  The same privacy policy will also apply to the Shareholders who have fully redeemed.

For questions about the privacy policy, please contact the Fund.

EXHIBIT B

GLOSSARY

The following is a glossary of certain terms used in this document:

concentrate
The product resulting from the milling of uranium ore, typically containing 80 – 90% U3O8, which is also referred to as "yellowcake". It is usually measured in terms of pounds of contained U3O8 or kilograms of contained U.

depleted uranium tails	Uranium where the U235 content is below the naturally occurring 0.711% as the result of the enrichment process.

enrichment
An isotopic separation process that increases the portion of the U235 isotope in relation to U238 in natural uranium.  In addition to the enriched uranium, this process also produces uranium depleted in U235.  Enrichment is accomplished in the United States through a process called gaseous diffusion.

enrichment tails assay
A measure of the amount of fissile uranium (U235) remaining in the waste stream from the uranium enrichment process.  The natural uranium “feed” that enters the enrichment process generally contains 0.711% (by weight) U235.  The “product stream” contains enriched uranium (more than 0.711% U235) and the “waste” or “tails” stream contains depleted uranium (less than 0.711% U235).

ﬁssile	Capable of capturing a slow (thermal) neutron and undergoing nuclear ﬁssion. U235 is fissile uranium and U238 is non-fissile uranium.

ﬁssion	The physical reaction of splitting atoms in a chain reaction forming the basis for nuclear energy generation.

HEU or highly enriched uranium	Any form of uranium with a U235 concentration of 20% or higher.

HSE	The UK Health and Safety Executive.

isotope	Different forms of atoms of the same element.

kgU	Kilograms of uranium which is equal to pounds of U3O8 multiplied by 2.59978.

Kyoto Protocol	An international agreement designed to limit global greenhouse gas emissions made under the United Nations Framework Convention on Climate Change (UNFCCC).

long term price	The price for product sold or purchased under contract for multiple deliveries beginning after one year.

megawatts	1000 kilowatts.

Mixed Oxide Fuel (MOX)	MOX is the abbreviation for a fuel for nuclear power plants that consists of a mixture of uranium oxide and plutonium oxide.

natural uranium	Uranium whose isotopic composition, as it occurs in nature (approximately 0.711% U235), has not been altered.

NPT	The 1970 Treaty on the Non-proliferation of Nuclear Weapons.

plutonium	A by-product of nuclear ﬁssion in reactors which can be recovered from spent fuel and recycled.

pound or lb	One pound avoir dupois.

recycling	The re-use of valuable products which arise from the processing of nuclear materials.

reprocessed uranium	Uranium which has been recovered from the reprocessing of spent nuclear fuel.

spot price	The price for product sold or purchased for delivery within one year.

storage facility	The operator of a facility licensed to receive, store and transform Uranium into another chemical form suitable for subsequent processing.

Separative Work Unit (SWU)
This is a complex unit which is a function of the amount of uranium processed and the degree to which it is enriched (i.e., the extent of increase in the concentration of the U235 isotope relative to the remainder).  The unit is strictly: Kilogram Separative Work Unit, and it measures the quantity of separative work (indicative of energy used in enrichment) when feed and product quantities are expressed in kilograms.

Tails UF6	The depleted product stream from the Uranium enrichment process.

U235	The only naturally occurring isotope of uranium which is capable of ﬁssion and is present in approximately 0.711% by weight in natural uranium.

U3O8	Triuranium octoxide.

UF6
Uranium hexaﬂuoride, a compound of uranium produced during the conversion process, which is a gas above 56 degrees Celsius and thus suitable for use in the enrichment process to manufacture fuel for nuclear reactors.

Uranium
U3O8 having a content of the isotope U235 of 0.711 weight per cent that is in accordance with the standard speciﬁcations of the relevant storage facility in force at the time of Admission and that has been accepted by the said storage facility for processing without application of surcharges.

yellowcake	The name often used for concentrates produced from the product resulting from the milling of uranium ore.

PART II

Information Not Required in Prospectus

Item 13.                 Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement.

Approximate Amount
Securities and Exchange Commission Registration Fee	$39,300
Financial Industry Regulatory Authority Filing Fee	75,500
Printing Expenses	75,000
Fees of Certified Public Accountants	30,000
Fees of Counsel	1,000,000
Total	$1,219,800

Item 14.         Indemnification of Directors and Officers.

Section 4.7 of the Amended and Restated Declaration of Trust and Trust Agreement of the Fund filed as exhibits to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the Managing Owner.  The Managing Owner (including Covered Persons as provided under the Amended and Restated Declaration of Trust and Trust Agreement) shall be indemnified by the Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Fund provided that (i) the Managing Owner was acting on behalf of or performing services for the Fund and has determined, in good faith, that such course of conduct was in the best interests of the Fund and such liability or loss was not the result of negligence, misconduct, or a breach of the Amended and Restated Declaration of Trust and Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement).  All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner.  The source of payments made in respect of indemnification under the Amended and Restated Declaration of Trust and Trust Agreement shall be from assets of the Fund.

Item 15.         Recent Sales of Unregistered Securities.

None.

Item 16.         Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

        (a)   Exhibits.  The following exhibits are filed herewith:

Exhibit
Number              Description of Document

1.1           Form of Underwriting Agreement*

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1.2           Form of Selling Agent Agreement*

4.1           Declaration of Trust and Trust Agreement of the Registrant**

4.2           Amended and Restated Declaration of Trust and Trust Agreement of the Registrant*

4.3           Form of Participant Agreement*

4.4           Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1           Form of Opinion of Richards, Layton & Finger as to legality

8.1           Form of Opinion of Sidley Austin llp as to income tax matters

10.1           Form of Uranium Escrow Agreement*

10.2           Form of Uranium Account Administrator and Uranium Broker Agreement*

10.3           Form of Uranium Account Agreement with Storage Facility One*

10.4           Form of Fund Administration and Accounting Agreement*

10.5           Form of Global Custody Agreement

10.6           Form of Transfer Agency and Service Agreement*

10.7           Form of Calculation Agent Agreement*

10.8           Form of UraniumOnLine Access Agreement*

10.9           Form of Distribution Services Agreement*

23.1           Form of Consent of Sidley Austin llp is included as part of Registration Statement

23.2           Consent of Richards, Layton & Finger is included as part of Exhibit 5.1

23.3           Form of Consent of Sidley Austin llp as tax counsel is included as part of Registration Statement

23.4   Consent of KPMG, Independent Registered Public Accounting Firm, is included as part of Registration Statement

______________________
*  To be filed by amendment.
** Previously filed as an exhibit to Registration Statement on Form S-1 on November 7, 2008 and incorporated herein by reference.

(b)  The following financial statements are included in the Prospectus:

DB-New York Nuclear Uranium Fund

(i) Report of Independent Registered Public Accounting Firm
(ii) Statement of Financial Condition as of December 16, 2008
(iii) Notes to Statement of Financial Condition

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Item 17.                      Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if  the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

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(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 5th day of  February, 2009.

DB-New York Nuclear Uranium Fund

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ Kevin Rich
Name: Kevin Rich
Title: Managing Director and Chief Executive Officer

By:	/s/ Michael Gilligan
Name: Michael Gilligan
Title: Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.

DB Commodity Services LLC, Managing Owner Of Registrant

/s/ Kevin Rich Name: Kevin Rich	Managing Director and Chief Executive Officer (Principal Executive Officer)	February 5, 2009

/s/ Michael Gilligan Name: Michael Gilligan	Principal Financial Officer	February 5, 2009

/s/ Martin Kremenstein Name: Martin Kremenstein	Chief Operating Officer, Chief Investment Officer and Vice President	February 5, 2009

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(Being principal executive officer, the principal financial and accounting officer and all of the managers of the Board of Managers of DB Commodity Services LLC)

DB Commodity Services LLC, Managing Owner Of Registrant

/s/ Kevin Rich Name: Kevin Rich	Managing Director and Chief Executive Officer (Principal Executive Officer)	February 5, 2009

/s/ Michael Gilligan Name: Michael Gilligan	Principal Financial Officer	February 5, 2009

/s/ Martin Kremenstein Name: Martin Kremenstein	Chief Operating Officer, Chief Investment Officer and Vice President	February 5, 2009
/s/ Hans Ephraimson Name: Hans Ephraimson		February 5, 2009

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